UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.         )

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KILROY REALTY CORPORATION

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KILROY REALTY CORPORATION

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

April 12, 2013

Dear Stockholder:

You are cordially invited to attend Kilroy Realty Corporation’s 2013 annual meeting of stockholders. This year’s meeting will be held at 9:00 a.m. local time (Pacific) on Thursday, May 23, 2013, at our corporate offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064.

Please refer to the following Notice of Annual Meeting of Stockholders and Proxy Statement for detailed information about this year’s meeting and each of the proposals expected to be considered and acted upon at the meeting.

Your vote is very important to us and it is important that your shares be represented at the meeting. To ensure your vote is recorded promptly, we urge you to vote your shares as soon as possible over the Internet or, if you received a paper copy of our proxy materials by mail, by telephone (if available), or by completing and mailing the proxy card or voting instruction form enclosed with the proxy materials you received, whether or not you expect to attend the meeting.

Sincerely,

Tyler H. Rose
Executive Vice President, Chief Financial Officer and Secretary

KILROY REALTY CORPORATION

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, May 23, 2013

To the Stockholders of Kilroy Realty Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Kilroy Realty Corporation, a Maryland corporation (“we,” “our,” “us,” or the “Company”), will be held at 9:00 a.m. local time (Pacific) on Thursday, May 23, 2013, at the Company’s principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064. At the Annual Meeting, stockholders will be asked to consider and vote on the following proposals (the “Proposals”):

1.

To elect five directors nominated by our Board of Directors (the “Board”) and named in the Proxy Statement to hold office until the annual meeting of stockholders in the year 2014, and until their successors are duly elected and qualified.

2.	To approve, on an advisory basis, the compensation of our named executive officers.

3.	To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

4.	To amend and restate the Kilroy Realty 2006 Incentive Award Plan, as amended.

5.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The Proposals are more fully described in the following Proxy Statement, which forms a part of this notice and is incorporated herein by reference.

The Board has fixed the close of business on March 15, 2013 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting, or any adjournment(s) or postponement(s) thereof.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible to ensure your shares are represented at the Annual Meeting. If you attend the Annual Meeting and vote in person, your proxy or voting instructions will not be used.

By Order of the Board of Directors,

Tyler H. Rose
Executive Vice President, Chief Financial Officer and Secretary

April 12, 2013

Los Angeles, California

PROXY STATEMENT

KILROY REALTY CORPORATION

12200 W. Olympic Boulevard, Suite 200

Los Angles, California 90064

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Kilroy Realty Corporation, a Maryland corporation (“we,” “our,” “us,” or the “Company”), of proxies from the holders of the Company’s issued and outstanding shares of common stock, par value $.01 per share (the “Common Stock”), to be exercised at the 2013 annual meeting of stockholders (the “Annual Meeting”) to be held at 9:00 a.m. local time (Pacific) on Thursday, May 23, 2013, at the Company’s principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064, including any adjournment(s) or postponement(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and form of proxy are first being sent or made available to security holders is April 12, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

This Proxy Statement and our 2012 Annual Report on Form 10-K are available at

www.proxyvote.com.

This website address contains the following documents: the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2012 (“proxy materials”). You are encouraged to access and review all of the important information contained in our proxy materials before voting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to the beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

What is the purpose of the Annual Meeting?

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals (the “Proposals”):

1. Election	of five directors to the Board to serve until the annual meeting of stockholders in the year 2014, and until their successors are duly elected and qualified;

2. Approval,	on an advisory basis, of the compensation of our named executive officers;

3. Ratification	of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

4. Amendment	and restatement of the Kilroy Realty 2006 Incentive Award Plan, as amended (the “2006 Plan”); and

5. Transaction	of such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

What are the Board’s recommendations on each of the Proposals?

The Board recommends that stockholders vote:

1. “FOR	ALL” of the Board’s five nominees for election to the Board: John B. Kilroy, Jr., Edward F. Brennan, Ph.D., William P. Dickey, Scott S. Ingraham and Dale F. Kinsella;

2. “FOR”	approval, on an advisory basis, of the compensation of our named executive officers;

3. “FOR”	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

4. “FOR”	the amendment and restatement of the 2006 Plan.

Who is entitled to vote?

Only the holders of record of the shares of Common Stock at the close of business on March 15, 2013 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter voted upon at the meeting. As of the Record Date, 75,349,705 shares of Common Stock were outstanding.

May I attend the Annual Meeting?

You may attend the Annual Meeting if you were a stockholder of record or a beneficial holder of shares of Common Stock at the close of business on the Record Date, or you hold a valid legal proxy for the Annual Meeting. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the Annual Meeting. You should also be prepared to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. If you are not a stockholder of record but you are a beneficial holder of shares of Common Stock because you hold your shares in “street name,” you should provide proof of beneficial ownership as of the Record Date, such as an account statement reflecting your stock ownership as of the Record Date, a copy of the Notice or voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership, as well as your photo identification, for admission. We reserve the right to determine the validity of any purported proof of beneficial ownership. If you do not have proof of ownership, you may not be admitted to the Annual Meeting. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions. For directions to the Annual Meeting, contact the Company in writing at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary or by telephone at (310) 481-8400.

How do I vote?

You may vote by submitting a proxy or voting instructions prior to the Annual Meeting or you may vote by attending the Annual Meeting and voting in person.

Submitting a Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of Common Stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of Common Stock as a record holder and you are reviewing a paper copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. The Internet and telephone voting facilities for record holders will close at 11:59 p.m. E.D.T. on May 22, 2013. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Submitting Voting Instructions for Shares Registered in Street Name. If you hold your shares of Common Stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written voting instruction form by mail. Please submit your voting instructions by the deadline specified by your broker, bank or nominee.

Vote in Person at the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee.

Can I revoke or change my vote after I submit my proxy or voting instructions?

A stockholder of record giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by (a) delivering a later dated proxy card or by submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions will be followed), (b) delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting, or (c) by voting in person at the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy. If your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change or revoke your voting instructions.

How is my vote counted?

The shares of Common Stock represented by all properly submitted proxies will be voted at the Annual Meeting as instructed or, if no instruction is given, will be voted “FOR” the election of the director nominees named in Proposal No. 1, “FOR” Proposal No. 2, “FOR” Proposal No. 3 and “FOR” Proposal No. 4. As to any other business that may properly come before the Annual Meeting, all properly submitted proxies will be voted by the persons named in the proxy card, at their discretion. The Company does not presently know of any other business that may come before the Annual Meeting.

If you hold your shares of Common Stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal No. 3 (the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending

December 31, 2013) is considered routine under applicable rules of the NYSE, while each of the other Proposals to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares of Common Stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal No. 3 at the Annual Meeting, but will not be permitted to vote your shares on any of the other Proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal No. 3 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

What constitutes a quorum?

A majority of the shares of Common Stock issued and outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

What vote is required to approve each Proposal?

Proposal No. 1 – Election of Directors. To be elected as a director, a nominee must receive a plurality of all the votes cast in the election of directors at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of directors, abstentions and broker non-votes will not be counted as votes cast and, therefore, will not be counted in determining the result of the election of the directors.

Proposal No. 2 – Advisory Approval of the Compensation of Named Executive Officers. The affirmative vote of a majority of votes cast at the Annual Meeting will be required for the advisory (non-binding) approval of the compensation of our named executive officers (“Say-on-Pay”). Broker non-votes and abstentions will not be counted as votes cast and, therefore, will not be counted in determining the result of the Say-on-Pay vote. The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee of our Board (the “Compensation Committee”) or our Board. Although non-binding, our Board values the opinions that our stockholders express in their votes and the votes will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

Proposal No. 3 – Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm. The affirmative vote of a majority of votes cast at the Annual Meeting will be required for the approval of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Abstentions will not be counted as votes cast and, therefore, will not be counted in determining the result of the vote on the Proposal.

Proposal No. 4 – Approval of Amendment and Restatement of 2006 Plan. The affirmative vote of a majority of votes cast at the Annual Meeting will be required to amend and restate the 2006 Plan, provided that the total votes cast on this Proposal represents over 50% in interest of all securities entitled to vote on the Proposal. For purposes of the vote on the proposed amendment and restatement of the 2006 Plan, any abstentions will be treated as votes cast and, therefore, will not be counted in determining the result of the vote on the Proposal. Broker non-votes will not be treated as votes cast for this purpose, but they could impair our ability to satisfy the requirement that the total votes cast on the Proposal represent over 50% in interest of all securities entitled to vote on the Proposal.

Additional Information

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ON BEHALF OF THE COMPANY WITH RESPECT TO THE PROPOSALS OTHER

THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

The Company’s principal executive offices are located at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, telephone (310) 481-8400, and the Company’s website is www.kilroyrealty.com. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this Proxy Statement. References herein to the “Company” refer to Kilroy Realty Corporation and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is April 12, 2013.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Pursuant to the Company’s Articles of Restatement, the Company’s bylaws, as amended (the “Bylaws”), and resolutions adopted by the Company’s Board, the Board presently consists of five directors with each director serving a term that continues until the annual meeting of stockholders to be held in the year following the year of his or her election and until his or her successor is elected and qualified. On February 28, 2013, Mr. John Kilroy, Sr. resigned from the Board after serving as our Chairman of the Board since our initial public offering in 1997, resulting in one vacancy on the Board. The Nominating/Corporate Governance Committee has not at this time identified a director candidate to recommend as a nominee to fill the existing vacancy on the Board. Following the Annual Meeting, the Nominating/Corporate Governance Committee intends to commence a search for a qualified candidate to join the Board. Accordingly, the Board has nominated five director candidates for election to the Board at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proposal.

Nominees for Director

Upon the recommendation of the Nominating/Corporate Governance Committee, the Board has nominated John B. Kilroy, Jr., Edward F. Brennan, Ph.D., William P. Dickey, Scott S. Ingraham and Dale F. Kinsella for election to the Board for a term continuing until the annual meeting of stockholders to be held in 2014 and until their respective successors are elected and qualified. All of our director nominees are currently directors of the Company and all director nominees were previously elected to serve on the Board by our stockholders.

Except as otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of all of the nominees to the Board. The nominees have consented to be named in this Proxy Statement and to serve as directors if elected. Biographical summaries of the experience of our directors can be found in this Proxy Statement under the caption “Certain Information with Respect to Board of Directors.”

Vote Required

The election of each of the director nominees requires a plurality of the votes cast in the election of directors by the holders of the shares of Common Stock entitled to vote, either present in person or by proxy at the Annual Meeting.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES.

PROPOSAL NO. 2: ADVISORY APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers (often referred to as a “Say-on-Pay” vote) as such compensation is disclosed pursuant to the Securities and Exchange Commission’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables, the narratives accompanying those tables and the “Compensation Discussion and Analysis” section).

We believe that our performance in 2012 was exceptional and that the structure of our executive compensation program contributed to our achievements by incentivizing our executives to grow the Company in a way that creates long-term value for our stockholders. Highlights of our Company’s performance in 2012, including the achievement of double-digit total stockholder return (“TSR”) on a one- and three-year basis, are outlined below in the “Compensation Discussion and Analysis” section under the heading “Strong 2012 Company Performance.”

The members of our Compensation Committee favor a strong pay-for-performance approach to executive compensation and value stockholder feedback. In response to the 2012 Say-on-Pay vote, the Compensation Committee, the Board and management reviewed the Company’s compensation and governance practices, considered analyst reports, engaged with consultants and advisors, and solicited input from stockholders who together own more than 50% of our Company’s Common Stock, which resulted in the following changes and decisions relating to our executive compensation program:

•

Equity Awards with Performance-Based Vesting Requirements.    Half the equity awards granted to each of our named executive officers in January 2013 include performance-based vesting requirements in addition to time-based vesting requirements. These awards place a heightened emphasis on performance and this change in our approach to our annual equity awards was specifically in response to the feedback we received from our stockholders.

•

Tax Gross-Up Provisions Eliminated.    We eliminated the tax “gross-up” provision for change in control excise taxes that was included in the previous version of Mr. Hawken’s employment agreement. The tax “gross-up” provision in the previous version of Mr. Kilroy, Jr.’s employment agreement was eliminated before the 2012 annual meeting of our stockholders. No other employment agreement has a tax “gross-up.”

•

Generally, No Increase in 2012 Annual Cash Bonuses Above 2011 Levels.    The Compensation Committee decided that cash bonuses for our named executive officers (“NEOs”) who were NEOs for 2011 should generally not exceed 2011 levels, except for an increase for Mr. Kilroy, Jr. in connection with the negotiation of amendments to his employment agreement described in the “Compensation Discussion and Analysis” section.

•

Generally, No Increase in 2012 and 2013 Base Salaries.    With limited exceptions noted in the “Compensation Discussion and Analysis” section below (including an increase in Mr. Kilroy, Jr.’s base salary level for 2012 that was approved before our 2012 annual meeting), the Compensation Committee did not increase 2012 or 2013 base salaries for our named executive officers who were NEOs for 2011 over the level in effect for the preceding year.

•

Modified Peer Group.    Our peer group was significantly redesigned following our 2012 annual meeting relative to our 2011 peer group and reflects our determination to incorporate more sector-specific and direct geographic competitors in the group. We received feedback from certain institutional stockholders regarding the relative size of the companies in our previous peer group. We believe that the new peer group, which was reduced from 27 to 18 companies, addresses these concerns because, as of December 31, 2012, our equity market capitalization of approximately $3.5 billion was greater than the median equity market capitalization of the companies in our peer group, which was approximately $3.2 billion.

In evaluating our executive compensation program for 2012, we think it is important to note that we granted certain special equity awards prior to our 2012 annual meeting (as disclosed in our 2012 proxy statement) that are not part of our “regular” annual compensation program. Specifically, we granted (a) long-term retention stock options that vest over five years to 27 officers, including our named executive officers, and (b) a one-time special restricted stock unit award to Mr. Kilroy, Jr., which is 50% performance-based and vests over seven years, in recognition of his excellent and longstanding service to the Company (over 30 years of service with the Company and its predecessors), to incentivize him over the remaining term of his employment agreement and in connection with his voluntarily relinquishing several legacy rights under his employment agreement. Although no stock options vested in 2012 and only 1/7th of Mr. Kilroy, Jr.’s special RSU award vested in 2012, the entire grant-date fair value for all of these awards appears as 2012 compensation for our named executive officers in the Summary Compensation Table in accordance with applicable rules of the Securities and Exchange Commission. As a result, the 2012 compensation for our named executive officers, and for Mr. Kilroy, Jr. in particular, appears significantly higher than the way our Compensation Committee views this compensation (with the compensation attributable to the special equity awards spread out over the applicable long-term vesting period). These special awards are intended to promote retention, encourage enhanced performance and help ensure effective leadership over the long-term vesting periods applicable to the awards.

Over the past two years, we have also made a number of additional changes to our executive compensation program that are generally favored by stockholders and are intended to strengthen the link between the Company’s performance and the compensation we pay to our executives. These additional changes are summarized in the “Compensation Discussion and Analysis” section and include the elimination of single-trigger change in control and accelerated vesting of performance-based equity awards upon retirement provisions, the adoption of a clawback policy, the implementation of a new anti-hedging policy, and an increase in our stock ownership guidelines.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules of the Securities and Exchange Commission, our Board will request your advisory vote to approve the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s executive compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis” section, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.”

This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of this vote when making future compensation decisions for our named executive officers.

The Company’s current policy is to provide our stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders. It is expected that the next Say-on-Pay vote will be held at the 2014 annual meeting of stockholders.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are seeking stockholder ratification of our appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

A representative of Deloitte & Touche LLP is expected to be present at our Annual Meeting and available to respond to appropriate questions or make any other statements as such representative deems appropriate.

Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain Deloitte & Touche LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our stockholders.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will be approved if a majority of the votes cast at the Annual Meeting are cast in favor of the Proposal.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

PROPOSAL NO. 4: APPROVAL OF AMENDMENT AND RESTATEMENT OF 2006 INCENTIVE AWARD PLAN

General

At the Annual Meeting, stockholders will be asked to approve an amendment and restatement of the Kilroy Realty 2006 Incentive Award Plan, as amended (the “2006 Plan”), which was adopted, subject to stockholder approval, by the Board on April 8, 2013. The amended and restated 2006 Plan reflects the following amendments that are subject to stockholder approval of this 2006 Plan proposal:

•

Increase in Aggregate Share Limit.    The 2006 Plan currently limits the aggregate number of shares of the Company’s Common Stock that may be delivered pursuant to all awards granted under the plan to 6,120,000 shares. The proposed amendments would increase this limit by an additional 1,400,000 shares so that the new aggregate share limit for the 2006 Plan would be 7,520,000 shares (the “Share Limit”). The proposed amendments would also include an aggregate share limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the 2006 Plan of 7,000,000 shares. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2006 Plan Share Limit described above.

•

Change to Fungible Share Limit.    The 2006 Plan currently provides that shares issued in respect of any “full-value award” (which generally includes awards other than stock option grants and stock appreciation rights) are counted against the 2006 Plan aggregate Share Limit described above as 2.92 shares for every one share actually issued in connection with the award. The 2006 Plan also currently provides that shares issued in respect of certain types of stock options and other awards are counted against the Share Limit described above at certain premium ratios ranging from 1.15 shares to 1.29 shares for every one share actually issued in connection with the award. The proposed amendments would eliminate all of these fungible or premium share counting rules as to awards granted under the 2006 Plan on or after March 31, 2013 so that shares issued in respect of any award granted under the 2006 Plan on or after March 31, 2013 will be counted against the Share Limit on a one-for-one basis.

•	Extension of Plan Term. The 2006 Plan is currently scheduled to expire in March 2016. The proposed amendments would extend the term of the 2006 Plan until April 7, 2023.

•

Extension of Performance-Based Award Feature.    One element of the 2006 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code. These awards are referred to as “Performance-Based Awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2006 Plan which may also qualify as performance-based compensation for Section 162(m) purposes. If stockholders approve this 2006 Plan proposal, the Performance-Based Award feature of the 2006 Plan will be extended through the first annual meeting of stockholders that occurs in 2018 (this expiration time is earlier than the general expiration date of the 2006 Plan and is required under applicable tax rules). (See “Summary Description of the 2008 Performance Incentive Plan – Performance-Based Awards” below.)

As of March 31, 2013, 75,349,705 shares of Common Stock were outstanding, and 1,826,503 common units of Kilroy Realty, L.P., our Operating Partnership (the “Operating Partnership”), were outstanding. As of March 31, 2013, a total of 2,865,553 shares of Common Stock were subject to outstanding awards granted under the 2006 Plan and an additional 142,532 shares of Common Stock were then available for new award grants under the 2006 Plan. (These amounts do not reflect the award of restricted stock units to Mr. Hawken approved by the Compensation Committee in early April 2013 and described in more detail in the “Compensation Discussion and Analysis” section below.) None of the outstanding awards covered interests in the Operating Partnership. Of the 2,865,553 shares of Common Stock that were then subject to outstanding 2006 Plan awards, 1,528,000 were subject to stock options, 829,044 were subject to vested but deferred (not paid) RSUs, 460,559 were subject to unvested RSUs, and 47,950 were subject to unvested restricted stock awards.

The Board believes that the 2006 Plan helps to promote the success and enhance the value of the Company by continuing to link the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance. The Board approved the foregoing amendments based on a belief that the number of shares of the Common Stock available under the 2006 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. The Board believes that these amendments would give the Company greater flexibility to structure future incentives and better attract, retain and award key employees.

If stockholders do not approve this 2006 Plan proposal, the current share limits under, and other terms and conditions of, the 2006 Plan will continue in effect.

The principal terms of the 2006 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2006 Plan, which appears as Appendix A to this Proxy Statement.

Shares Available for Awards

Subject to certain adjustments set forth in the 2006 Plan, the maximum number of shares of Common Stock that may be issued or awarded under the 2006 Plan will be increased to 7,520,000 shares. To the extent that an award terminates, expires, lapses for any reason, or is settled in cash, any shares subject to the award will again be available for the grant of an award pursuant to the 2006 Plan, except that any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award are counted as issued or transferred to the participant and are not again available for the grant of an award. In addition, stock appreciation rights, or “SARs,” that are settled in stock count against the shares available for grant or issuance under the 2006 Plan based on the number of shares underlying these stock appreciation rights, without regard to the number of shares actually delivered to the participant in respect of stock-settled SARs upon exercise. The Company may not increase the applicable share limits of the 2006 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

The proposed amendments would also provide that, for purposes of calculating the number of shares available for issuance under the Share Limit, awards granted under the 2006 Plan on or after March 31, 2013 will be counted against the Share Limit on a one-for-one basis.

Awards

The 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units in the Operating Partnership (as described below), performance bonus awards, performance-based awards and other incentive awards to eligible individuals. The 2006 Plan further provides that the maximum number of shares which may be subject to awards granted to any one participant during any calendar year is 1,500,000 and the maximum amount that may be paid to a participant in cash during any calendar year with respect to cash-based awards is $30,000,000.

Stock Options

Stock options, including incentive stock options, as defined under Section 422 of the Internal Revenue Code, and nonqualified stock options, may be granted pursuant to the 2006 Plan. The option exercise price of all stock options granted pursuant to the 2006 Plan will not be less than 100% of the fair market value of our stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at the time of grant. Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000 (or the option otherwise fails to qualify as an incentive stock option), such option will be treated as a nonqualified stock option. Stock options may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. However, in the case of an option granted to a person who owns more than 10% of our stock on the date of grant, such term will not exceed five years.

Restricted Stock

Eligible employees, consultants and directors may be issued restricted stock in such amounts and on such terms and conditions as determined by the plan administrator. Restricted stock will be subject to restrictions on transferability and other such restrictions as the plan administrator may determine, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of grant of the award or thereafter.

Stock Appreciation Rights

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of our stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR. The plan administrator may issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the plan, except that SARs may not be exercised more than ten years after the applicable date of grant. The plan administrator may elect to pay SARs in cash, in Common Stock or in a combination of cash and Common Stock.

Other Awards Under the Plan

The 2006 Plan provides that the plan administrator may also grant or issue performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, performance bonus awards, performance-based awards and other incentive awards or any combination thereof to eligible employees, consultants and directors. The terms of each such grant or issuance will be set by the plan administrator in its discretion. The plan administrator may establish the exercise price or purchase price, if any, of any such award, provided that such price will not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

Any such award will only vest or be exercisable or payable while the participant is an employee or consultant of the Company, the Operating Partnership, or the Kilroy Realty TRS, Inc. (“TRS”) or any of their subsidiaries, or a director of the Company or the TRS, except that the plan administrator may provide that such an award may vest or be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control (as defined in the plan) of the Company, or because of the participant’s retirement, death or disability, or otherwise. However, to the extent required to preserve the tax deductibility under Section 162(m) of the Internal Revenue Code, any such provision with respect to performance shares or performance stock units that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code will be subject to the requirements of Section 162(m) of the Internal Revenue Code that apply to such “qualified performance-based compensation.”

Payments with respect to any such award, other than profits interest units, will be made in cash, in Common Stock or a combination of both, as determined by the plan administrator. Each award granted under the 2006 Plan will be subject to such additional terms and conditions as determined by the plan administrator and will be evidenced by a written award agreement.

Performance Shares.    Awards of performance shares are denominated in a number of shares of our stock and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Performance Stock Units.    Awards of performance stock units are denominated in units equivalent to shares of our stock and/or units of value, including dollar value of shares of our stock, and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Dividend Equivalents.    Dividend equivalents are rights to receive the equivalent value (in cash or our stock) of dividends paid on our stock. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the participant, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2006 Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

Stock Payments.    Stock payments include payments in the form of our stock or options or other rights to purchase our stock, in each case made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the plan administrator and may be based upon specific performance criteria determined appropriate by the plan administrator, determined on the date such stock payment is made or on any date thereafter.

Deferred Stock.    Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the plan administrator. Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or upon the satisfaction of performance criteria set by the plan administrator, and unless otherwise provided by the plan administrator, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Restricted Stock Units.    Restricted stock units, or RSUs, may be granted to any participant in such amounts and subject to such terms and conditions as determined by the plan administrator. At the time of grant, the plan administrator will specify the date or dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the plan administrator will specify the maturity date applicable to each grant of restricted stock units which will be no earlier than the vesting date or dates of the award and may be determined at the election of the participant. On the maturity date, we will transfer to the participant one unrestricted, fully transferable share of our stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The plan administrator will specify the purchase price, if any, to be paid by the participant to us for such shares of our stock.

Profits Interest Units.    To the extent authorized by the partnership agreement of the Operating Partnership, the 2006 Plan authorizes the grant of units in the Operating Partnership that are intended to constitute “profits interests” within the meaning of the Internal Revenue Code and published Internal Revenue Service guidance. Profits interests may only be granted to participants for the performance of services to or for the benefit of the Operating Partnership in the participant’s capacity as a partner in the Operating Partnership, in anticipation of the participant becoming a partner of the Operating Partnership, or as otherwise determined by the plan administrator, provided that the profits interest units would constitute “profits interests” within the meaning of the Internal Revenue Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service. At the time of grant, the plan administrator will specify the number of profits interest units subject to the award, the purchase price, if any, of the units and the date and conditions on which the profits interest units will vest. The plan administrator may impose transferability restrictions and other restrictions upon profits interest units.

Other Incentive Awards.    Participants as selected by the plan administrator may be granted other incentive awards that provide for shares of Common Stock or the right to purchase shares of Common Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of Common Stock, stockholder value or stockholder return. Other incentive awards may also be linked to any performance criteria determined appropriate by the plan administrator. Amounts payable under other incentive awards may be in cash, Common Stock, units of the Operating Partnership, or a combination of any of the foregoing, as determined by the plan administrator.

Performance Bonus Awards.    Any participant selected by the plan administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the plan administrator and relate to any one or more performance criteria determined appropriate by the plan administrator on a specified date or dates or over any period or periods determined by the plan administrator. Any such cash bonus (and other performance-vesting awards described above) paid to a “covered employee” may be structured as “qualified performance-based compensation” each within the meaning of Section 162(m) of the Internal Revenue Code.

No Repricing

In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the 2006 Plan administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility

Employees and consultants of the Company, the TRS, the Operating Partnership or their subsidiaries, and directors of the Company or the TRS, are eligible to be granted non-qualified stock options, restricted stock, stock appreciation rights, performance share awards, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, other incentive awards and performance bonus awards under the 2006 Plan. Only employees of the Company and its qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code. Currently, approximately 209 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the Company’s four non-employee directors, are considered eligible under the 2006 Plan.

While all of our employees are technically eligible to receive awards under the 2006 Plan, in 2012 we granted awards to 29 employees and each of our non-employee directors. We are mindful of the dilution to stockholders that can be caused by equity awards. When approving equity awards, the Compensation Committee takes potential dilution to stockholders into account and uses its judgment to balance this consideration against the need to attract, retain and incentivize talent and to align executive and key employee interests with those of our stockholders.

Administration

The Board or one or more committees appointed by the Board administers the 2006 Plan. The Board has delegated general administrative authority for the 2006 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2006 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2006 Plan with respect to award grants including, without limitation, the authority:

•	To select participants and determine the type(s) of award(s) that they are to receive;

•	To determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	To cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	To accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	Subject to the other provisions of the 2006 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•

To determine whether an award may be settled in, or the purchase price of an award or shares of the Company’s Common Stock to be paid in, the form of cash, shares, other awards, or such other form as the Administrator may authorize and permitted by law.

Adjustments

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2006 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Assumption and Termination of Awards

Generally, and subject to limited exceptions set forth in the 2006 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, all awards then-outstanding under the 2006 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the Administrator provides for the assumption, substitution or other continuation of the award. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2006 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions

Subject to certain exceptions contained in Section 10.3 of the 2006 Plan, awards under the 2006 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

No Limit on Other Authority

The 2006 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s Common Stock, under any other plan or authority.

Termination of or Changes to the 2006 Plan

The Board may amend or terminate the 2006 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2006 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) If stockholders approve this 2006 Plan proposal, unless terminated earlier by the Board, the authority to grant new awards under the 2006 Plan will terminate on April 7, 2023. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences

Stock Options

With respect to nonqualified stock options, the Company, the Operating Partnership or the participant’s employer, as applicable, is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company, the Operating Partnership or the participant’s employer, as applicable, will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will apply. Certain additional special rules apply if the exercise price for an option is paid in stock previously owned by the participant rather than in cash.

Other Awards

The current federal income tax consequences of other awards authorized under the 2006 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company, the Operating Partnership or the participant’s employer, as applicable, will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Internal Revenue Code with respect to covered employees.

Profits Interest Units

Profits interest units that constitute “profits interests” within the meaning of the Internal Revenue Code and published Internal Revenue Service guidance will generally not be taxed at the time of grant, though the holder will be required to report on his income tax return his allocable share of the issuing partnership’s income, gain, loss, deduction, and credit, regardless of whether the issuing partnership makes a distribution of cash. Instead, such profits interest units are generally taxed upon a disposition of the profits interest unit or distributions of money to the extent that such amounts received exceed the basis in the profits interest units. Generally, no deduction is available to the Company upon the grant, vesting or disposition of the profits interest units.

If profits interests units are granted to a recipient who is an employee of the Company, the issuance of those profits interests may cause wages paid to the recipient to be characterized and subject to taxation as self- employment income. If treated as a self-employed partner, the recipient will be required to make quarterly income tax payments rather than having amounts withheld by the Company, the Operating Partnership or the participant’s employer, as applicable. Additionally, if self-employed, the recipient must pay the full amount of all “FICA” employment taxes on the employee’s compensation (in the form of “SECA” taxes rather than “FICA” taxes), whereas regular employees are only responsible for 50% of these taxes. To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees.

Code Section 409A

Certain types of awards under the 2006 Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and penalties under applicable state tax laws). To the extent applicable, the 2006 Plan and awards granted under the 2006 Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A or an available exemption from Section 409A.

Tax Deductibility and Section 162(m) of the Code

Section 162(m) of the Internal Revenue Code generally places a $1 million annual limit on the amount of compensation paid to certain of the Company’s executive officers that may be deducted by the Company for federal income tax purposes unless such compensation constitutes “qualified performance-based compensation” which is based on the achievement of pre-established performance goals set by a committee of the Board pursuant to an incentive plan that has been approved by the Company’s stockholders. The 2006 Plan provides that certain awards made thereunder may, in the discretion of the plan administrator, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m).

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20 percent payable by the recipient.

The 2006 Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act.

The preceding discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2006 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.

Specific Benefits under the 2006 Plan

We have not approved any awards that are conditioned upon stockholder approval of the proposed amendments to the 2006 Plan. Since March 31, 2013, we granted an award of 19,084 RSUs to Mr. Hawken as noted on page 53. We are not currently considering any other specific award grants under the 2006 Plan except for the annual grants of shares of Common Stock to non-employee directors described under the “Director Compensation” section below. These annual grants are determined based on the closing price of our Common Stock at the time of the grant as described below. Assuming, for illustrative purposes only, that the price of the Common Stock used for the conversion of the dollar amount for the annual grants under the non-employee director program ($100,000) into shares was $53.60 (the assumed closing price of our Common Stock on the applicable grant date), the number of shares that would be allocated to the Company’s four non-employee directors as a group pursuant to the annual grant formula is approximately 74,627. This figure represents the aggregate number of shares that would be subject to the annual grants under the director equity grant program for calendar years 2013 through 2022 (the ten remaining years in the term of the plan if stockholders approve this proposal). This calculation assumes, among other future variables, that there are no new eligible directors, there are four eligible directors seated and there are no changes to the awards granted under the director equity grant program. If the proposed amendments to the 2006 Plan had been in effect in fiscal 2012, we expect that our award grants for fiscal 2012 would not have been substantially different from those actually made in that year under the 2006 Plan. For information regarding stock-based awards granted to our named executive officers during fiscal 2012, see the material under the heading “Executive Compensation Tables” below.

The total number of shares of our Common Stock subject to awards that we granted under the 2006 Plan over the last three fiscal years are as follows: 193,489 shares in fiscal 2010, 206,134 shares in fiscal 2011, and 1,948,573 shares in fiscal 2012 (including stock options covering, in the aggregate, 1,550,000 shares and 206,477 shares subject to the special one-time RSUs awarded to Mr. Kilroy, Jr. in connection with the amendment of his employment agreement). Thus, we granted awards covering an average of 782,732 shares of our Common Stock annually over this three-year period, or an average of 713,906 shares of our Common Stock annually over this three-year period if the special one-time award to Mr. Kilroy Jr. is excluded. Taking into account that the stock options awarded in 2012 will not recur annually but we believe strongly in the need to provide long-term equity incentives to our executives and key employees for the reasons discussed in the Compensation Discussion and Analysis, we currently expect that the additional 1,400,000 shares subject to the proposed amendment of the 2006 Plan (together with the 142,532 shares available for new award grants under the 2006 Plan on March 29, 2013) will provide us with sufficient flexibility to continue equity awards under the 2006 Plan for approximately four or five more years. However, this is only an estimate, in our judgment, based on current circumstances. We are not currently contemplating any additional awards (other than the non-employee director awards noted above). The total number of shares that we award in any one year or from year-to-year may change based on any number of variables, including the value of our Common Stock, changes in compensation practices at our competitors or in the market generally, changes in the number of our employees, changes in the number of our directors and officers, the need to attract, retain and incentivize key talent, the type of awards we grant and how we choose to balance total compensation between cash and equity-based awards, and other factors. The weighted-average number of shares of our Common Stock outstanding in each of the last three years (in each case, assuming the conversion of all of the common units of the Operating Partnership) is 71,403,258 shares outstanding in 2012, 58,437,444 shares outstanding in 2011, and 51,220,618 shares outstanding in 2010.

As of the Record Date, the closing market price for a share of the Company’s Common Stock was $53.60 per share.

AGGREGATE PAST GRANTS UNDER THE PLAN

As of March 31, 2013, awards covering 3,519,993 shares of our Common Stock had been granted under the 2006 Plan. (This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2006 Plan.) The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises and restricted stock vesting prior to that date, and option and unvested restricted stock holdings as of that date.

	STOCK OPTIONS				RESTRICTED STOCK/UNITS
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of 03/31/2013		Number of Shares/ Units Subject to Past Awards	Number of Shares/Units Vested as of 03/31/2013	Number of Shares/Units Outstanding and Unvested as of 03/31/2013
			Exercisable	Unexercisable
Named Executive Officers:
John B. Kilroy, Jr. Chairman, President and Chief Executive Officer	750,000	—	150,000	600,000	972,432	686,126	286,306

Jeffrey C. Hawken Executive Vice President and Chief Operating Officer	250,000	—	50,000	200,000	331,494	286,901	44,593

Tyler H. Rose Executive Vice President, Chief Financial Officer and Secretary	125,000	—	25,000	100,000	90,616	64,832	25,784

Eli Khouri Executive Vice President and Chief Investment Officer	125,000	—	25,000	100,000	22,570	2,750	19,820

Justin W. Smart Executive Vice President, Development and Construction	20,000	—	4,000	16,000	77,061	50,902	26,159

Total for All Current Executive Officers as a Group (5 persons):	1,270,000	—	254,000	1,016,000	1,494,173	1,091,511	402,662

Edward F. Brennan, Ph.D.	—	—	—	—	17,962	15,763	2,199

William P. Dickey	—	—	—	—	17,962	15,763	2,199

Scott S. Ingraham	—	—	—	—	17,584	15,385	2,199

Dale F. Kinsella	—	—	—	—	17,962	15,763	2,199

Total for all Current Non-Executive Directors as a Group (4 persons):	—	—	—	—	71,470	62,674	8,796

Each other person who has received 5% or more of the options, warrants or rights under the Plan	—	—	—	—	—	—	—

All employees, including all current officers who are not executive officers or directors, as a group	270,000	—	54,000	216,000	404,349	307,770	96,579

Total	1,540,000	—	308,000	1,232,000	1,969,992	1,461,955	508,037

Mr. Kilroy, Jr. and each of the non-employee directors identified above is a nominee for re-election as a director at the Annual Meeting. As noted above, this table does not reflect the award of restricted stock units to Mr. Hawken approved by the Compensation Committee in early April 2013 and described in more detail in the “Compensation Discussion and Analysis” section below.

Equity Compensation Plan Information

For additional information on the Company’s equity compensation plans, please see the “Equity Compensation Plan Information” section on page 75 below.

Vote Required

The amendment and restatement of the 2006 Plan will be approved if a majority of the votes cast at the Annual Meeting are cast in favor of this Proposal and the total votes cast on this Proposal represents over 50% in interest of all securities entitled to vote on the Proposal.

Recommendation

The Board believes that the adoption of the proposed amendments to the 2006 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board and all of our executive officers are eligible for awards under the 2006 Plan and thus have a personal interest in the approval of the 2006 Plan proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A HERETO.

CERTAIN INFORMATION WITH RESPECT TO BOARD OF DIRECTORS

Information concerning the directors of the Company:

Name	Age	Position With The Company	Director Since	Term Expiration
John B. Kilroy, Jr.	64	President, Chief Executive Officer and Chairman of the Board	1996	2013
Edward F. Brennan, Ph.D.	61	Director	2003	2013
William P. Dickey	70	Director	1997	2013
Scott S. Ingraham	59	Director	2007	2013
Dale F. Kinsella	64	Director	1997	2013

We believe that all of the current members of our Board possess the professional and personal qualifications necessary for effective service as a director and have highlighted particular attributes in their individual biographies located below. In addition to each director’s specific experience, qualifications and skills, we believe that each director has a reputation for integrity, honesty and adherence to high ethical standards and has demonstrated business acumen and an ability to exercise sound business judgment as well as a commitment to the Company and to the Board.

Prior to his resignation effective February 28, 2013, Mr. John B. Kilroy, Sr. served as Chairman of the Board. Mr. Kilroy’s resignation left one vacancy on the Board. Following the Annual Meeting, the Nominating/Corporate Governance Committee intends to commence a search to fill the vacancy.

John B. Kilroy, Jr. was elected to serve as the Company’s Chairman of the Board in February 2013 and has been our President, Chief Executive Officer and a director since our incorporation in September 1996. Having led its private predecessor, Kilroy Industries, in a similar capacity, he became its President in 1981 and was elected Chief Executive Officer in 1991. Mr. Kilroy has been involved in all aspects of commercial and industrial real estate development, construction, acquisition, sales, leasing, financing, and entitlement since 1967. Mr. Kilroy serves on the Policy Advisory Board for the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley and the board of New Majority Los Angeles. He previously served on the board of governors of the National Association of Real Estate Investment Trusts and the board of New Majority California. He is a trustee of the El Segundo Employers Association, and past trustee of Viewpoint School, the Jefferson Center for Character Education, and the National Fitness Foundation. He is a member of the San Francisco America’s Cup Organizing Committee. Mr. Kilroy attended the University of Southern California. Mr. Kilroy was nominated to serve on our Board because of his more than 30 years of experience with our Company and its predecessors, including 15 years as our President and CEO and approximately 15 and 5 years as our predecessor’s President and CEO, respectively, as well as his experience in acquiring, owning, developing, and managing real estate and his service on the board of governors of a national real estate trade organization.

Edward F. Brennan, Ph.D. has been a member of our Board since July 2003. Dr. Brennan is currently Chief Executive Officer and a director of Nexus Dx, Inc., a medical diagnostics company located in San Diego, California. In November 2011, Nexus was acquired by Samsung Electronics Co., Ltd. from ITC Nexus Holding Company, where Dr. Brennan assisted with the closing of the acquisition from September 2011 to November 2011 and previously served as Chief Integration Officer from June 2009 to September 2011 in connection with the merger of Nexus Dx and International Technidyne Corporation (ITC). From June 2008 to June 2009, Dr. Brennan worked as a consultant for medical device and diagnostics companies. Previously, he was President, Chief Operating Officer, and a member of the board of directors of CryoCor, Inc., a specialty medical devices company located in San Diego, California, until June 2008, when the company was sold to Boston Scientific Corporation. From January 2004, he served as Chairman of HemoSense Inc., a specialty medical devices company located in San Jose, California, until its sale to Inverness Medical Innovations in November 2007. While a director of HemoSense since 2000, he was also a managing partner of Perennial Ventures, a Seattle-based venture capital firm beginning in 2001. Prior to that time, he served as Vice President at Tredegar

Investments. Dr. Brennan has participated in the development, management and financing of new medical technology ventures for over 30 years, including scientific and executive positions with Syntex, Inc., UroSystems, Inc., Medtronic Inc., DepoMed Systems, Inc. and CardioGenesis Corp. Dr. Brennan also serves on the board of Integral Spine Solutions, a privately held surgical technology company based in Carlsbad, California, and serves on the board of trustees of Goucher College, Baltimore, Maryland. Dr. Brennan holds B.A. degrees in chemistry and biology and a Ph.D. in biology from the University of California, Santa Cruz. Dr. Brennan was nominated to serve on our Board because of his executive management and board of directors experience with both public and private companies and specifically, his over 30 years of experience with companies in the health sciences and medical industries, which have historically been target tenants of the Company.

William P. Dickey has been a member of our Board since our inception as a public company in January 1997. Mr. Dickey has been the President of The Dermot Company, Inc., a real estate investment and management company since 1990. From 1986 to 1990, Mr. Dickey was a Managing Director of Real Estate for the First Boston Corporation. Prior to 1986, Mr. Dickey was a partner at the New York law firm of Cravath, Swaine & Moore, where he started as an associate beginning in 1974. Mr. Dickey received his undergraduate degree from the United States Air Force Academy, his Master’s degree from Georgetown University and his Juris Doctor degree from Columbia Law School. Mr. Dickey was nominated to serve on our Board because he possesses valuable skills and real estate expertise based on his 25 years of experience in real estate investment, financing, and management, including his over 20 years as President of The Dermot Company, Inc. and four years as a Managing Director of Real Estate at First Boston Corporation, and his 12 years of legal experience at Cravath, Swaine & Moore.

Scott S. Ingraham has been a member of our Board since June 2007. Mr. Ingraham is the co-founder of the Internet-based residential real estate site, Rent.com, and served as the company’s Chairman and Chief Executive Officer from its start-up in 1999 until its acquisition by eBay in February 2005. Prior to this, from November 1992 through April 1999, Mr. Ingraham served as the President and Chief Executive Officer of Oasis Residential, a NYSE-traded apartment REIT that he co-founded in 1992. Oasis Residential merged with Camden Property Trust in 1998. He remains a member of Camden Property Trust’s board of trustees, where he currently serves on the nominating and corporate governance committees and previously served as chair of the audit committee. He also serves as a member of the board of directors of RealPage, Inc., a property management software company, where he serves on the audit committee and the nominating and governance committee. He served as a member of the board of directors of LoopNet, Inc., a Nasdaq-traded commercial real estate Internet listing website, from July 2006 until the company’s acquisition by CoStar Group, Inc. in April 2012, and on its audit committee since July 2007. Mr. Ingraham is also a member of the boards of directors of two private companies. During a 31-year career focused on commercial real estate related endeavors, Mr. Ingraham has been active in real estate investment banking and has co-founded three successful start-up companies. Mr. Ingraham earned a Bachelor of Business Administration (BBA) from the University of Texas at Austin. Mr. Ingraham was nominated to serve on our Board because he possesses extensive financial and real estate knowledge based on his experience as Chairman and CEO of Rent.com, President and CEO of Oasis Residential, a member of the board of trustees and a member of the nominating, corporate governance and compensation committees of Camden Property Trust, a member of the board of directors and audit committee of LoopNet and a member of the board of directors and audit committee of RealPage, Inc.

Dale F. Kinsella has been a member of our Board since our inception as a public company in January 1997. Mr. Kinsella has been a partner with the law firm of Kinsella, Weitzman, Iser, Kump & Aldisert, LLP since April 2006. Previously, he was a partner with the Los Angeles law firm of Greenberg, Glusker, Fields, Claman, Machtinger & Kinsella, LLP. Prior to that, he had been a partner with the law firm of Kinsella, Boesch, Fujikawa & Towle. Mr. Kinsella received his undergraduate degree from the University of California at Santa Barbara and his Juris Doctor degree from the University of California at Los Angeles. Mr. Kinsella was nominated to serve on our Board because we believe he possesses valuable skills and expertise based on his over 30 years of experience as a lawyer.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors Meetings and Attendance at Board Meetings and Annual Meetings of Stockholders

During the year ended December 31, 2012, the Board held four meetings. All directors attended at least 75% of the total number of meetings of the Board and meetings of the Board committees on which each director served that were held during the year. Directors are encouraged to attend in person the annual meeting of stockholders of the Company. All directors attended the 2012 annual meeting of stockholders.

Independent Directors

Each of Messrs. Dickey, Ingraham and Kinsella and Dr. Brennan are considered by the Board to be Independent Directors. An Independent Director is a director who (i) is not an employee, officer or affiliate of the Company or any of its subsidiaries or divisions, or a relative of a principal executive officer, and who is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation from the Company in addition to director’s fees and (ii) satisfies the independence standards set forth in the current listing standards of the New York Stock Exchange (“NYSE”). In addition, in accordance with a categorical standard of independence adopted by the Board, no Independent Director may be a director, officer or affiliate of another entity with which the Company has entered into a transaction or transactions during the preceding fiscal year valued in the aggregate at greater than $100,000.

The Independent Directors meet regularly in executive session without the presence of management. These meetings are generally held on the date of each regularly scheduled Board meeting and on an as-needed basis. Mr. Kinsella presides over these meetings.

Board Leadership Structure

Our Corporate Governance Guidelines and our Bylaws provide the Board with the flexibility to decide whether the offices of Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”) should be combined or separate. Our Board believes that the determination of the responsibilities of these roles can be a useful part of the succession planning process and, together with our organizational structure, should be reevaluated periodically by the Board with assistance from our Nominating/Corporate Governance Committee.

Following Mr. Kilroy, Sr.’s resignation from the Board effective February 28, 2013, the Board elected Mr. Kilroy, Jr., our President and CEO, to serve as Chairman. The Board determined that a combined Chairman and CEO is the most effective leadership structure for the Company at this time. Mr. Kilroy, Jr.’s experience with Kilroy Industries (the Company’s predecessor), the Company and the real estate industry in general have provided him with the institutional knowledge of the Company, its businesses, operations and stockholders that allows him to effectively provide leadership to the Board in the execution of its duties and goals, as well as supervise, direct and control the Company’s business and affairs.

To promote the independence of the Board, our Board believes that it is appropriate to have an Independent Director who, among other things, presides over meetings of the Independent Directors and the Independent Committee, serves as a liaison between the CEO and the Independent Directors, and has the authority to call meetings of the Independent Committee. Having served on the Company’s Board since its inception as a public company in January 1997 and as Chairman of the Independent Committee since May 1997, Mr. Kinsella is familiar with the Company and the operations of the Board and is well qualified to execute these responsibilities.

We believe this leadership structure with the combined Chairman and CEO leadership role and an Independent Director who presides over meetings of the Independent Directors and the Independent Committee enhances the Board’s ability to provide insight and direction on important strategic initiatives and, at the same time, ensures that the appropriate level of independent oversight is applied to all Board decisions.

Board Oversight of Risk

Our Board is actively involved in risk oversight, and the Board as a whole directly oversees strategic, operating, financial, and liquidity risks. Operational, financial and strategic presentations by management to the Board include consideration of the challenges and risk to our business, and the Board and management actively engage in discussion on these topics.

In addition, each of our Board committees considers risk within its area of responsibility. Management reviews specific critical accounting issues with the Audit Committee at certain of its meetings and considers the overall impact that those issues may have on our financial position and risk profile. In addition, the Audit Committee discusses legal and compliance matters and assesses the adequacy of our risk-related internal controls, which includes an annual review of our fraud risk assessment as part of its general oversight responsibility for the quality and integrity of our financial statements and accounting internal controls. Further, the Compensation Committee considers risk and structures our executive compensation programs so as to appropriately reward executives for growth without undue risk taking. We have evaluated our compensation policies and programs and believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. We also have an Independent Committee that reviews all related party transactions, including the risks relating to those transactions impacting the Company.

Our Board believes that the processes it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and, therefore, do not have a material effect on the Board’s leadership structure described under “ – Board Leadership Structure” above.

Board Committees

The Board of the Company has a standing Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee, Independent Committee and Executive Committee.

Audit Committee.    The Audit Committee consists of three Independent Directors: Mr. Ingraham, who serves as its Chairman, Mr. Dickey and Dr. Brennan. These directors satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act and the NYSE listing standards. Each of Mr. Ingraham, Mr. Dickey and Dr. Brennan is financially literate and is an “audit committee financial expert” as determined by the Board in accordance with rules promulgated by the Securities and Exchange Commission. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities regarding (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the Company’s accounting and system of internal controls; and (v) the performance of the Company’s internal audit function and independent auditor. The Audit Committee is governed by a written charter adopted by the Board, which is available in the Investor Relations – Corporate Governance section of the Company’s website at http://www.kilroyrealty.com. The Audit Committee held six meetings during 2012. Information regarding the specific functions performed by the Audit Committee is set forth in the “Report of the Audit Committee” below.

Executive Compensation Committee.    The Compensation Committee currently consists of four Independent Directors: Dr. Brennan, who serves as its Chairman, and Messrs. Dickey, Ingraham and Kinsella. The Compensation Committee is responsible for, among other things: (i) establishing, reviewing and approving our compensation philosophy; (ii) reviewing and approving corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of those goals and objectives, and reviewing and approving the compensation of the Chief Executive Officer based on such evaluation; (iii) reviewing and approving all compensation for our other executive officers, including salary, cash and equity incentive compensation awards (including all annual bonus, long-term incentive compensation, stock option, and other equity-based awards), perquisites, and all executive officers’ employment, change of control, and severance arrangements; (iv) administering, reviewing, and approving all employee retirement and welfare benefit plans; (v) reviewing and approving our policies with respect to severance and change of control payments; and (vi) preparing the Executive Compensation Committee Report included in this Proxy Statement. The Compensation Committee is governed by a written charter adopted by the Board, which is available in the Investor Relations – Corporate Governance section of the Company’s website at http://www.kilroyrealty.com.

In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, except that the Compensation Committee is not permitted to delegate to a subcommittee any matter involving the review or approval of executive compensation, including compensation intended to comply with Section 162(m) of the Internal Revenue Code or intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3, or the review of, or grant of awards under, annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans. The Compensation Committee has not delegated any of its authority to a subcommittee.

The Compensation Committee held three meetings during 2012. In addition, certain members of the Compensation Committee met on an ad hoc basis several times – mainly Messrs. Brennan and Ingraham met outside of these meetings and held conference calls to further refine the issues facing the Compensation Committee during 2012 concerning the executive compensation program. The Compensation Committee also acted eight times by unanimous written consent in lieu of a meeting during 2012.

In accordance with the Compensation Committee’s charter, the Compensation Committee may retain independent compensation and other management consultants to assist with, among other things, evaluating our various compensation programs, both individually and in the aggregate, including levels of salary, cash and equity incentives, benefits and other perquisites and awards payable to our key personnel, as well as to advise the Compensation Committee with respect to the development of performance objectives that will contribute to our short-term and long-term profitability, growth and total return to stockholders. The Compensation Committee has retained FTI Consulting, Inc. (“FTI”) to assist it in reviewing our compensation programs and the evaluation of specific compensation-related matters. FTI provides data on the compensation and relative performance of our peer group, makes presentations on matters affecting compensation, provides assessments of the degree to which our compensation arrangements are consistent with market practices and our corporate objectives, provides assistance with the design and performance considerations associated with our annual and long-term incentive programs, and consults on other compensation matters as needed. The compensation consultant also meets privately in executive session with the Compensation Committee. The Compensation Committee has assessed the independence of FTI and has concluded that its engagement of FTI does not raise any conflict of interest with the Company or any of its directors or executive officers.

Certain of our executive officers aid the Compensation Committee in reviewing and analyzing our executive compensation program. Specifically, our Chief Executive Officer and our Chief Financial Officer provide recommendations to the Compensation Committee regarding the compensation of all other executive officers. Our Chief Executive Officer also presents the overall results of the Company’s performance and achievement of historical and go-forward goals and objectives, provides evaluations for other executive officers, reviews peer group information and compensation consultant recommendations and participates in certain Compensation Committee meetings at the invitation of the Compensation Committee. Other executive officers may periodically participate in the compensation process and Compensation Committee meetings at the invitation of the Compensation Committee to advise on performance and/or activity in areas with respect to which these executive officers have particular knowledge or expertise.

Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee consists of three Independent Directors: Mr. Dickey, who serves as its Chairman, Mr. Kinsella and Dr. Brennan. The purpose of the Nominating/Corporate Governance Committee is to (i) identify individuals qualified to become Board members, (ii) recommend director nominees for the annual meeting of stockholders and to fill

Board vacancies, (iii) review and recommend the assignment and rotation of members of the Board’s committees, (iv) oversee the Board’s annual self-assessment procedures and the self-assessment procedures for the committees of the Board, (v) annually review the Company’s Corporate Governance Guidelines, and (vi) provide ongoing guidance and oversight with respect to corporate governance matters. The charter of the Nominating/Corporate Governance Committee, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics, each of which was adopted by the Board, are available in the Investor Relations – Corporate Governance section of the Company’s website at http://www.kilroyrealty.com. The Nominating/Corporate Governance Committee held three meetings during 2012.

Independent Committee.    The Independent Committee consists of three Independent Directors: Mr. Kinsella, who serves as its Chairman, Mr. Dickey and Dr. Brennan. The Independent Committee reviews and approves all transactions between the Company and its affiliates, including its officers and directors, and any of their respective affiliates. The Independent Committee did not hold any meetings during 2012.

Executive Committee.    The Executive Committee consists of Mr. Kilroy, Jr., who serves as its Chairman, and Mr. Kinsella. Mr. Kilroy, Sr. also served on the Executive Committee until his resignation from the Board effective February 28, 2013. Subject to the Company’s conflict of interest policies, the Executive Committee has authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company (and, consistent with the Agreement of Limited Partnership of the Operating Partnership, as amended from time to time, to cause the Operating Partnership to take such actions). The Executive Committee did not hold any meetings during 2012.

Qualifications of Director Nominees

The Nominating/Corporate Governance Committee has established Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications (the “Standards”) as a guideline in considering nominations to the Company’s Board. The criteria include, but are not limited to, loyalty, reputation, character, knowledge, experience, education, business judgment, diligence, stock ownership, independence and ability to contribute to Board balance and diversity. The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The criteria are not exhaustive and the Nominating/Corporate Governance Committee and the Board recognize that nominees for the Board should reflect a reasonable diversity of backgrounds and perspectives, including those backgrounds and perspectives with respect to business experience, professional expertise, age, gender, and ethnic background and therefore may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board. The Nominating/Corporate Governance Committee reviews and assesses the effectiveness of the Standards annually.

Nominating/Corporate Governance Committee’s Process for Identifying and Evaluating Nominees for Director

Prior to each annual meeting of security holders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board, the Nominating/Corporate Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. The Nominating/Corporate Governance Committee will review each potential candidate’s qualifications in light of the Standards, described above. The Nominating/Corporate Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Candidates recommended by a security holder are evaluated in the same manner as candidates identified by a Nominating/Corporate Governance Committee member.

Manner by Which Security Holders May Recommend Director Candidates

The Nominating/Corporate Governance Committee will consider director candidates recommended by security holders of the Company. All recommendations must be directed to the Nominating/Corporate Governance Committee c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. Recommendations for director nominees to be considered at the 2014 annual meeting of stockholders must be received in writing not later than December 13, 2013, which is 120 days prior to the one-year anniversary of the date this Proxy Statement is first available to stockholders.

Each security holder recommending a person as a director candidate must provide the Company with the following information for the Nominating/Corporate Governance Committee to determine whether the recommended director candidate is independent from the security holder, or each member of the security holder group, that has recommended the director candidate:

•

If the recommending security holder or any member of the recommending security holder group is a natural person, whether the recommended director candidate is the recommending security holder, a member of the recommending security holder group, or a member of the immediate family of the recommending security holder or any member of the recommending security holder group;

•

If the recommending security holder or any member of the recommending security holder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is an employee of the recommending security holder or any member of the recommending security holder group or has been at any time during the current or preceding calendar year;

•

Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted directly or indirectly any consulting, advisory, or other compensatory fees from the recommending security holder or any member of the group of recommending security holders, or any of their respective affiliates during the current or preceding calendar year;

•

Whether the recommended director candidate is an executive officer, director (or person fulfilling similar functions) of the recommending security holder or any member of the recommending security holder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending security holder or any member of the recommending security holder group.

The recommending security holder must also provide supplemental information that the Nominating/Corporate Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of independence established by the NYSE, and (iii) satisfies the Standards, described above. In addition, the recommending security holder must include the consent of the recommended director candidate and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating/Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, Board membership, would violate controlling state law or federal law.

Security Holder Communications with the Board

Security holders may send correspondence to the Board c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Secretary will forward security holder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication, as appropriate.

Interested Party Communications with the Independent Directors

Any interested party may send correspondence to the Independent Directors as a group, or to Mr. Kinsella, as the director who presides over the meetings of Independent Directors, directly, c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Independent Directors, or to Mr. Kinsella individually, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Independent Directors and make the correspondence available to the Independent Directors for their review at the Independent Directors’ request. The Secretary will forward interested party communications to the Independent Directors promptly following the receipt of the communication, as appropriate.

Code of Business Conduct and Ethics

The Company’s Board has adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers (including the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller and other members of senior financial management), employees, agents and consultants. This Code of Business Conduct and Ethics satisfies the requirements of a “code of business conduct and ethics” under the NYSE listing standards and a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable Securities and Exchange Commission rules. This Code of Business Conduct and Ethics is available in the Investor Relations – Corporate Governance section of the Company’s website at http://www.kilroyrealty.com. Amendments to, or waivers from, a provision of this Code of Business Conduct and Ethics that apply to the Company’s directors or executive officers, including the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and other members of senior financial management, may be made only by the Board or a Board committee and will be promptly posted on the Company’s website.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company’s Board is composed of Independent Directors who satisfy the requirements of Section 10A-3(m) of the Exchange Act and Rule 10A-3(b)(i) thereunder, and the current listing standards of the NYSE. The Audit Committee operates pursuant to a written charter.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee approves the selection of the Company’s independent registered public accounting firm and reviews and discusses the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K with management, including the reasonableness of significant judgments and the clarity of disclosures in the audited consolidated financial statements. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting.

The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2012 with management and the Company’s independent registered public accounting firm. The Audit Committee discussed with the Company’s independent registered public accounting firm their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards Statement of Auditing Standard No. 61, “Communications with Audit Committees,” as currently in effect and as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” as currently in effect, and it discussed with the Company’s independent registered public accounting firm their independence from the Company. The Audit Committee also considered the compatibility of the independent registered public accounting firms’ provision of non-audit services with the independent registered public accounting firms’ independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope of their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee relied upon the information, opinions, reports and statements presented to them by the Company’s management and by the Company’s independent registered public accounting firm. The Audit Committee held six meetings during fiscal year 2012.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited consolidated financial statements as of and for the year ended December 31, 2012 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on February 12, 2013.

Audit Committee

Scott S. Ingraham, Chairman

Edward F. Brennan, Ph.D.

William P. Dickey

The foregoing report of the Audit Committee is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

Information concerning the executive officers of the Company:

Name	Age	Position
John B. Kilroy, Jr.	64	President, Chief Executive Officer and Chairman of the Board
Jeffrey C. Hawken	54	Executive Vice President and Chief Operating Officer
Tyler H. Rose	52	Executive Vice President, Chief Financial Officer and Secretary
Marcum David Eli Khouri (Eli Khouri)	54	Executive Vice President and Chief Investment Officer
Justin W. Smart	53	Executive Vice President, Development and Construction

John B. Kilroy, Jr. was appointed as Chairman of the Board of the Company in February 2013 and has served as the President and Chief Executive Officer of the Company since its incorporation in September 1996. Biographical information regarding Mr. Kilroy, Jr. is set forth under the caption “Certain Information with Respect to Board of Directors.”

Jeffrey C. Hawken has served as Chief Operating Officer of the Company since our initial public offering in January 1997. Mr. Hawken is responsible for overseeing the Company’s overall operations, including leasing, acquisitions and dispositions, asset and property management functions, human resources and legal affairs. Prior to our initial public offering, Mr. Hawken served in the same capacity for Kilroy Industries and was responsible for the management and operations of Kilroy Industries’ real estate portfolio and served on its acquisitions and executive committees. In 1980, after graduating from college, Mr. Hawken joined Kilroy as a Senior Financial Analyst, and has been involved in property and asset management with the Company since May 1983. Mr. Hawken is a member of the World Presidents’ Organization (WPO), Angeleno Chapter. Prior to that, he was very active in leadership roles in Young Presidents’ Organization (“YPO”), Santa Monica Bay Chapter. Mr. Hawken is a member of BOMA Greater Los Angeles and serves on the Advisory Committee and National Advisory Committee. He previously served as a member and past Chairman of the Board of Directors. Mr. Hawken serves on the Executive Committee at the USC Lusk Center for Real Estate. Mr. Hawken is also a member of the New Majority Los Angeles Chapter. He is an active member of the City of Hope Los Angeles Real Estate and Construction Industries Council. Mr. Hawken holds a Bachelor of Science degree in Business Administration from the University of Southern California and he is a licensed Real Estate Broker in the state of California.

Tyler H. Rose was appointed Executive Vice President and Chief Financial Officer in December 2009 after serving as Senior Vice President and Treasurer since 1997. Prior to his tenure at the Company, Mr. Rose was Senior Vice President, Corporate Finance of Irvine Apartment Communities, Inc. from 1995 to 1997, and was appointed Treasurer in 1996. Prior to that, Mr. Rose was Vice President, Corporate Finance of The Irvine Company from 1994 to 1995. From 1986 to 1994, Mr. Rose was employed at J.P. Morgan & Co., serving in its Real Estate Corporate Finance Group until 1992 and as Vice President of its Australia Mergers and Acquisitions Group from 1992 to 1994. Mr. Rose also served for two years as a financial analyst for General Electric Company. He serves on the Policy Advisory Board for the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley. Mr. Rose received a Master of Business Administration degree from The University of Chicago Graduate School of Business and a Bachelor of Arts degree in Economics from the University of California, Berkeley.

Eli Khouri was appointed Executive Vice President and Chief Investment Officer in January 2011 and is responsible for the performance of the Company’s investment activities and capital allocations including acquisitions, development, redevelopment and dispositions. From 1991 to 2001, he served in various investment capacities at Spieker Properties (formerly NYSE: SPK), including Chief Investment Officer, where he was involved with the acquisition and development of over $5 billion of office and industrial assets as well as managing its disposition and capital recycling program. Spieker Properties operated as a West Coast office and industrial public REIT from 1993 through 2001. In 2001, Mr. Khouri was part of the management team that orchestrated the merger of SPK into Equity Office Properties (formerly NYSE: EOP). In 2002, Mr. Khouri co-founded and served as Managing Director of Broadreach Capital Partners, a private real estate investment firm focused primarily on western U.S. commercial assets, including office, industrial and multi-use properties. From 2007 to 2010, Mr. Khouri served as a Director of Vesta Industrial, a leading developer and operator of state-of-the-art industrial and distribution properties across Mexico. Mr. Khouri received a Bachelor of Science Degree in Civil Engineering from Stanford University.

Justin W. Smart was appointed to Executive Vice President in January 2013. He served as Senior Vice President of Development and Construction Services from August 2000 through December 2012. Mr. Smart has in excess of 24 years of real estate development experience covering a wide range of product types, including office, industrial, residential and resort properties throughout the United States. From June 1996 to August 2000, Mr. Smart was Vice President of Development with Intrawest Corporation, a leading developer of resorts and resort real estate. Prior to 1996, Mr. Smart served as Vice President of Construction with Kilroy Industries.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the material components of our executive compensation program for our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers for services rendered during 2012. These individuals are John B. Kilroy, Jr., our Chairman, President and Chief Executive Officer, Tyler H. Rose, our Executive Vice President and Chief Financial Officer, Jeffrey C. Hawken, our Executive Vice President and Chief Operating Officer, Marcum David Eli Khouri (Eli Khouri), our Executive Vice President and Chief Investment Officer, and Justin W. Smart, our Executive Vice President of Development and Construction Services. These individuals are our “named executive officers” listed in the “2012 Summary Compensation Table” below and are referred to in this Proxy Statement as our “NEOs.”

Our Compensation Committee is responsible for reviewing, determining and approving all compensation for our executive officers, including salary, cash and equity incentive compensation awards, perquisites, and all executive officers’ employment and severance arrangements.

Executive Summary

Each of the following points is described in more detail in this “Compensation Discussion and Analysis” section:

•

Double Digit TSR Growth. Our TSR for 2012 was 28.3%, and for the three-year period ending December 31, 2012 was 72.7%, both exceeding the average TSR of our peer companies identified below for the corresponding period.

•

Meaningful Changes to Compensation Program. Based on feedback from our stockholders, we made significant changes to our executive compensation program following the 2012 annual meeting, including adopting performance-based vesting requirements for half of each NEO’s annual equity award granted in January 2013.

•

Annual NEO Base Salary, Cash Bonus and Equity Awards Remained Relatively Flat. With limited exceptions noted below, each NEO’s base salary, annual cash bonus and annual equity award has remained relatively flat for the last three years, and, as referenced above, half of each NEO’s 2012 annual equity award is subject to performance-based vesting requirements.

In addition, prior to our 2012 annual meeting (as disclosed in our 2012 proxy statement), we granted (a) long-term retention stock options that vest over five years to 27 officers, including our NEOs, and (b) a one-time special restricted stock unit award to Mr. Kilroy, Jr., which is 50% performance-based and vests over seven years, in recognition of his excellent and longstanding service to the Company (over 30 years of service with the Company and its predecessors), to incentivize him over the remaining term of his employment agreement and in connection with his voluntarily relinquishing several legacy rights under his employment agreement. Although no stock options vested in 2012 and only 1/7th of Mr. Kilroy, Jr.’s special RSU award vested in 2012, the entire grant-date fair value for all of these awards appears as 2012 compensation for the NEOs in the Summary Compensation Table in accordance with applicable rules of the Securities and Exchange Commission. As a result, the 2012 compensation for our NEOs, and for Mr. Kilroy, Jr. in particular, appears significantly higher than the way our Compensation Committee views this compensation (with the compensation attributable to the special equity awards spread out over the applicable long-term vesting period). These special awards are not part of our “regular” annual compensation program. Rather, these awards are intended as compensation to promote retention, encourage enhanced performance and to help ensure effective leadership over the long-term vesting periods applicable to the awards.

Response to 2012 Say-on-Pay Vote

The Compensation Committee values the input of our stockholders regarding our executive compensation program. At our annual meeting held on May 17, 2012, we held a non-binding advisory vote to approve the compensation of our NEOs, which is commonly referred to as a “Say-on-Pay” vote. We were disappointed that a majority of the votes cast at the 2012 annual meeting were not in favor of our Say-on-Pay proposal. In response to the 2012 Say-on-Pay vote, the Compensation Committee used the period since our 2012 annual meeting as an opportunity to revisit our executive compensation program and to address stockholder concerns. During this period, the Compensation Committee conducted a thorough analysis of our executive compensation program and how it supports our compensation objectives, which are to, among other things, attract, retain and incentivize highly talented key employees, and to reinforce the link between executive compensation and building sustainable long-term value for our stockholders. As part of this process, the Compensation Committee, the Board and management reviewed analyst reports on our Company, spoke with and solicited input from stockholders who together own more than 50% of our Common Stock to better understand their concerns, assessed compensation and governance practices generally and within our industry, and reviewed reports on our Company published by leading proxy advisory firms. The prevailing theme that emerged during our conversations with stockholders was that they preferred that we place a greater emphasis on performance-based compensation. As a result of its comprehensive review, the Compensation Committee made the following changes to our executive compensation program following our 2012 annual meeting:

Change	Summary
Equity Awards With Performance-Based Vesting Requirements

Half the equity awards granted to each of our NEOs in January 2013 include performance-based vesting requirements in addition to time-based vesting requirements.

These awards place a heightened emphasis on performance and this change to our annual equity awards was specifically in response to the feedback we received from our stockholders. The performance-based portion of the awards will vest only if, during 2013 (a) we meet a prescribed level of FFO Per Share (as defined for purposes of these awards) established by the Compensation Committee or (b) if our TSR exceeds certain levels established by the Compensation Committee relative to our peer companies (as identified below). If the performance goal is met, the restricted stock will then be subject to a five-year vesting requirement. If the performance goal is not met, the performance-based awards will be forfeited, with no possibility of vesting in the future.

Tax Gross-Up Provisions Eliminated

We eliminated the tax “gross-up” provision for change in control excise taxes that was included in the previous version of Mr. Hawken’s employment agreement and made certain other changes that are outlined below. The tax “gross-up” provision in the previous version of Mr. Kilroy, Jr.’s employment agreement was eliminated in 2012. No other employment agreement has a tax “gross-up.”

Change	Summary
Generally, No Increase in 2012 Annual Cash Bonuses Above 2011 Levels

The Compensation Committee decided that 2012 cash bonuses for our NEOs who were named executive officers for 2011 generally should not exceed 2011 levels, except for an increase for Mr. Kilroy, Jr. in connection with the negotiation of amendments to his employment agreement described below. As to Mr. Kilroy, Jr., the Compensation Committee determined that his cash bonus for 2012 would not exceed his new targeted amount. Mr. Smart was not an NEO for 2011 and his slightly greater 2012 bonus reflected his additional responsibilities in 2012.

Generally, No Increase in 2012 and 2013 Base Salaries

Except as noted below, the Compensation Committee did not increase 2012 or 2013 base salaries for our NEOs over 2011 levels. In connection with the negotiation of amendments to his employment agreement, and in light of the fact that he had not received a base salary increase since 2008, the Compensation Committee approved an increase to Mr. Kilroy, Jr.’s annual base salary level in 2012. Mr. Kilroy, Jr.’s 2013 base salary remains at the 2012 level. Mr. Hawken’s base salary for 2013 was increased in connection with the negotiation of amendments to his employment agreement, and in light of the fact that he had not received a base salary increase since 2008. Mr. Smart was not an NEO for 2011 and received base salary increases in 2012 and 2013 in connection with his additional responsibilities and appointment as an Executive Vice President.

Modified Peer Group

Our peer group was significantly redesigned following our 2012 annual meeting relative to our 2011 peer group and reflects our determination to incorporate more sector-specific and direct geographic competitors in the group.

We received feedback from certain institutional stockholders regarding the relative size of the companies in our previous peer group. We believe that the new peer group, which was reduced from 27 to 18 companies, addresses these concerns because, as of December 31, 2012, our equity market capitalization of approximately $3.5 billion was greater than the median equity market capitalization of the companies in our peer group, which was approximately $3.2 billion.

One of the primary objectives of our executive compensation program is to attract, retain and incentivize highly talented key employees and to reward performance by those employees that is tied to building sustainable long-term stockholder value. Furthermore, over the past two years, we have made a number of additional changes to our compensation program that are generally favored by stockholders and are intended to strengthen the links between the Company’s performance and the compensation we pay to our executives. These additional changes include the following:

Practice	Change
Compensation Clawback Policy

In 2012, we adopted a clawback policy under which we may require reimbursement and/or cancellation of any bonus or other incentive compensation, including equity-based compensation, awarded our executive officers under certain circumstances in the event of a restatement of our financial statements.

Anti-Hedging Policy

In 2012, to help ensure that directors, officers, other employees and their family members do not engage in transactions that would allow them to gain from declines in the price of Company securities, we adopted a new policy that restricts trading in derivative Company securities and restricts entering into hedging transactions or other types of “stop loss” arrangements involving Company securities.

Minimum Stock Ownership Guidelines for our Chief Executive Officer

In 2012, we increased the Chief Executive Officer’s minimum stock ownership guidelines from five times his annual base salary to six times his annual base salary. As of December 31, 2012, and as of the date of this Proxy Statement, our Chief Executive Officer met the increased minimum guidelines.

Minimum Stock Ownership Guidelines for Non-Employee Directors

In 2012, we increased the minimum stock ownership guidelines for each non-employee director from an amount equal to a market value of at least $100,000 to an amount equal to five times the director’s annual cash retainer ($175,000 based on current retainer levels). As of December 31, 2012, and as of the date of this Proxy Statement, all non-employee directors met the increased minimum guidelines.

5-Year Vesting Schedule for All Equity Awards

We extended (to not less than five years) the vesting schedule for all equity incentive awards we have granted to our NEOs starting with our January 2012 awards, as compared to a two-year vesting schedule applicable to the 2010 equity incentive awards granted to our NEOs in January 2011. We believe that vesting over five years is longer than typical.

No Single Trigger Change in Control Severance Provisions

Under the previous versions of their employment agreements, Mr. Kilroy, Jr. and Mr. Hawken could resign (prior to retirement and without “good reason”) in certain circumstances following a change in control of the Company and receive severance benefits. These provisions have been eliminated from all of our employment agreements, including the amended agreements with Mr. Kilroy, Jr. and Mr. Hawken.

Practice	Change
No Excise Tax Gross-Ups

We eliminated the tax “gross-up” provision for change in control excise taxes that was included in the previous versions of the employment agreements for Mr. Kilroy, Jr. and Mr. Hawken so that none of our employment agreements provide for tax “gross-up” payments.

Eliminated the “Evergreen” Provision in Mr. Kilroy, Jr.’s Employment Agreement

In 2012, we eliminated the automatic renewal feature of Mr. Kilroy, Jr.’s employment agreement, so that the agreement is now subject to a specific term of seven years. In 2012, we also eliminated the provision of the agreement that provided for severance benefits in the event the agreement was not extended.

No Accelerated Vesting for Performance-Based Equity Awards

We eliminated the provisions for automatic accelerated vesting of performance-based equity awards upon a termination due to retirement that had been included in our previous employment agreements with Mr. Kilroy, Jr. and Mr. Hawken.

No re-pricing of “underwater” stock options

Our employee stock plan provides that we will not reprice “underwater” stock options (stock options where the exercise price is below the then-current market price of our stock) without stockholder approval. This prohibition extends to paying cash for underwater options.

Summary of 2012 Executive Compensation

As described in detail below under “Strong 2012 Company Performance,” we believe that our Company achieved excellent results for our stockholders in 2012 and that we are well-positioned for continued long-term growth. We also believe that the structure of our executive compensation program, as outlined below, has contributed to our achievements and strikes an appropriate balance between the need to attract and retain executives and to provide incentives for executives to grow our Company and create long-term value for our stockholders.

•

Incentive Compensation.    Compensation that is “at risk,” through a combination of annual cash awards and time-based and performance-based vesting equity awards, accounted for a substantial majority of each NEO’s total direct compensation. For 2012, “at risk” incentive compensation comprised approximately 69% to 93% of each NEO’s total direct compensation.

As used in this discussion, “total direct compensation” means the executive’s annual base salary, annual cash incentive and the grant date fair value (as determined for purposes of the Company’s financial reporting) of equity-based awards granted to the executive. For this purpose, equity-based awards granted during a year are generally considered as compensation for that year, except that we consider the Company’s annual equity-based awards granted in January 2012 as being compensation for 2011 since the awards were granted based on services performed in 2011 and, similarly, we consider the Company’s annual equity-based awards granted in January 2013 as being compensation for 2012 since the awards were granted based on services performed in 2012.

The allocation of total direct compensation for our NEOs for 2012 determined on this basis was as follows (with the chart for “Other Named Executive Officers” representing the average allocation for the NEOs other than Mr. Kilroy, Jr.):

Annual cash incentives are “at risk” because payment of an annual cash incentive depends on performance. Equity incentives are “at risk” because the ultimate value of the award depends on our stock price, the awards are subject to continued service over a multi-year vesting period and, for certain awards, stock price appreciation after the date of grant of the award or satisfaction of performance-based vesting conditions. Of the 80% portion of Mr. Kilroy, Jr.’s 2012 total direct compensation in the form of equity awards, 36% was in the form of stock options, the value of which depends on stock price appreciation after the date of grant of the award, and 22% was in the form of restricted stock subject to performance-based vesting requirements, and the value of the entire equity award portion was subject to changes in the value of a share of our Common Stock and to long-term vesting requirements.

Our pay-for-performance philosophy is evident in the portion of our NEO’s 2012 total direct compensation that was “at risk.”

•

Annual Base Salary.    As noted above, NEO base salaries for 2012 remained at their 2011 levels, except for an increase in Mr. Kilroy, Jr.’s base salary in connection with the negotiation of the amendments to his employment agreement and a $10,000 base salary increase for Mr. Smart, which reflected his additional responsibilities in 2012.

•

Annual Cash Incentive.    The Compensation Committee decided that 2012 cash bonuses for our NEOs who were also named executive officers in 2011 generally should not exceed 2011 levels, except for an increase for Mr. Kilroy, Jr. in connection with the negotiation of the amendments to his employment agreement described below. As to Mr. Kilroy, Jr., the Compensation Committee determined that his incentive awards for 2012 would not exceed his new targeted amount. Mr. Smart’s 2012 bonus was $5,000 higher than his 2011 bonus. Mr. Smart was not a named executive officer in 2011 and his slightly greater 2012 bonus reflected his additional responsibilities in 2012.

•

Vesting Periods; Performance-Based Vesting Requirement.    As described in more detail below, the annual equity incentive awards granted to our NEOs in January 2013 are subject to a five-year time-based vesting requirement and 50% of the awards are subject to an additional performance-based vesting requirement.

•

Special Equity Awards.    The Company granted special equity awards in 2012. Each of these special awards was granted before the Say-on-Pay vote at our 2012 annual meeting. Mr. Kilroy, Jr. was granted a special restricted stock unit award in March 2012 in recognition of his excellent and longstanding service to the Company (over 30 years of service with the Company and its predecessors), to incentivize him over the remaining term of his employment agreement and in connection with his voluntarily relinquishing several legacy rights under his former employment agreement and entering into his amended and restated employment agreement described below under “Amendment of Mr. Kilroy, Jr.’s Employment Agreement.” The award is subject to a seven-year vesting schedule and fifty percent of the award is also subject to performance-based vesting requirements described in more detail below. In February 2012, we awarded stock options to our broader management team, which included our NEOs. These options vest ratably over a five-year period after the date of grant and have an exercise price per share equal to the closing price of a share of our Common Stock on the New York Stock Exchange on the date of grant. The Compensation Committee believes that the Company’s management team is exceptional, and in its judgment determined that these additional awards were appropriate to help ensure the retention of the management team. The stock option awards also align with stockholder interests because the awards will have value only if our stock price appreciates after the date of grant of the awards.

Since applicable rules of the Securities and Exchange Commission require that the Summary Compensation Table on page 56 include the entire grant-date fair value of these equity awards (even though the awards are subject to long-term vesting requirements) as 2012 compensation for our NEOs, the 2012 total compensation for our NEOs, and for Mr. Kilroy, Jr. in particular, will appear significantly higher than their 2011 total compensation when presented in this fashion. Furthermore, these special equity grants are not part of our “regular” annual compensation program and the applicable long-term vesting requirements (and stock price (or “value”) appreciation required in order for the stock options to have any value) should be taken into account when evaluating these awards and their value over time.

For example, Mr. Kilroy, Jr.’s total compensation reported in the Summary Compensation Table for 2012 is $15,857,069 more than his realized compensation as discussed under the “Realized Compensation” heading below. The principal reasons for this discrepancy are that the Summary Compensation Table attributes and includes (a) $9,065,370 of value for the one-time special equity award granted to Mr. Kilroy, Jr., even though this entire award is subject to a seven-year vesting schedule and fifty percent of the award is also subject to performance-based vesting requirements, which may not be satisfied, and (b) $6,900,000 of value to the February 2012 stock options granted to Mr. Kilroy, Jr. even though none of the options vested in 2012 and had zero realizable value to Mr. Kilroy, Jr. in 2012. In setting the pay package for Mr. Kilroy, Jr., the Compensation Committee also considered the value in retaining one of the longest tenured and experienced Chief Executive Officers within our peer group. Accordingly, based on input from independent consultants and the judgment of our Compensation Committee members, the Compensation Committee believed that the special awards to Mr. Kilroy were appropriate to help secure his continued leadership, which we believe puts the Company in the best position to maximize stockholder returns. The long-term vesting requirements are consistent with the seven-year term of his 2012 amended and restatement employment agreement and the change in the retirement age under his employment agreement from age 65 to age 70.

Strong 2012 Company Performance

Management took a number of steps in 2012 to help position the Company for continued long-term growth, including the achievement of increased leasing activity, well-timed acquisitions of operating properties and pre-leased development opportunities, continued redevelopment efforts, ongoing capital recycling and successful financing activities. We believe these steps contributed to our strong TSR for 2012. In assessing the Company’s performance during 2012, particularly for purposes of determining annual equity award levels, the Compensation Committee noted in particular the following quantitative and qualitative achievements:

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Strong Total Stockholder Return.    We continued to deliver strong returns for stockholders, as evidenced by achieving an absolute one-year TSR of 28.3% in 2012 and a three-year TSR of 72.7% for the period ending December 31, 2012. On a relative basis, our TSR also outperformed the average TSR for our peer group companies, the SNL US REIT Office Index (prepared by SNL Financial), and the MSCI US REIT Index, for these periods as shown in the following chart:

	2012 TSR	TSR For the Three-Year Period Ending December 31, 2012
Kilroy Realty Corporation	28.3%	72.7%
Peer Group Companies	18.4%	42.2%
SNL US REIT Office Index (prepared by SNL Financial)	14.6%	38.9%
MSCI US REIT Index	17.8%	65.4%

•

Increased Leasing Activity.    During 2012, we executed new and renewal office leases on 2.3 million square feet, our highest annual leasing performance since our formation in 1997. This leasing activity included a lease signed with salesforce.com for approximately 445,000 rentable square feet. As a result of our consistent and successful leasing efforts, occupancy in our stabilized office portfolio increased to 92.8% as of December 31, 2012, up from 90.1% as of December 31, 2011.

•	Strong 2012 Financial Performance. For 2012, we achieved:

•	Net income available to common stockholders of $249.8 million, compared to $50.8 million in 2011, representing an increase of 392%;

•	Revenues from continuing operations of $404.9 million, up 19.9% as compared to $337.6 million in 2011;

•	FFO of $165.5 million, up 21.5% as compared to $136.2 million in 2011; and

•	Positive cash and GAAP (generally accepted accounting principles) same-store net operating income.(1)

(1)

“Net operating income” is defined as operating revenues (rental income, tenant reimbursements, and other property income) less property and related expenses (property expenses, real estate taxes, provision for bad debts, and ground leases) before depreciation. Cash basis net operating income is defined as net operating income adjusted for non-cash rental revenue and operating expenses. FFO is as defined by the National Association of Real Estate Investment Trusts. For a reconciliation of net operating income and FFO to net income available to common stockholders, please see “Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations” and “– Non-GAAP Supplemental Financial Measures: Funds From Operations” of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2013.

•

Value-Add Operating Property Acquisitions.    We remained a disciplined buyer of office properties and continued to focus on value-add opportunities in West Coast markets populated by high-growth tenants in a variety of industries, including technology, media, healthcare, entertainment and services. During 2012, we continued to expand our portfolio through the acquisition of eight buildings in the San Francisco Bay area, four buildings in greater Seattle and two buildings in Los Angeles, for a total purchase price of approximately $674.0 million. As a result of these 2012 acquisitions, our stabilized portfolio has increased by approximately 1.8 million rentable square feet.

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Addition of Fully-Leased Development Sites.    During 2012, we increased our focus on value-add and highly accretive development opportunities and expanded our future development pipeline through targeted acquisitions of development opportunities on the West Coast. We further expanded our presence in the San Francisco Bay Area and Los Angeles through the purchase of six ground-up development opportunities, five of which are located in the San Francisco Bay Area and one that is located in the Hollywood submarket of Los Angeles. We commenced construction on four of the development opportunities located in the San Francisco Bay Area upon acquisition and expect construction to be completed at various dates beginning in late 2013 through late 2015. The remaining two development opportunities located in Hollywood and San Francisco have been added to our future development pipeline and we expect to begin construction during the first and fourth quarter of 2013. The total purchase price of these acquisitions was approximately $340.3 million.

•

Continued Redevelopment Activities.    During 2012, we completed two of our redevelopment projects and added these projects to our stabilized portfolio. The total estimated investment of the completed projects was approximately $97.8 million, which includes the $31.3 million net carrying value of the projects at the commencement of redevelopment. The total estimated investment includes lease commissions and excludes tenant improvement overages. The aggregate rentable square feet of these projects is approximately 410,000 square feet. As of December 31, 2012, these properties were 100% leased. In addition, we continued the redevelopment of one of our properties that will have a total estimated investment of approximately $180.0 million at completion. We also had one redevelopment project in lease-up with a total estimated investment of approximately $19.5 million at completion.

•

Efficient Execution of Capital Recycling Program.    We continued to utilize our capital recycling program to provide additional capital to fund potential acquisitions, to finance development and redevelopment expenditures, to potentially repay long-term debt and for other general corporate purposes. Our general strategy is to target the disposition of mature properties or those that have limited upside for us and to redeploy some or all of the capital into acquisitions where we can add additional value to generate higher returns. In connection with our capital recycling strategy, during 2012, we completed the sale of seven office properties and our entire industrial portfolio, which was comprised of 39 industrial properties, with a combined 3,975,665 rentable square feet for a total gross sales price of approximately $500.3 million at a net gain of $259.2 million. The dispositions were structured to qualify as like-kind exchanges under Section 1031 of the Internal Revenue Code (the “Code”), which deferred the recognition of taxable gain on these dispositions for U.S. Federal income tax purposes. This reduced our required distributions and deferred additional distributions to avoid a corporate-level Federal and state income tax.

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Exemplary Balance Sheet Management.    During 2012, we completed more financing transactions and raised more capital than in any other year in the Company’s history, which resulted in significantly lowering our cost of capital, extending our debt maturities and decreasing our total debt as a percentage of total market capitalization by 770 basis points. As a result, at December 31, 2012 our debt-to-market capitalization ratio was 34.7%. Our successful liquidity management has allowed us to decrease our overall net debt-to-market capitalization ratio by more than 800 basis points since 2009, despite our significant growth over this period. We completed the following key financing activities during 2012:

•	In February 2012, we completed an underwritten public offering of 9,487,500 shares of common stock. The net offering proceeds were approximately $382.1 million.

•

In March 2012, we issued 4,000,000 shares of 6.875% Series G Preferred Stock at a public offering price of $25.00 per share. In August 2012, we issued 4,000,000 shares of 6.375% Series H Preferred Stock at a public offering price of $25.00 per share. We used the aggregate net proceeds of $192.4 million from these offerings to redeem higher-rate preferred stock and preferred units, which lowered our annual preferred dividend costs by approximately $1.9 million.

•	In March 2012, we entered into a four-year $150 million unsecured term loan facility that bears interest at LIBOR plus 1.75%, which was used to repay the Company’s 3.25% senior notes.

•	In August 2012, we completed an underwritten public offering of 5,750,000 shares of common stock. The net offering proceeds were approximately $253.8 million.

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In November 2012, we amended our $500 million unsecured credit facility, which reduced our borrowing costs and extended the maturity date to April 3, 2017. The unsecured credit facility now bears interest at LIBOR plus 1.45% and includes a 30 basis point facility fee.

•

During 2012, we also completed other financing transactions that allowed us to maintain a staggered debt maturity profile with a weighted average interest rate of 4.70% and an average maturity of approximately five years.

•	Continued Attentiveness to Environmental Sustainability. Our 2012 accomplishments included the following:

•	Earning 27 ENERGY STAR certifications across 45% of our portfolio.

•	Bringing the percent of our portfolio certified under LEED (Leadership in Energy and Environmental Design) to 31%.

•	Reducing our overall energy use by nearly 5 million kilowatt hours, a 2.5% reduction from 2011 levels in keeping with an overall goal of a 10% reduction from 2010 levels by 2015.

•	Winning the California Sustainability Alliance Showcase Award in the Commercial Buildings category.

•	Earning the BOMA (Building Owners and Managers Association International) 360 designation for 1.8 million square feet of space.

Realized Compensation

In evaluating our executives’ compensation, we believe it is important to understand not only the potential value of incentive awards at the time they are granted, but also the value actually realized by the executives from their awards. The Realized Compensation Table below supplements the 2012 Summary Compensation Table that appears on page 56 and shows the compensation actually realized in fiscal 2012 by each NEO. The primary difference between the Realized Compensation Table and the standard Summary Compensation Table is the method used to value stock options and stock awards. Securities and Exchange Commission rules require that the grant date fair value of all stock options and stock awards be reported in the Summary Compensation Table for the year in which they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table relates to stock options and stock awards that have not vested and for which the value is therefore uncertain (and which may end up, in some cases, as having no value at all). In contrast, the Realized Compensation Table below includes only stock awards that vested during 2012 (including those granted in prior years) and shows the value of those awards as of the applicable vesting date. As shown in the Realized Compensation Table below, our Chief Executive Officer’s and Chief Operating Officer’s total realized compensation in 2012 were $15,857,069 and $2,559,726 less, respectively, than their total compensation amounts reported in the 2012 Summary Compensation Table below.

Realized Compensation Table

Name	Year	Salary	Stock Awards(1)	Bonus	All Other Compensation	Total Realized Compensation	Difference Between Total Realized Compensation and Total Compensation as Reported in Summary Compensation Table
John B. Kilroy, Jr.	2012	$1,225,000	$3,236,280	$3,000,000	$486,181	$7,947,461	$(15,857,069)
Chairman, President and Chief Executive Officer

Jeffrey C. Hawken	2012	$575,000	$913,284	$1,125,000	$116,760	$2,730,044	$(2,559,726)
Executive Vice President and Chief Operating Officer

Tyler H. Rose	2012	$500,000	$610,471	$500,000	$96,313	$1,706,784	$(1,060,901)
Executive Vice President, Chief Financial Officer and Secretary

Eli Khouri	2012	$500,000	$12,678	$500,000	$90,598	$1,103,276	$(1,658,694)
Executive Vice President and Chief Investment Officer

Justin Smart	2012	$380,000	$382,398	$340,000	$77,285	$1,179,683	$(270,839)
Executive Vice President, Development and Construction Services

(1)

The dollar amounts shown in this column above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested during 2012 by the per-share closing price of our Common Stock on the vesting date. No stock options granted by the Company to our NEOs vested during 2012. This information is supplemental to, and should be read in connection with, the Summary Compensation Table that appears on page 56.

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CEO Compensation and Total Return to Stockholders.

The Compensation Committee is committed to the principle that executive pay and performance should be linked. The chart below illustrates the Compensation Committee’s commitment to fostering a strong pay-for-performance environment. The chart reflects our Chief Executive Officer’s total compensation for each of 2010, 2011 and 2012 (as reported in the 2012 Summary Compensation Table), as well as our Chief Executive Officer’s realized compensation for each of 2010, 2011 and 2012 (determined as described above under “Realized

Compensation”), against a hypothetical $100.00 investment made in the Company’s Common Stock on January 1, 2010, assuming the subsequent reinvestment of all dividends paid. The table included below illustrates the following:

•	Mr. Kilroy, Jr.’s total compensation clearly directionally tracks the TSR of the Company.

•

Our TSR of more than 72% over this period of time was significant (i.e., it was the fourth highest out of the 18 other companies in our peer group and outperformed the average TSR of our peer group for this same period by 30.50%).

•

Mr. Kilroy, Jr.’s “regular” annual compensation (i.e., total compensation, but excluding the special one-time equity awards) for 2012 was $7,839,160, which was in line with his 2010 and 2011 total compensation levels but slightly higher, reflecting the Company’s stronger performance during 2012 as outlined on page 39. As previously noted, Mr. Kilroy, Jr.’s special one-time equity awards are subject to long-term vesting requirements and are intended to help ensure his continued leadership over a 7-year term coinciding with the term of his amended employment agreement.

•

Mr. Kilroy, Jr.’s realized compensation (determined as described above under “Realized Compensation”) decreased from 2010 to 2011, and then increased again from 2011 to 2012 coincident with the Company’s stronger performance in 2012.

Compensation Policies and Procedures

Compensation Objectives and Overview of Compensation Elements.    Our executive compensation philosophy is designed to achieve the following objectives:

•	To help the Company attract, retain and incentivize highly talented, experienced individuals in the highly competitive West Coast commercial real estate markets;

•	To set total compensation to be competitive with our peer group and similarly situated REITs;

•

To align executive compensation with our Company’s corporate strategies, business objectives and the creation of long-term value for our stockholders without encouraging unnecessary or excessive risk taking;

•

To increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of corporate and operational performance objectives in these areas; and

•	To provide a majority of total executive compensation as long-term equity incentives.

The following table sets forth the key elements of our executive compensation program, along with the primary objective associated with each element of compensation.

Compensation Element	Primary Objective
Base salary	To recognize ongoing performance of job responsibilities and to provide a regular source of income so employees can focus on day-to-day responsibilities.

Annual cash bonus	To recognize the achievement of strong corporate performance and individual contributions to such performance.

Equity incentives

To emphasize long-term performance objectives, align the interests of our NEOs with stockholder interests, encourage the maximization of stockholder value and retain key executives.

As discussed above, we granted special equity awards to Mr. Kilroy, Jr. in connection with his amended and restated employment agreement and special stock options to all of our NEOs in 2012. Awards at those grant levels (in addition to our annual incentives for 2012) are not part of our “regular” annual compensation program in that they were special for 2012 and will not recur annually. The last time the Company granted stock options was 1998.

Severance and change in control benefits

To encourage the continued attention and dedication of our NEOs and provide reasonable individual security to enable our NEOs to focus on the best interests of our Company and stockholders, particularly when considering strategic alternatives that may involve a change in control of the Company.

Retirement savings (401(k)) plan; Deferred compensation plan	To provide retirement savings in a tax-efficient manner and to generate savings in a tax-efficient manner in excess of limits imposed under our 401(k) plan.

Compensation Element	Primary Objective
Health and welfare benefits and other perquisites

To provide a basic level of protection from health, dental, life and disability risks, and to provide certain low-cost benefits with high perceived value to assist in attracting and retaining our NEOs.

Role of Compensation Consultant.    For approximately six years, the Compensation Committee has retained FTI Consulting, Inc. (“FTI”) as its independent compensation consultant to assist the committee in reviewing our compensation programs and evaluating specific compensation-related matters. FTI specializes in compensation matters in the REIT and real estate industries. FTI provides data on the compensation and relative performance of our peer group, makes presentations on matters affecting compensation, provides assessments of the degree to which our compensation arrangements are consistent with market practices and our corporate objectives, provides assistance with the design and performance considerations associated with our annual and long-term incentive programs, and consults on other compensation matters as needed. FTI also meets privately in executive session with the Compensation Committee. FTI evaluated the following in connection with its recommendations as to overall compensation levels, as well as the desired mix of base salary, annual incentives, and long-term compensation opportunities:

•

Our performance as compared to other REITs, with an emphasis on office REITs, and as compared to other publicly-traded real estate companies engaged in activities similar to those engaged in by us; and

•	The current economic environment of the real estate industry and the markets specific to our properties.

For 2012, FTI provided advice to the Compensation Committee with respect to the composition of our peer group executive compensation competitive practices, the amounts and nature of compensation paid to executive officers, structuring our various compensation programs, and recommending the appropriate levels of salary, cash incentives, equity compensation programs and perquisites payable to our executive officers. FTI also provided advice to the Compensation Committee with respect to the terms and conditions of our Chief Executive Officer’s amended and restated employment agreement and our Chief Operating Officer’s amended and restated employment agreement.

Other than compensation consulting services with respect to executive officers and directors, FTI does not provide any additional services to our Company. The Compensation Committee has sole authority to hire, retain, and terminate the services of FTI.

Market Review and Compensation Peer Group.    Our Compensation Committee reviews peer group data generally to assess the competitiveness of our compensation programs and to help inform its decision-making process. In response to criticism received from certain institutional stockholders regarding the relative size of the companies in our peer group, our peer group for 2012 was significantly redesigned when compared to 2011, and reflects our determination to incorporate more sector-specific and direct geographic competitors in our peer group. As part of this redesign, we decreased the size of our peer group from 27 to 18 companies, with Camden Property Trust, CBL and Associate Properties, Inc., Entertainment Properties Trust, Essex Properties Trust, Inc., Federal Realty Investment Trust, Highwoods Properties, Inc., LaSalle Hotel Properties, MFA Financial, Inc., Plum Creek Timber Company, Inc., Rayonier, Inc., Redwood Trust, Inc., The Macerich Company, UDR, Inc., W.P. Carey & Co. LLC and Weingarten Realty Investors being removed from our peer group for 2012. In light of these removals, and based on recommendations from FTI, six companies, Boston Properties, Inc., BRE Properties, Inc., Hudson Pacific Properties, Inc., Piedmont Office Realty Trust, Inc., PS Business Parks, Inc. and Tanger Factory Outlet Centers, Inc. were added to the peer group in 2012. We believe these companies are more representative of our sector and/or geographic scope, and are comparable to us in size and/or compete with us for assets and executive talent. The 2012 peer group consists of the following 18 publicly-traded REITs, with equity market capitalizations ranging from approximately $1 billion to $16 billion as of December 31, 2012, and as a group with a median equity market capitalization of approximately $3.2 billion as compared to our equity market capitalization of approximately $3.5 billion as of December 31, 2012:

Alexandria Real Estate Equities, Inc.	Highwoods Properties, Inc.

BioMed Realty Trust	Hudson Pacific Properties, Inc.

Boston Properties, Inc.	Liberty Property Trust

Brandywine Realty Trust	Mack-Cali Realty Corporation

BRE Properties, Inc.	Piedmont Office Realty Trust, Inc.

Corporate Office Properties Trust	PS Business Parks, Inc.

Digital Realty Trust, Inc.	Realty Income Corporation

Douglas Emmett, Inc.	SL Green Realty Corp.

Duke Realty Corporation	Tanger Factory Outlet Centers, Inc.

FTI’s 2012 peer group compensation analyses, together with other reports and information prepared and provided by FTI to the Compensation Committee, were used by the Compensation Committee to evaluate our executive compensation program generally and to inform its decision-making process. Differences in compensation levels for our NEOs are driven by the Compensation Committee’s assessment, in its judgment, of each executive’s responsibilities, experience, and compensation levels for similar positions at the peer group companies, with Mr. Kilroy, Jr., having the highest compensation levels of the NEOs in light of his overall responsibility for the Company and its performance, his significant experience, and his tenure with the Company. However, the Compensation Committee does not set compensation levels at any specific level or percentile against the peer group data and did not engage in any formal benchmarking with respect to our NEOs’ compensation in 2012 because these formulaic approaches to compensation do not to take into account differences such as executive experience and actual performance. The peer group data is only one point of information taken into account by the Compensation Committee in making compensation decisions.

Role of Management in Executive Compensation Planning. Our Chief Executive Officer provides recommendations to the Compensation Committee regarding the compensation of our executive officers (other than himself). Our Chief Executive Officer further participates in the executive compensation decision-making process as follows:

•	Presents overall results of the Company’s performance and achievement of historical and go-forward business objectives and goals from management’s perspective;

•	Provides evaluation for all other executive officers (including our NEOs); and

•	Reviews peer group information and compensation recommendations and provides feedback regarding the potential impact of proposed compensation decisions.

Our Chief Financial Officer evaluates the financial implications and affordability of the Company’s compensation program. Other executive officers (including other NEOs) may periodically participate in the compensation process and in Compensation Committee meetings at the invitation of the Compensation Committee to advise on performance and/or activity in areas with respect to which these executive officers have particular knowledge or expertise. None of our NEOs are members of the Compensation Committee or otherwise had any role in determining the compensation of the other NEOs.

Amendment of Mr. Kilroy, Jr.’s Employment Agreement

In March 2012, we entered into an amended and restated employment agreement with Mr. Kilroy, Jr. The amended and restated employment agreement became effective as of January 1, 2012 and includes the following significant changes:

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Elimination of “modified single trigger” change in control provision (meaning that Mr. Kilroy, Jr. can no longer resign without “good reason” after a change in control of the Company and still receive cash severance);

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Elimination of excise tax gross-up payments for parachute payment excise taxes in connection with payments or benefits payable upon a change in control of the Company, as well as tax gross-up payments on supplemental life insurance premiums, so that Mr. Kilroy, Jr. is not entitled to any tax gross-ups on any elements of compensation;

•	Addition of non-competition restrictions for a period of three years following a change in control;

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Elimination of automatic renewal of the employment term, so that the agreement is now subject to a specific term of seven years, and elimination of non-extension by the Company of the term of the agreement as a severance trigger (so that no severance will become payable as a result of the expiration of the term of the agreement);

•	Expansion of compensation “clawback” provision so that all of Mr. Kilroy, Jr.’s compensation will be subject to any clawback policies adopted by the Company or required by applicable law;

•	Elimination of payment for, or reimbursement of, tax and financial planning services;

•	Retirement age delayed from age 65 to age 70; and

•	Elimination of accelerated vesting for performance-based equity awards upon a termination due to retirement.

As noted previously, in connection with the amendment and restatement of Mr. Kilroy, Jr.’s employment agreement, the Compensation Committee approved a base salary increase, a new target annual incentive, and a one-time special equity award for him. For more information on our employment agreements with our NEOs, including both Mr. Kilroy, Jr. and Mr. Hawken, see the “Subsequent Compensation Actions” and “Potential Payments Upon Termination or Change in Control” sections below in this Proxy Statement.

Discussion of 2012 Executive Compensation Elements

Base Compensation.    Salaries for our NEOs are reviewed and established by the Compensation Committee on an annual basis. As noted above, the Compensation Committee does not specifically establish our executive base salary levels at any particular levels against peer group data. In specifying base salaries for our executive officers, the Compensation Committee, in its judgment, also generally considers the following factors:

•	The performance of the Company (e.g., TSR, leasing, financial performance, acquisitions, dispositions, development and balance sheet management);

•	The performance of each executive;

•	The contribution of each executive to our overall results;

•	Input from our Chief Executive Officer (with respect to our other NEOs);

•	Additional roles or responsibilities assumed;

•	Experience and tenure;

•	Base salary levels (and, in the case of incentives, target incentive levels) for comparable positions in our peer group;

•	The executive’s employment agreement (if any); and

•	The relative need to retain the executive.

Based on its assessment of the foregoing factors and 2012 peer group analyses discussed above in the “Market Review and Compensation Peer Group” section, the Compensation Committee determined that, except as provided below, each NEO’s annual base salary was appropriate and that 2012 base salary levels would remain the same for our NEOs as their respective 2011 base salary levels. In connection with the negotiation of his amended and restated employment agreement in 2012, and in light of the fact that he had not received a base salary increase since 2008, the Compensation Committee approved an increase to Mr. Kilroy, Jr.’s annual base salary level from $1,050,000 to $1,225,000. This increase was based on the Compensation Committee’s subjective assessment of Mr. Kilroy’s responsibilities and contributions, and negotiations with him in entering into his amended and restated employment agreement. Mr. Smart’s base salary was increased during 2012 by $10,000, from $370,000 to $380,000, in connection with his taking on additional responsibilities.

The following table shows each NEO’s base salary levels for the last three years:

Named Executive	2010 Base Salary		2011 Base Salary	2012 Base Salary
John B. Kilroy, Jr.	$1,050,000		$1,050,000	$1,225,000	(2)
Jeffrey C. Hawken	$575,000		$575,000	$575,000
Tyler H. Rose	$500,000		$500,000	$500,000
Eli Khouri	—	(1)	$500,000	$500,000
Justin W. Smart	$360,000		$370,000	$380,000	(3)

(1)	Mr. Khouri joined the Company in January 2011.

(2)	The increase reflects the new level included in Mr. Kilroy, Jr.’s amended and restated employment agreement.

(3)	The increase reflects the assumption of additional responsibilities during 2012.

2012 Annual Incentives.    During 2012, our NEOs were eligible to earn both cash and equity incentive awards. Based on negotiations with Mr. Kilroy, Jr. and competitive considerations, the Compensation Committee determined that it was in the best interests of the Company and its stockholders to increase Mr. Kilroy, Jr.’s target annual cash incentive award amount from $2,500,000 to $3,000,000 and his target annual equity incentive award amount from $2,500,000 to $3,000,000. Mr. Hawken’s target annual incentive award amounts for 2012 remained unchanged from 2011 levels as set forth in his employment agreement. Mr. Khouri does not have an employment agreement with the Company that provides for targeted annual incentive amounts. Our employment agreements with Messrs. Rose and Smart include targeted incentive levels, but the Compensation Committee does not consider these targeted levels in establishing their annual incentive awards because the targeted levels were set when Messrs. Rose and Smart were Senior Vice Presidents of the Company. Messrs. Rose and Smart have since been promoted to Executive Vice President positions, and Mr. Rose is our Chief Financial Officer. The Compensation Committee believes that their employment agreements, which were both entered into in 2007 and last amended in 2008, do not reflect competitive annual incentive targets for their current positions.

The Compensation Committee has complete discretion to determine the amount of cash incentives and the value of equity grants to be awarded to our NEOs (even when targeted levels have been established under an NEO’s employment agreement) based on its assessment of the Company’s performance for the fiscal year and any other factors it deems appropriate. The Compensation Committee believes that the Company achieved outstanding performance in 2012. In determining incentive compensation, the Compensation Committee generally considers, in its judgment, the same factors it uses to evaluate and approve base salaries noted above and, in 2012, specifically considered the qualitative and quantitative performance factors outlined under the heading “Strong 2012 Performance” above. Notwithstanding the Company’s accomplishments during 2012, which might have warranted an increase in performance-based incentive awards for our NEOs above 2011 levels, the Compensation Committee determined that cash and regular annual equity incentive awards for 2012 should not exceed 2011 levels for our NEOs who were also named executive officers in 2011, except for increases related to Mr. Kilroy, Jr.’s new targeted annual incentive award levels, which were adjusted in connection with the negotiation of his employment agreement (and for rounding differences). As to Mr. Kilroy, Jr., the Compensation Committee determined that his incentive awards for 2012 would not exceed the new targeted amounts (except for rounding differences) despite performance that might have warranted a payout in excess of the targeted level. Mr. Smart’s 2012 bonus was $5,000 higher than his 2011 bonus. Mr. Smart was not a named executive officer in 2011 and his slightly greater 2012 bonus reflected his additional responsibilities in 2012. The Compensation Committee elected not to approve higher bonus amounts primarily due to the results of our Say-on-Pay advisory vote described above and the Compensation Committee’s desire to acknowledge and respond to the concerns expressed by our stockholders.

For 2012, the equity component of each NEO’s annual incentive is expressed as a dollar value and is payable in an award of shares of restricted stock (or, if elected pursuant to a timely deferral election made under our Stock Award Deferral Program described below, restricted stock units) that is subject to both time-based and performance-based vesting requirements. The dollar value is converted into a number of shares by reference to the fair market value of the Company’s Common Stock as of the date of grant. Fifty percent of the total equity award is subject to a time-based vesting schedule, vesting ratably in annual installments over the five-year continued service period following the date of grant. The remaining 50% of the total equity award is subject to both time-based and performance-based vesting requirements, pursuant to which the award will become eligible to vest under the time-based schedule only if a performance-based goal established by the Compensation Committee is achieved.

Under the terms of the performance-based restricted shares, the portion of an executive’s performance-based shares that will be subject to the time-based vesting requirements will equal the greatest of the following:

•	100%, if the Company’s TSR for 2013 is equal to or greater than the 75th percentile of the peer companies identified above;

•	50%, if the Company’s TSR for 2013 is equal to or greater than the 50th percentile but less than the 75th percentile of the peer companies identified above; and

•

If the Company’s FFO Per Share for 2013 is $2.43 or greater, the percentage of the performance-based restricted shares that will be subject to the time-based vesting conditions will be the percentage determined in accordance with the table below based on the Company’s actual FFO Per Share for 2013:

FFO Per Share for 2013	Portion of Performance Shares That Will Be Subject To Time-Based Vesting*
$2.58 or greater	100%
$2.53	90%
$2.43	50%
Less than $2.43	None

* The vesting percentage will be calculated on a pro-rata basis between points in the table above for FFO Per Share amounts between the levels indicated.

If none of these performance conditions are satisfied, then all of the performance-based restricted shares will be forfeited. If one or more of the performance conditions are satisfied but not at the maximum 100% level, the portion of the performance-based restricted shares that are not eligible for time-based vesting will be forfeited. Forfeited awards will not be eligible to vest in any future year.

In general, for purposes of these awards, “FFO Per Share” means the Company’s funds from operations during the Performance Period, determined in accordance with the White Paper on funds from operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, adjusted to exclude the impact of acquisition-related expenses, non-cash charges and non-budgeted compensation costs, divided by the weighted average common shares of the Company outstanding for 2013, calculated on a diluted basis, including participating share-based awards (i.e. nonvested stock and time-based restricted stock units), the dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

We believe these awards further link the interests of our executives with those of our stockholders (as the ultimate value of the award is variable and depends on our stock price), as well as create a short-term performance incentive (as vesting of the performance shares depends on our 2013 performance) and a long-term retention incentive (as the entire award is subject to a five-year time-based vesting period that requires continued service with the Company). FFO Per Share was selected as a performance metric for these awards because it is a financial measure commonly used by analysts and investors to evaluate a REIT’s operating performance and overall management of its property portfolio. TSR was added as an alternative metric because the Compensation Committee felt that it would be appropriate for the awards to vest, regardless of FFO Per Share performance, if our TSR was strong relative to our peer companies for 2013.

The equity component of the 2012 annual incentive program described above was granted in the form of shares of restricted stock. As described in the “Stock Award Deferral Program” section below, each NEO is entitled to defer receipt of the restricted stock grant by electing to instead receive restricted stock units in respect of such grant pursuant to a valid election under our Stock Award Deferral Program. Each of our NEOs elected to receive their restricted stock awards discussed above in the form of restricted stock units pursuant to valid elections under the Stock Award Deferral Program.

In accordance with the foregoing, the following cash and equity incentive award amounts were authorized by the Compensation Committee under the 2012 annual incentive program (with the cash bonuses having been paid in December, 2012 and the equity awards having been granted on January 10, 2013).

	2012 Annual Incentives
Named Executive	Cash Component	Variable Time-Based Equity Component(1)	“At-risk” Performance-Based Equity Component(1)	Total Incentive Award
John B. Kilroy, Jr.	$3,000,000	$1,499,981	$1,500,029	$6,000,010
Jeffrey C. Hawken	$1,125,000	$562,511	$562,511	$2,250,022
Tyler H. Rose	$500,000	$250,021	$250,021	$1,000,042
Eli Khouri	$500,000	$250,021	$250,021	$1,000,042
Justin W. Smart	$340,000	$224,995	$225,043	$790,038

(1)

These amounts are the values approved by the Compensation Committee and converted into the corresponding number of restricted shares (or units, as the case may be) based on the closing price of the Company’s Common Stock on the date of grant of the awards. The awards were originally structured as time-based awards but, for the reasons noted above, the Compensation Committee determined it would be appropriate to subject half the awards to performance-based vesting requirements. This change resulted in slightly higher award values, as determined under the principles used to calculate the value of equity awards for purposes of our consolidated financial statements and as noted under the “Grants of Plan-Based Awards” table on page 60, for the performance-based component of the awards than the values noted in the performance-based equity award column above.

Equity Compensation Awards.    We believe that a significant portion of our NEOs’ total compensation should be in the form of equity-based compensation for several reasons:

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Along with our minimum stock ownership guidelines for our NEOs (described below), equity grants help to ensure that a significant portion of our NEOs’ compensation is tied to the value of our stock, thus aligning the interests of our NEOs with those of our stockholders. Our view is that if we have superior long-term operating performance, our NEOs, through their significant equity compensation, will receive compensation from dividends and capital appreciation in our Common Stock that is above the targeted/grant date levels. Conversely, if we do not perform well, the value of our NEOs’ equity awards will automatically adjust downward with any declines in our stock price;

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We design certain of our Company’s equity awards to be total stockholder return vehicles that provide for dividend payments, rewarding our NEOs for both share appreciation as well as dividends paid. We believe a focus on TSR encourages our NEOs to increase earnings to maintain our dividend, thus aligning the interests of our NEOs with those of our stockholders;

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Our stock awards generally vest in annual installments over several years, subject to continued employment through the applicable vesting date, which provides an important long-term retention incentive; and

•

A portion of our stock awards become eligible to vest based on our actual performance over a specified period relative to a performance goal established by the Compensation Committee and, once the awards become eligible to vest, they generally vest ratably in annual installments over several years, subject to continued employment through the applicable vesting date, which motivates our executives to maximize our performance for the year in which the awards are granted and provides an important long-term retention incentive.

Consistent with prior years, restricted stock awards were granted under our 2012 annual incentive program as described above during the first quarter of 2013. In addition to these awards, we also occasionally make grants of equity incentive awards at other times at the discretion of the Compensation Committee or the Board, including, but not limited to, in connection with the hiring or promotion of executive officers or in other special circumstances. During 2012, the Compensation Committee granted equity awards outside of our regular annual incentive awards in the form of stock options to our NEOs, among other officers for the first time since 1998, and in the form of certain restricted stock unit awards to Mr. Kilroy, Jr. in connection with entering into his amended and restated employment agreement.

On February 22, 2012, we made special retention grants of stock options to 27 officers of the Company (which includes each of our five NEOs). The stock options have an exercise price of $42.61, which is the closing price of our Common Stock on the New York Stock Exchange on the grant date. Thus, the options are inherently performance-based as our NEOs will only realize value on their options if the fair market value of our Common Stock appreciates above the exercise price of the options, which further aligns the interests of our NEOs with those of our stockholders. The Compensation Committee believes that the Company’s management team has been exceptional, and in its judgment determined that these additional awards were appropriate to help ensure the retention of the management team and to incentivize the management team during the growth and transformation of the Company to a premier West Coast owner, developer and operator of Class A office properties. The material terms of these options are described in the “Description of Plan-Based Awards – Equity Incentive Plan Awards” section of this Proxy Statement below.

In consideration for Mr. Kilroy, Jr. entering into his amended and restated employment agreement and in recognition of his excellent and longstanding service to the Company (over 30 years of service with the Company and its predecessors), to incentivize him over the remaining term of his employment agreement and in connection with his voluntarily relinquishing several legacy rights and compensation benefits under his employment agreement, in March 2012 the Company granted a special restricted stock unit (“RSU”) award to Mr. Kilroy, Jr. Fifty percent of the RSU award is eligible to vest in substantially equal annual installments over the seven-year term of Mr. Kilroy, Jr.’s amended and restated employment agreement, subject to Mr. Kilroy, Jr.’s continued employment on the applicable vesting date. The remaining fifty percent of the RSU award is eligible to vest in substantially equal annual installments over that seven-year period based on the achievement of one of the following performance goals, subject to Mr. Kilroy, Jr.’s continued employment through each vesting date: (1) achievement of an annual TSR equal to 7.5% for the applicable calendar year; (2) achievement of a TSR that exceeds the TSR for the SNL U.S. REIT Office Index for the applicable calendar year; or (3) achievement of a cumulative stockholder return goal not later than December 31, 2018. The cumulative stockholder return goal is based on an annualized TSR over the applicable period of 7.5%. The Compensation Committee believes that the ability to vest based on the cumulative goal (even if the annual TSR goal is not achieved for a particular year) is consistent with a long-term view of stockholder returns and helps ensure that Mr. Kilroy, Jr. will also take a long-term view of performance and mitigates risks attendant with short-term goals and stock market volatility.

Stock Award Deferral Program.    We maintain a Stock Award Deferral Program under which our directors and certain of our management employees, including our NEOs, may elect to participate and defer receipt of restricted stock awards granted under the 2006 Plan and receive an equivalent number of RSUs in lieu of such restricted stock. Each RSU issued under the deferral program represents the right to receive one share of our Common Stock in the future and will be subject to the same vesting conditions as would have applied to the restricted stock award in lieu of which such RSUs are issued. In addition, RSUs carry with them the right to receive dividend equivalents that credit participants, upon our payment of dividends in respect of the shares underlying the participant’s RSUs, with additional, fully-vested RSUs equal to the value of the dividend paid in respect of such shares. Shares of stock underlying RSUs will be paid to the participant holding the RSUs on the earliest to occur of a change in control, the participant’s “separation from service” with us, the participant’s death or disability, or a pre-determined date, if specified by the participant. By electing to receive RSUs instead of restricted shares, participants are generally able to defer income taxes on these awards, which makes our compensation program more desirable and helps us to attract, retain and incentivize top talent without significant additional cost to the Company. Since RSUs are paid in our Common Stock and the ultimate value of an RSU is therefore directly dependent on the value of our Common Stock, RSUs enhance the alignment between management and stockholder interests.

Other Elements of Compensation.    To assist us in attracting and retaining key executives critical to our success and to ensure that their compensation is, based on the subjective assessment of the Compensation Committee, commensurate with similarly situated executives in our 2012 peer group, we provide our NEOs with certain other elements of compensation noted in the Summary Compensation Table below. We believe that these other elements of compensation are important to attract, motivate and retain the top executive talent for which we compete at this time.

Defined Contribution Plans.    We maintain a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) that covers our eligible employees, including our NEOs, and those of certain designated affiliates. The 401(k) Plan permits our eligible employees to defer receipt of (and taxation on) up to 60% of their annual compensation, subject to certain limitations imposed by the Code. The employees’ elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan. We currently make matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum of ten percent of the participant’s annual salary (thus, the maximum match is five percent of the participant’s base salary) and subject to certain other limits under the tax laws. Participants vest immediately in the amounts contributed by us to their plan accounts. Our employees are eligible to participate in the 401(k) Plan after three months of credited service with us. The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan. This tax-preferential savings option fits our compensation philosophy by helping us to attract, retain and incentivize top talent.

Deferred Compensation Plan.    We maintain a cash deferred compensation plan, the 2007 Deferred Compensation Plan (the “Deferred Compensation Plan”), under which our directors and certain of our management employees, including our NEOs, may defer receipt of their compensation, including up to 70% of their salaries and up to 100% of their director fees and cash bonuses, each as applicable. In addition, eligible management employees, including our NEOs, will generally receive monthly contributions from us to their Deferred Compensation Plan accounts equal to 10% of their respective gross monthly base salaries. The Deferred Compensation Plan provides that we may also make additional discretionary contributions to Participant accounts. To date, we have not made any discretionary contributions. The Deferred Compensation Plan fits into our compensation philosophy by providing our NEOs with the ability to accrue compensation and generate savings in a tax-efficient manner in excess of limits imposed on our 401(k) Plan, thereby providing additional financial security that enables our executives to focus on their work-related obligations. For additional information, refer to the “Nonqualified Deferred Compensation Plan Table” below.

Severance and Change in Control Arrangements.    We have entered into employment agreements with our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Executive Vice President of Development and Construction Services that include severance and change in control benefits. We believe that the protections contained in these employment agreements will help to ensure the day-to-day stability necessary to enable our executives to properly focus their attention on their duties and responsibilities with the Company and will provide security with regard to some of the most uncertain events relating to continued service, thereby limiting concern and uncertainty and promoting productivity. The Compensation Committee evaluates the level of severance benefits to provide our NEOs on a case-by-case basis, and in general, we consider these severance protections an important part of an executive’s compensation and consistent with competitive practices.

For a description of the material terms of these employment agreements, see the “Employment Agreements – Salary and Bonus Amounts” and “Potential Payments Upon Termination or Change in Control” sections below.

Subsequent Compensation Actions.    As discussed above, in April 2013 the Compensation Committee approved an amended and restated employment agreement with Mr. Hawken, effective as of January 1, 2013, that superseded and replaced his employment agreement with us that was in effect at December 31, 2012. Mr. Hawken’s amended and restated employment agreement was entered into in order to directly address stockholder feedback to eliminate certain provisions contained in his employment agreement, to reward Mr. Hawken for his excellent and longstanding service to the Company and to further incentivize Mr. Hawken. Mr. Hawken was under no obligation to re-negotiate the terms, or to relinquish any of the legacy rights or benefits included in his employment agreement. See the “Employment Agreements – Salary and Bonus Amounts – Jeffrey C. Hawken” section of this Proxy Statement for a summary of the significant changes made to Mr. Hawken’s employment agreement.

In consideration and recognition of the foregoing, the Compensation Committee took the following actions:

•	Increased Mr. Hawken’s annual base salary to $675,000, which is the first increase in his base salary since 2008;

•

Increased the target award levels for Mr. Hawken under our annual performance-based incentive program to $1,350,000 with respect to the target cash award and $1,350,000 with respect to the target equity award; and

•

Awarded a grant of 19,084 RSUs for Mr. Hawken, of which all are subject to the time-based vesting requirements over a period of six years and 50% are subject to additional annual performance-based vesting conditions. The performance-based vesting conditions are substantially the same as the performance-based RSUs awarded to Mr. Kilroy, Jr. in March 2012, except the performance period for Mr. Hawken’s award is 2013-2018.

In addition, none of our other NEOs has received a base salary increase for 2013, other than Mr. Smart. Mr. Smart received a $20,000 base salary increase for 2013 (from $380,000 to $400,000) to reflect his additional responsibilities and appointment as an Executive Vice President.

Clawback Policy; Anti-Hedging Policy; Stock Ownership Guidelines

Adoption of Compensation Clawback Policy.    Under our clawback policy, effective as of March 30, 2012, subject to the discretion and approval of our Board, we may require reimbursement and/or cancellation of any bonus or other incentive compensation, including equity-based compensation, awarded to an executive officer, in any case where all of the following factors are present: (a) the award was predicated upon the achievement of certain financial results that were subsequently the subject of an accounting restatement due to material noncompliance by us with any financial reporting requirements under securities laws; (b) the Board determines that the executive officer engaged in misconduct that was a substantial contributing cause to the need for the restatement; and (c) a lower award would have been made to the executive officer based upon the restated financial results. In each such instance, we may recover the individual executive officer’s entire annual bonus in addition to any gain received from the award within the relevant period, plus a reasonable rate of interest. These clawback provisions are in addition to those contained in our employment agreements with Mr. Kilroy, Jr. and Mr. Hawken described above.

Anti-Hedging Policy.    We have established policies that provide that our directors, officers, other employees and their family members may not engage in any transaction that might allow them to gain from declines in Company securities. Specifically, we prohibit transactions by these individuals using derivative securities, or otherwise participating in hedging, “stop loss” or other speculative transactions involving Company securities, including short-selling Company securities, trading in any puts, calls, covered calls or other derivative products involving Company securities, or writing purchase or call options, short sales and other similar transactions.

Minimum Stock Ownership Guidelines.    As part of our compensation objectives, we believe that our NEOs should hold a significant amount of our stock to link their long-term economic interests directly to those of our stockholders. Accordingly, we have established requirements that NEOs own stock valued at three to six times their respective annual base salaries, as detailed in the following table. We believe that these multiples constitute significant amounts for our NEOs and provide a substantial link between the interests of our NEOs and those of our stockholders.

Named Executive	Ownership Requirement as a % of Base Salary	Ownership Requirement Met as of December 31, 2012
John B. Kilroy, Jr.	600%	Yes
Jeffrey C. Hawken	300%	Yes
Tyler H. Rose	300%	Yes
Eli Khouri	300%	(1)
Justin W. Smart	300%	Yes

(1)	Mr. Khouri joined the Company in January 2011. Under our minimum stock ownership guidelines, our NEOs have five years to comply with the Company’s minimum stock ownership levels.

Tax Considerations

Section 162(m) of the Code (“Section 162(m)”) generally limits the deductibility of compensation paid to certain of our executive officers. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 paid by us to our NEOs (other than the chief financial officer) during any fiscal year must qualify as “performance-based compensation” as determined under Section 162(m). Compensation generally qualifies as performance-based, if among other requirements, it is payable only upon the attainment of pre-established, objective performance criteria based on performance goals that have been approved by our stockholders. The Compensation Committee’s policy is to take into account Section 162(m) in establishing compensation of our executive officers to preserve deductibility to the greatest extent possible. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Company’s overall compensation philosophy and objectives. The Compensation Committee may therefore award compensation to our executive officers that is not fully deductible if it determines that such award is consistent with our philosophy and is in our and our stockholders’ best interests. In addition, we believe that we qualify as a REIT under the Code and are not subject to federal income taxes, meaning that the payment of compensation that does not satisfy the requirements of Section 162(m) should not have a material adverse consequence to us, provided we continue to remain qualified as a REIT under the Code. The Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed our Compensation Discussion and Analysis section with management and, based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis section be included in this Annual Meeting Proxy Statement on Schedule 14A.

Executive Compensation Committee

Edward F. Brennan, Ph.D., Chairman

William P. Dickey

Scott S. Ingraham

Dale F. Kinsella

The foregoing report of the Executive Compensation Committee is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

The 2012 Summary Compensation Table quantifies the value of the different forms of compensation earned by or awarded to our NEOs for 2012. The primary elements of each NEO’s total compensation reported in the table are base salary, an annual bonus, and long-term equity incentives consisting of nonqualified stock options and time and performance-based restricted stock units. Our NEOs also received the other benefits listed in Column (i) of the Summary Compensation Table, as further described in the footnotes to the table.

The 2012 Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each NEO’s base salary and annual bonus is provided immediately following the 2012 Summary Compensation Table. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the stock options and stock unit awards granted with respect to services performed in 2012, provides information regarding the long-term equity incentives awarded to our NEOs with respect to services performed in 2012. The Outstanding Equity Awards at Fiscal Year End and Option Exercises and Vested Stock tables provide further information on the NEO’s potential realizable value and actual value realized with respect to their equity awards.

2012 Summary Compensation Table

The following table sets forth summary information regarding compensation of our NEOs for all services rendered to us in all capacities in 2010, 2011 and 2012.

Name & Principal Position(s)	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)		Total ($)(4)
(a)	(b)	(c)		(d)	(e)		(f)	(g)		(h)	(i)		(j)
John B. Kilroy, Jr.	2012		$1,225,000	$3,000,000		$12,193,349	$6,900,000		—	—		$486,181		$23,804,530
President and Chief	2011		$1,050,000	$2,500,000		$2,500,000	—		—	—		$350,633		$6,400,633
Executive Officer	2010		$1,050,000	—		$2,500,000	—		$2,500,000	—		$349,322		$6,399,322

Jeffrey C. Hawken	2012		$575,000	$1,125,000		$1,173,010	$2,300,000		—	—		$116,760		$5,289,770
Executive Vice President and Chief Operating Officer	2011 2010	$ $	575,000 575,000	$1,125,000 —	$ $	1,125,000 1,125,000	— —	$	— 1,125,000	— —	$ $	124,846 116,401	$ $	2,949,846 2,941,401

Tyler H. Rose	2012		$500,000	$500,000		$521,372	$1,150,000		—	—		$96,313		$2,767,685
Executive Vice President, Chief Financial Officer and Secretary	2011 2010	$ $	500,000 500,000	$500,000 —	$ $	500,000 500,000	— —	$	— 500,000	— —	$ $	99,033 89,112	$ $	1,599,033 1,589,112

Eli Khouri(5)	2012		$500,000	$500,000		$521,372	$1,150,000		—	—		$90,598		$2,761,970
Executive Vice President and Chief Investment Officer	2011		$500,000	$500,000		$500,000	—		—	—		$68,218		$1,568,218

Justin W. Smart(6)	2012		$380,000	$340,000		$469,237	$184,000		—	—		$77,285		$1,450,522
Executive Vice President, Development and Construction Services

(1)

As described in the “Compensation Discussion and Analysis” section, each of the NEOs received a cash bonus under the Company’s 2012 annual incentive program in the amount reported in column (d) of the table above.

(2)

The amounts reported in columns (e) and (f) of the table above for each fiscal year reflect the aggregate grant date fair value of stock awards and option awards, respectively, computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. With the exception of the performance-based component of the 2012 LTI Awards, the grant date fair value is based on the quoted closing share price of the Company’s Common Stock on the NYSE on the grant date. For the performance-based component of each executive’s 2012 annual incentive award, the grant date fair value is based on the quoted closing share price of the Company’s Common Stock on the NYSE on the modification date. The stock awards reported for each of our NEOs in 2012 and, in the case of Mr. Kilroy, Jr., a portion of the stock awards reported in 2012, are reported in the year of the service period with respect to which the bonus program relates and were granted in January 2013. Of the total stock award compensation reported for Mr. Kilroy, Jr. in 2012, $9,065,370 is with respect to restricted stock units awarded to Mr. Kilroy, Jr. in connection with the negotiation of his amended and restated employment agreement in March 2012. The option awards reported for each of our NEOs in 2012 are reported in the year in which the options were granted as these awards were not granted based on service in 2011.

(3)	The following table identifies the components of the amounts reported in the “All Other Compensation” column of the table for each NEO in 2012:

Executive Officers	Employee Healthcare Premiums ($)	Supplemental Healthcare Insurance ($)	Supplemental Life & Disability Insurance ($)	Company Contributions to Deferred Compensation Plan ($)	Company Contributions to 401(k) ($)	Automobile Related Expenses ($)	Home Office Expenses ($)	Financial Planning Services ($)	Club Dues ($)	Total Benefits ($)
John B. Kilroy, Jr.	$4,517	$10,702	$247,011	$122,500	$11,250	$57,501	$19,178	—	$13,522	$486,181
Jeffrey C. Hawken	$4,517	$10,702	—	$57,500	$11,250	$19,189	$3,122	$700	$9,780	$116,760
Tyler H. Rose	$4,517	$10,702	—	$50,000	$11,250	$18,852	$592	—	$400	$96,313
Eli Khouri	$4,517	$10,702	—	$50,000	$11,250	$14,129	—	—	—	$90,598
Justin W. Smart	$4,517	$10,702	—	$38,000	$11,250	$12,639	$177	—	—	$77,285

(4)

The amounts reported in column (h) of the table above include amounts that have been deferred under our Deferred Compensation Plan or Stock Award Deferral Program. For further information regarding our Deferred Compensation Plan and Stock Award Deferral Program, see “Compensation Discussion and Analysis – Deferred Compensation Plan.” For an additional description of the amounts deferred, see the “Nonqualified Deferred Compensation” table below.

(5)	Mr. Khouri joined the Company in 2011.

(6)	Mr. Smart was not a named executive officer during 2011 or 2010. Mr. Smart was promoted to Executive Vice President, Development and Construction Services in January 2013.

Employment Agreements – Salary and Bonus Amounts

We have entered into an employment agreements with each of Messrs. Kilroy, Jr., Hawken, Rose and Smart. During 2012, we did not have an employment agreement with Mr. Khouri.

John B. Kilroy, Jr.

On March 30, 2012, Mr. Kilroy, Jr. entered into an amended and restated employment agreement, the terms of which became effective January 1, 2012, in order to address certain items of stockholder concern, as discussed under the “Compensation Discussion and Analysis” section. The term of Mr. Kilroy, Jr.’s amended and restated employment agreement is scheduled to end on December 31, 2018, subject to earlier termination in connection with a termination of Mr. Kilroy, Jr.’s employment, and is not subject to automatic extensions of the term. The agreement provides for an annual base salary of $1,225,000 and that the Compensation Committee will review Mr. Kilroy, Jr.’s base salary each year during the term of the agreement and has discretion to increase (but not decrease) his base salary level. The agreement also provides for Mr. Kilroy, Jr.’s target annual cash incentive award to be set at $3,000,000 and his annual equity incentive award to be set at $3,000,000, with the Compensation Committee to determine Mr. Kilroy, Jr.’s actual cash and equity incentive award amounts each year. The agreement also provides for Mr. Kilroy, Jr. to participate in the Company’s long-term incentive plan applicable to senior executives, pursuant to which the Compensation Committee has the discretion to grant certain equity awards, as well as participation in the Company’s executive and employee compensation and benefit plans and programs, reimbursement of business expenses, an annual physical examination, an annual payment equal to $130,768 for Mr. Kilroy, Jr.’s supplemental life insurance premiums, and an annual payment up to $150,000 for Mr. Kilroy, Jr.’s disability insurance premiums. As discussed in the “Compensation Discussion and Analysis” section, Mr. Kilroy, Jr.’s amended and restated employment agreement does not provide for tax gross-up payments from us for any elements of compensation, including for excise taxes imposed pursuant to Sections 280G and 4999 of the Code or with respect to supplemental life insurance premiums. Provisions of Mr. Kilroy, Jr.’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits re discussed under the applicable sections of this Proxy Statement.

Jeffrey C. Hawken

Mr. Hawken entered into an employment agreement with the Company effective January 1, 2007. The initial term of Mr. Hawken’s employment agreement was scheduled to end on December 31, 2009, subject to earlier termination in connection with a termination of Mr. Hawken’s employment, and was subject to automatic one-year extensions of the term each year unless either party provided notice that the agreement was not to be extended. The agreement provides that the Compensation Committee will review Mr. Hawken’s base salary each year during the term of the agreement and has discretion to increase (but not decrease) his base salary level. The agreement also provides for Mr. Hawken’s target annual cash incentive award to be set at $750,000 and his annual equity incentive award to be set at $1,500,000, with the Compensation Committee (in consultation with our Chief Executive Officer) to determine Mr. Hawken’s actual cash and equity incentive award amounts each year. In making its determination with respect to salary and incentive award levels, the Compensation Committee considers the factors discussed under the heading, “Discussion of 2012 Executive Compensation Elements” of the “Compensation Discussion and Analysis” section. The agreement also provides for Mr. Hawken to participate in any outperformance incentive award plan applicable to senior executives that may be adopted by the Board, as well as participation in the Company’s executive and employee compensation and benefit plans and programs, reimbursement of business expenses, an annual physical examination and an annual payment up to $25,000 for tax and financial planning services. Provisions of Mr. Hawken’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

As described above under the heading “Subsequent Compensation Actions” in the “Compensation Discussion and Analysis” section, in April 2013 the Compensation Committee approved an amended and restated employment agreement with Mr. Hawken, effective as of January 1, 2013, which agreement superseded the terms of Mr. Hawken’s employment agreement described above in its entirety. The payments and benefits provided under Mr. Hawken’s amended and restated employment agreement are substantially similar to those provided under his prior employment agreement as described above, except for the following significant changes:

•	Increase Mr. Hawken’s annual base salary to $675,000, which is the first increase in his base salary since 2008;

•

Increase the target award levels for Mr. Hawken under our annual performance-based incentive program to $1,350,000 with respect to the target cash award and $1,350,000 with respect to the target equity award;

•	An award grant of 19,084 RSUs for Mr. Hawken, of which all are subject to the time-based vesting requirements over a period of six years and 50% are subject to additional performance-based vesting conditions. The performance-based vesting conditions are substantially the same as the performance-based RSUs awarded to Mr. Kilroy, Jr. in March 2012, except the performance period for Mr. Hawken’s award is 2013-2018;

•

Elimination of “modified single trigger” change in control provision (meaning that Mr. Hawken can no longer resign without “good reason” after a change in control of the Company and still receive cash severance);

•	Elimination of excise tax gross-up payments for parachute payment excise taxes in connection with payments or benefits payable upon a change in control of the Company;

•

Provision for a fixed term ending on December 31, 2015 (unless earlier terminated pursuant to the agreement), without automatic extensions. If the Company does not offer to extend the term of the agreement upon substantially the same or better terms at the expiration date of the agreement, such decision by the Company will be deemed a termination of Mr. Hawken’s employment without “cause”;

•

Expansion of compensation “clawback” provision so that all of Mr. Hawken’s compensation will be subject to the Company’s clawback policy as in effect on January 1, 2013 or as required by applicable law;

•

The “annual incentives” portion of Mr. Hawken’s Severance Payment is now based on the average “annual incentives” during the prior five years, which “annual incentives” include Mr. Hawken’s annual cash and stock award targets, the fair value of any discretionary equity awards granted to him in the applicable calendar year (other than any equity award granted pursuant to the Company’s annual bonus program) and the value of any long-term cash incentive paid for a performance period that ends in the applicable calendar year; and

•	Elimination of accelerated vesting for performance-based equity awards upon a termination due to retirement.

Tyler H. Rose

Mr. Rose entered into an employment agreement with the Company effective January 1, 2007. The initial term of Mr. Rose’s employment agreement was originally scheduled to end on December 31, 2009, subject to earlier termination in connection with a termination of Mr. Rose’s employment, and is subject to automatic one-year extensions of the term each year unless either party provides notice that the agreement will not be extended. The agreement provides that the Compensation Committee will review Mr. Rose’s base salary each year during the term of the agreement. The agreement also provides for Mr. Rose’s target annual cash incentive award to be set at $275,000 and his annual equity incentive award to be set at $450,000, with the Compensation Committee (in consultation with our Chief Executive Officer) to determine Mr. Rose’s actual cash and equity incentive award amounts each year. In making its determination with respect to salary and incentive award levels, the Compensation Committee considers the factors discussed under the heading, “Discussion of 2012 Executive Compensation Elements” of the “Compensation Discussion and Analysis” section. The agreement also provides for Mr. Rose to participate in any outperformance incentive award plan applicable to senior executives that may be adopted by the Board, as well as participation in the Company’s executive and employee compensation and benefit plans and programs and reimbursement of business expenses. Provisions of Mr. Rose’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

Justin W. Smart

Mr. Smart entered into an employment letter agreement with the Company dated July 20, 2007. The initial term of Mr. Smart’s employment letter agreement was originally scheduled to end on December 31, 2009, subject to earlier termination in connection with a termination of Mr. Smart’s employment, and is subject to automatic one-year extensions of the term each year unless either party provides notice that the agreement will not be extended. The agreement also provides for Mr. Smart’s target annual cash incentive award to be set at $200,000 and his annual equity incentive award to be set at $400,000, with the targets subject to adjustment by the Company. In making its determination with respect to salary and incentive award levels, the Compensation

Committee considers the factors discussed under the heading, “Discussion of 2012 Executive Compensation Elements” of the “Compensation Discussion and Analysis” section. The agreement also provides for Mr. Smart to participate in the Company’s executive and employee benefit plans and programs. Provisions of Mr. Smart’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

Grants of Plan-Based Awards

The following table sets forth summary information regarding the incentive awards granted to our NEOs during the year ended December 31, 2012.

Name	Grant Date (1)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John B. Kilroy, Jr.	2/22/2012		—	—	—	—	—	—	—	750,000	$42.61	$6,900,000
	3/30/2012		—	—	—	—	—	—	103,238	—	—	$4,811,923
	3/30/2012		—	—	—	—	103,239	—	—	—	—	$4,253,447
	1/10/2013		—	—	—	—	—	—	30,687	—	—	$1,499,981
	4/4/2013	(3)	—	—	—	15,344	30,688	—	—	—	—	$1,627,998	(3)

Jeffrey C. Hawken	2/22/2012		—	—	—	—	—	—	—	250,000	$42.61	$2,300,000
	1/10/2013		—	—	—	—	—	—	11,508	—	—	$562,511
	4/4/2013	(3)	—	—	—	5,754	11,508	—	—	—	—	$610,499	(3)

Tyler H. Rose	2/22/2012		—	—	—	—	—	—	—	125,000	$42.61	$1,150,000
	1/10/2013		—	—	—	—	—	—	5,115	—	—	$250,021
	4/4/2013	(3)	—	—	—	2,558	5,115	—	—	—	—	$271,351	(3)

Eli Khouri	2/22/2012		—	—	—	—	—	—	—	125,000	$42.61	$1,150,000
	1/10/2013		—	—	—	—	—	—	5,115	—	—	$250,021
	4/4/2013	(3)	—	—	—	2,558	5,115	—	—	—	—	$271,351	(3)

Justin W. Smart	2/22/2012		—	—	—	—	—	—	—	20,000	$42.61	$184,000
	1/10/2013		—	—	—	—	—	—	4,603	—	—	$224,995
	4/4/2013	(3)	—	—	—	2,302	4,604	—	—	—	—	$244,242	(3)

(1)

The table includes awards that were granted in January 2013 as part of the 2012 annual incentive program, and also includes certain equity awards granted to Mr. Kilroy, Jr. in connection with his entering into his amended and restated employment agreement in March 2012, as well as discretionary grants of stock options to our NEOs in February 2012.

(2)

The amounts reported in column (l) of the table above reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of our consolidated financial statements. For the assumptions and methodologies used to value the awards reported in column (l), see footnote (2) to the 2012 Summary Compensation Table above. With respect to equity incentive plan awards, this column reflects the grant date fair value of such awards based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards. The probable outcome of these awards was the “targeted” award level, and the awards do not provide for payouts in excess of that level (but payment may be less than that level, based on actual performance).

(3)

Fifty percent of each Named Executive Officer’s total equity award value approved by the Compensation Committee in January 2013 (rounded to produce whole share amounts) is in the form of performance-based RSUs. The values approved by the Compensation Committee in January 2013, as reflected in the “Compensation Discussion and Analysis” on page 32, were used to determine the total number of RSUs awarded in January 2013. However, the inclusion of performance metrics and the specific performance goals for the performance-based RSUs was not finally determined until April 2013. Under applicable accounting rules, the grant date fair value of the performance-based RSUs is determined on the date that the award is modified and the applicable performance goals are set. Accordingly, and because of increases in our stock price between January and April, the grant date fair value for the performance-based RSUs as presented above differs from the values approved by the Compensation Committee in January 2013 and used to determine the number of RSUs awarded.

Description of Plan-Based Awards

Equity Incentive Plan Awards

Each of the equity incentive awards reported in the above table was granted under, and is subject to, the terms of the 2006 Plan. The 2006 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and to make all required determinations under the plan. Awards granted under the plan are generally only transferable by the NEO by will or the laws of descent and distribution.

Under the terms of the 2006 Plan, if there is a change in control of the Company, each NEO’s outstanding awards granted under the plan will generally become fully vested and, in the case of options, exercisable, unless the Compensation Committee provides for the substitution, assumption, or other continuation of the outstanding awards. The Committee also has discretion to establish other change in control provisions with respect to awards granted under the 2006 Plan.

In addition, each NEO may be entitled to accelerated vesting of his outstanding equity-based awards upon certain terminations of employment with the Company. The terms of this accelerated vesting are described in this section and in the section titled “Potential Payments Upon Termination or Change in Control.”

Options.    Each option reported in Column (j) of the table above was granted with a per-share exercise price equal to the fair market value of a share of our Common Stock on the grant date. For these purposes, and in accordance with our 2006 Plan and our option grant practices, the fair market value is equal to the closing price of a share of our Common Stock on the applicable grant date.

Each option granted to our NEOs in 2012 is subject to a five-year vesting schedule, with 20% of the option vesting on each of the first five anniversaries of the grant date. Once vested, each option will generally remain exercisable until its normal expiration date. Each of the options granted to our NEOs in 2012 has a term of ten years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the NEO’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the NEO’s employment. The NEO will typically have three months to exercise the vested portion of the option following a voluntary termination of the officer’s employment (other than due to death or disability) or a termination by us for cause. This period is extended to one year if the termination was a result of the NEO’s death or disability.

Time-Based Restricted Stock Units.    Column (i) of the table above reports awards of restricted stock units granted to our NEOs in January 2013 that vest based solely on the executive’s continued employment or service with the Company. Each restricted stock unit represents a contractual right to receive one share of our Common Stock upon vesting of the unit. Each of these awards is subject to a five-year vesting schedule, with 20% of the award vesting on each of the first five anniversaries of the grant date. Subject to the NEO’s employment agreement or the award agreement evidencing the stock units, if a NEO’s employment terminates for any reason during the vesting period, any units that have not previously vested will terminate.

The NEO does not have the right to vote or dispose of the stock units subject to these awards, but does have the right to receive dividend equivalents (in cash or stock) based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid units then subject to the award. Such payments are made at the same time the related dividends are paid to our stockholders.

Performance-Based Restricted Stock Units.    Column (g) of the table above reports awards of performance-based restricted stock units (“performance units”) granted to our NEOs in January 2013. Each performance unit represents a contractual right to receive one share of our Common Stock if the applicable performance-based and time-based vesting requirements are satisfied.

As described more fully under “Discussion of 2012 Executive Compensation Elements – 2012 Annual Incentives” in the “Compensation Discussion and Analysis” section, the percentage of the performance units that will become eligible to vest based on the time-based vesting requirements applicable to the award will range from 0% to 100% of the units subject to the award depending on the Company’s TSR ranking for 2013 relative to the Company’s peer group for the applicable one-year performance period or the Company’s funds from operations, or FFO, per share for the applicable one-year performance period. For purposes of the awards granted in January 2013, our TSR ranking and FFO per share are determined by the Compensation Committee in accordance with the terms of the applicable award agreement, subject to adjustments as described in the 2006 Plan. The performance period is the calendar year for which the award is granted. None of the performance units will vest if the threshold TSR or FFO goals established by the Compensation Committee for the performance period are not met. Any performance units that do not become eligible to vest based on TSR or FFO performance during the performance period will be cancelled and automatically terminate as of the end of the performance period.

Performance units that become eligible to vest based on achievement of the TSR or FFO performance goals during the performance period will generally vest at a rate of 20% per year during the five-year period after the grant date. Subject to the NEO’s employment agreement or the award agreement evidencing the performance units, if a NEO’s employment terminates for any reason after the performance period, any performance units that have not previously vested will terminate.

Vested performance units are payable in an equal number of shares of our Common Stock. Payment will generally be made as the units become vested although the NEO may elect to have the units paid on a deferred basis. The NEO does not have the right to vote or dispose of the performance units, but does have the right to receive dividend equivalents (in cash or stock) based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid performance units then subject to the award. Such payments are generally made at the same time the related dividends are paid to our stockholders generally. However, dividend equivalents that would otherwise be paid during the applicable performance period under these awards will instead accrue and be paid at the end of the performance period only if the related performance goals for the award are satisfied.

Restricted Stock Units Granted to Mr. Kilroy, Jr. In March 2012.    With respect to Mr. Kilroy, Jr., columns (g) and (i) of the table above also include those certain awards of restricted stock units granted to Mr. Kilroy, Jr. in March 2012 in connection with his entering into his amended and restated employment agreement with the Company in 2012 that are subject to time-based vesting requirements and performance-based vesting requirements, respectively. The material terms of these restricted stock units are more fully described under “Discussion of 2012 Executive Compensation Elements – Equity Compensation Awards” in the “Compensation Discussion and Analysis” section.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2012, including the vesting dates for the portions of these awards that had not vested as of that date.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)		(i)	(j)		(k)
John B. Kilroy, Jr.	1/26/2011	—	—		—	—	—	33,104	(2)	$1,568,136	—		—
	1/30/2012	—	—		—	—	—	59,938	(3)	$2,839,263	—		—
	2/22/2012	—	750,000	(4)		$42.61	2/22/2022	—		—	—		—
	3/30/2012	—	—		—	—	—	88,490	(5)	$4,191,771	—		—
	3/30/2012	—	—		—	—	—	—		—	88,491	(6)	$4,191,819

Jeffrey C. Hawken.	1/26/2011	—	—		—	—	—	14,897	(2)	$705,671	—		—
	1/30/2012	—	—		—	—	—	26,972	(3)	$1,277,664	—		—
	2/22/2012	—	250,000	(4)	—	$42.61	2/22/2022	—		—	—		—

Tyler H. Rose.	1/25/2010	—	—		—	—	—	8,946	(7)	$423,772	—		—
	1/26/2011	—	—		—	—	—	6,621	(2)	$313,637	—		—
	1/30/2012	—	—		—	—	—	11,988	(3)	$567,872	—		—
	2/22/2012	—	125,000	(4)	—	$42.61	2/22/2022	—		—	—		—

Eli Khouri.	1/30/2012	—	—		—	—	—	11,988	(3)	$567,872	—		—
	2/22/2012	—	125,000	(4)	—	$42.61	2/22/2022	—		—	—		—

Justin W. Smart.	1/25/2010	—	—		—	—	—	6,660	(7)	$315,484	—		—
	1/26/2011	—	—		—	—	—	7,732	(2)	$366,265	—		—
	1/30/2012	—	—		—	—	—	8,392	(3)	$397,529	—		—
	2/22/2012	—	20,000	(4)	—	$42.61	2/22/2022	—		—	—		—

(1)

The dollar amounts shown in columns (i) and (k) are determined by multiplying the number of shares or units reported in columns (h) and (j), respectively, by $47.37 (the Company’s closing stock price on December 31, 2012, the last trading day of fiscal year 2012).

(2)	The unvested portions of these awards were scheduled to vest on January 5, 2013.

(3)	The unvested portions of these awards were scheduled to vest in four installments on January 5, 2013, January 5, 2014, January 5, 2015 and January 5, 2016.

(4)	The unvested portions of these awards were scheduled to vest in five installments on February 22, 2013, February 22, 2014, February 22, 2015, February 22, 2016 and February 22, 2017.

(5)	The unvested portion of this award was scheduled to vest in six installments on December 31, 2013, December 31, 2014, December 31, 2015, December 31, 2016, December 31, 2017 and December 31, 2018.

(6)

The unvested portion of this award was scheduled to vest in six installments for each calendar year during 2013 through 2018 based on the achievement of certain absolute or relative total shareholder return goals measured annually or, if neither of the shareholder return hurdles are achieved for an applicable year during the performance period, the unvested portion of this award will remain eligible to vest in a subsequent year (ending in 2018) based on the achievement of a cumulative total shareholder return goal, as well as (in each case) continued employment through the applicable vesting date.

(7)	The unvested portions of these awards were scheduled to vest in three installments on January 5, 2013, January 5, 2014 and January 5, 2015.

Option Exercises and Vested Stock

The following table summarizes the exercise of stock options by the NEOs during 2012, and the vesting of other stock awards during 2012 that were previously granted to our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)		(e)
John B. Kilroy, Jr.	—	—	75,124	(2)	$3,236,280	(2)
Jeffrey C. Hawken	—	—	22,205	(3)	$913,284	(3)
Tyler H. Rose	—	—	14,643	(4)	$610,471	(4)
Eli Khouri	—	—	265	(5)	$12,678	(5)
Justin W. Smart	—	—	8,853	(6)	$382,398	(6)

(1)

The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our Common Stock on the vesting date.

(2)

Includes 33,104 shares of restricted stock that vested on January 5, 2012 with a value of $1,273,511. Also includes 29,496 RSUs that vested during 2012 with a value of $1,395,308 and 12,524 RSUs with a value of $567,461that were issued as dividend equivalents during 2012 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred under the Stock Award Deferral Program until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change in control event;” and (c) the date of the executive’s death or “disability.”

(3)

Includes 14,897 RSUs that vested on January 5, 2012 with a value of $580,685 and 7,308 RSUs with a value of $332,599 that were issued as dividend equivalents during 2012 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred under the Stock Award Deferral Program until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change in control event;” and (c) the date of the executive’s death or “disability.”

(4)

Includes 3,454 shares of restricted stock that vested on December 31, 2012 with a value of $163,616. Also includes 9,603 RSUs that vested on January 5, 2012 with a value of $374,325 and 1,586 RSUs with a value of $72,530 that were issued as dividend equivalents during 2012 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred under the Stock Award Deferral Program until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change in control event;” (c) the date of the executive’s death or “disability;” and with respect to 413 of the RSUs (d) February 1, 2014, the elected distribution date.

(5)

Includes 265 RSUs with a value of $12,678 that were issued as dividend equivalents during 2012 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred under the Stock Award Deferral Program until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change in control event;” and (c) the date of the executive’s death or “disability.”

(6)

Includes 3,454 shares of restricted stock that vested on December 31, 2012 with a value of $163,616. Also includes 4,155 RSUs that vested on January 5, 2012 with a value of $161,962 and 1,244 RSUs with a value of $56,820 that were issued as dividend equivalents during 2012 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred under the Stock Award Deferral Program until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change in control event;” (c) the date of the executive’s death or “disability;” and with respect to 2,581, 2,243, 185 and 390 of the RSUs, (d) July 20, 2015, January 7, 2016, January 7, 2017 and July 20, 2018, respectively, each the elected distribution date.

Nonqualified Deferred Compensation

The following table sets forth summary information regarding the contributions to and earnings on our NEOs’ deferred compensation balances during 2012, and the total deferred amounts for the NEOs as of December 31, 2012. All deferrals are under the Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
(a)	(b)		(c)	(d)	(e)	(f)
John B. Kilroy, Jr.	—		$689,961	$144,606	—	$14,868,685
Jeffrey C. Hawken	—		$950,849	$324,244	—	$8,842,252
Tyler H. Rose	$125,000	(4)	$481,613	$110,847	—	$1,775,284
Eli Khouri	$150,000	(5)	$60,523	$(26)	—	$289,676
Justin W. Smart	$67,000	(6)	$245,719	$165,225	—	$1,735,507

(1)

The amount reported as registrant contributions in 2012 under column (c) includes each NEO’s RSUs that had become vested in 2012 but had not yet become payable, as described in the footnotes to the “Option Exercises and Stock Vested” table above for each executive. These RSUs are payable in shares of our Common Stock but, pursuant to the terms of each NEO’s deferral of the RSUs under the Stock Award Deferral Program, payment does not occur until the applicable date as described in the footnotes to the “Option Exercises and Stock Vested” table above. In accordance with applicable rules of the Securities and Exchange Commission, these RSUs are reflected in this table because, while the units are considered to have been vested at the end of 2012, they had not yet become payable. The amounts reported as registrant contributions in the table above include stock-settled obligations with respect to the vested and deferred RSUs described above of $567,461 for Mr. Kilroy, Jr., $893,349 for Mr. Hawken, $431,613 for Mr. Rose, $10,523 for Mr. Khouri, and $207,719 for Mr. Smart. The amounts reported as registrant contributions in the table above also include cash-settled obligations of $122,500 for Mr. Kilroy, Jr., $57,500 for Mr. Hawken, $50,000 for Mr. Rose, $50,000 for Mr. Khouri, and $38,000 for Mr. Smart and are also included in the “All Other Compensation” column of the 2012 Summary Compensation Table.

(2)

The amount reported as aggregate earnings in 2012 under column (d) represents the increase in value of cash-settled obligations and the increase in value of each executive’s RSUs that became vested during 2012 (based on the closing price of our Common Stock on December 31, 2012).

(3)

The balance at the end of fiscal year 2012 reflects the following aggregate amounts that were previously reported as compensation in the appropriate columns of the Summary Compensation Table for fiscal years prior to 2012: $520,000 for Mr. Kilroy, Jr., $1,694,432 for Mr. Hawken, $442,250 for Mr. Rose, $79,166 for Mr. Khouri, and $607,625 for Mr. Smart. These amounts also include the value of deferred RSUs for each NEO as described in footnote (1) above.

(4)	Mr. Rose’s contributions are included in the 2012 “Salary” column of the 2012 Summary Compensation Table.

(5)	Mr. Khouri’s contributions are included in the 2012 “Salary” column of the 2012 Summary Compensation Table.

(6)	Mr. Smart’s contributions are included in the 2012 “Salary” column of the 2012 Summary Compensation Table.

Deferrals of cash-settled compensation shown in this table are made under the Deferred Compensation Plan. Participant elections with respect to deferrals of compensation and distributions must generally be made in the year preceding that in which the compensation is earned, except that elections with respect to certain performance-based bonuses may be made as late as six months prior to the end of the applicable performance period (June 30th in the case of calendar-year performance period). In addition, newly eligible Participants may be able to make deferral elections up to thirty days after they first become eligible to participate in the Deferred Compensation Plan, if later than the end of the year preceding that in which such deferred amounts will be earned. Participants may only change existing elections with respect to distributions if they satisfy certain requirements set forth in the Deferred Compensation Plan, including that they do so no later than twelve months prior to the first scheduled distribution and that they extend their deferral elections by at least five years.

Participants are permitted to allocate (and reallocate) their deferrals, as well as Company contributions and any notional earnings on either of the foregoing, amongst the following investment alternatives made available by the Deferred Compensation Plan administrator for purposes of determining any notional gains or losses on Participant account balances:

Investment Alternatives	Investment Category	2012 Annual Performance
Wells Fargo Advantage Heritage Money Market – Instl Class	Money Market	0.04%
Vanguard Intermediate-Term Investment-Grade – Inv Shares	Intermediate-Term Bond	9.14%
Loomis Sayles Value – Class A	Large Cap Value	19.41%
Spartan 500 Index – Investor Class	Large Cap Blend	15.93%
T. Rowe Price Growth Stock – Advisor Class	Large Cap Growth	18.66%
Vanguard Mid-Cap Index – Investor Shares	Mid Cap Blend	15.80%
Vanguard Small Cap Index – Investor Shares	Small Cap Blend	18.04%
Dodge & Cox International Stock	Foreign Large Value	21.03%
Invesco International Growth – Class R	Foreign Large Growth	14.85%

These allocations are hypothetical only and do not give participants ownership interests in any actual assets of the Company or any trust funding obligations under the Deferred Compensation Plan; however, the Company may set aside assets to fund its obligations under the Deferred Compensation Plan in a limited (“rabbi”) trust, subject to the claims of the Company’s creditors in the event of the Company’s bankruptcy or insolvency.

Participants may elect to receive distributions of their accounts (other than distributions of Company contributions) (i) while still in the service of the Company, in either a lump sum or in two to five annual installments occurring (or beginning) no earlier than two years after such amounts were earned, (ii) upon retirement from service, in a lump sum or up to fifteen annual installments (in certain cases, beginning no earlier than six months after retirement), or (iii) upon a change in control, in full. Participant elections may also provide for payment upon the earliest to occur of any two or more of the foregoing events (subject to the distribution limitations applicable to Company contributions). If a participant separates from service with the Company and its affiliates for any reason other than due to the participant’s death, disability, or retirement, the remaining balance of the participant’s account will generally be distributed in full (in certain cases, six months after the occurrence of such separation from service). In addition, a participant’s account balance will be distributed as soon as possible following the participant’s death or disability. All such separation, death, and disability distributions will be made without regard to any participant election(s).

Potential Payments Upon Termination or Change in Control

The following section describes the benefits that may become payable to certain NEOs in connection with a termination of their employment with the Company and/or a change in control of the Company. In addition to such benefits, outstanding equity-based awards may also be subject to accelerated vesting in connection with a change in control of the Company under the terms of our 2006 Plan.

John B. Kilroy, Jr.

Mr. Kilroy, Jr.’s amended and restated employment agreement provides that, in the event that the employment of Mr. Kilroy, Jr. is terminated by the Company without “cause” or by Mr. Kilroy, Jr. for “good reason” (as these terms are defined in his employment agreement), Mr. Kilroy, Jr. will be entitled to receive the following payments and benefits (together with the “Severance Payment” (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (including outperformance incentive awards) as governed by the applicable plans, programs, and agreements, but with the objectives of such awards deemed to be met at the greater of (a) target level on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; (vii) continuation health coverage for Mr. Kilroy, Jr., his spouse, and his dependents, as applicable, for three years after the date of termination, at our expense; and (viii) reimbursement of an amount equal to $130,768 per year for the three-year period following the termination of his employment to cover premium payments incurred in connection with his life insurance policy. In addition, Mr. Kilroy, Jr. would be entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) three times his annual base salary and (ii) three times the average of his “annual incentives” for the prior five calendar years, where the “annual incentives” for a calendar years include Mr. Kilroy, Jr.’s annual cash and stock award targets, the fair value of any discretionary equity awards granted to him in the applicable calendar year (other than equity awards granted pursuant to the Company’s annual bonus program and subject to an overall limit of $8,500,000 for 2012) and the value of any long-term cash incentive paid to him in the applicable calendar year.

In the event that the employment of Mr. Kilroy, Jr. is terminated due to his retirement or death, Mr. Kilroy, Jr. will be entitled to receive the Termination Benefits described above, except that (i) his Severance Payment described above for a termination of employment without cause or with good reason will be determined using a multiplier of “one” instead of “three,” (ii) in the case of a termination of his employment due to his retirement, he will not be entitled to the accelerated vesting of his performance-based cash or equity awards as described above, and (iii) in the case of a termination of his employment due to his death, Mr. Kilroy, Jr.’s beneficiary or estate will not be entitled to the reimbursement to cover premium payments incurred in connection with his life insurance policy as described above.

In the event that the employment of Mr. Kilroy, Jr. is terminated due to his disability, Mr. Kilroy, Jr. will be entitled to receive the Termination Benefits described above, except that his Severance Payment described above for a termination of employment without cause or with good reason will be determined using a multiplier of “one” instead of “three.”

If any payments under Mr. Kilroy, Jr.’s employment agreement or otherwise trigger the excise tax imposed by Section 4999 of the Code, payments to Mr. Kilroy, Jr. will be reduced as provided in the agreement to a level that does not trigger the excise tax if the total after tax-benefit of such reduction exceeds the total after tax-benefit if such reduction is not made. In the event of a “change in control” (as defined in the employment agreement), we will place the amount of the potential cash obligations to Mr. Kilroy, Jr. in connection with such a change in control and a termination of his employment in a separate rabbi trust on behalf of Mr. Kilroy, Jr. within thirty days after such change in control.

The employment agreement requires Mr. Kilroy, Jr. to sign a general release of claims in favor of the Company in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. Mr. Kilroy, Jr. is also subject to (i) restrictions on solicitation during the term of the employment agreement and for one year after termination of employment due to retirement or disability, or three years after termination of employment without cause or for good reason, (ii) restrictions on disclosure of confidential information during the term of employment and in perpetuity thereafter, and (iii) restrictions on disparaging the Company, its affiliates, and agents during the term of the employment agreement and in perpetuity thereafter. Mr. Kilroy, Jr. further agrees to cooperate with the Company, during the term of the employment agreement and thereafter, regarding any litigation to which the

Company became party. If Mr. Kilroy, Jr. fails to comply with the restrictions on solicitation and disclosure of confidential information described above, then he will forfeit all unvested equity awards, unexercised options, and unpaid RSUs granted at or after January 1, 2012 and held by him or his transferee at the time of such noncompliance.

In connection with entering into the amended and restated employment agreement, Mr. Kilroy, Jr. also entered into a noncompetition agreement with the Company that will subject Mr. Kilroy, Jr. to restrictions on competition during the employment term and for a period of three years following a change in control of the Company.

Jeffrey C. Hawken

Employment Agreement as of December 31, 2012

Mr. Hawken’s employment agreement, as in effect on December 31, 2012, provided that, in the event that the employment of Mr. Hawken was terminated by the Company without “cause” or by Mr. Hawken for “good reason” (as these terms are defined in his employment agreement), Mr. Hawken would have been entitled to receive the following payments and benefits (together with the “Severance Payment” (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs, and agreements, but with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; and (vii) continuation health coverage for Mr. Hawken, his spouse, and his dependents, as applicable, for three years after the date of termination, at our expense. In addition, Mr. Hawken would have been entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) three times his annual base salary and (ii) three times the average of his two highest target “annual incentives” (that is, the sum of the annual cash award target and the annual stock target as detailed in Mr. Hawken’s employment agreement, which sum may have been increased for the determination of the Severance Payment only if the Board or the Compensation Committee specifically approves such increase) during the three preceding full performance years, and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in his employment agreement.

As defined in the employment agreement, “good reason” includes, among other things, the right of Mr. Hawken to terminate employment with us in the twelfth month following a “change in control” of the Company (as defined in the employment agreement). Further, a non-extension by us of the term of the employment agreement would have been deemed a termination of Mr. Hawken’s employment by us without cause.

In the event that the employment of Mr. Hawken was terminated due to his retirement or death, Mr. Hawken would have been entitled to receive the Termination Benefits described above, except that his Severance Payment described above for a termination of employment without cause or with good reason would have been determined using a multiplier of “one” instead of “three.”

In the event that the employment of Mr. Hawken was terminated due to his disability, Mr. Hawken would have been entitled to receive the Termination Benefits described above, except that his Severance Payment described above for a termination of employment without cause or with good reason would have been determined using a multiplier of “two” instead of “three.”

In the event of a “change in control” of the Company (as defined in the employment agreement), Mr. Hawken was generally entitled to receive gross-up payments from us for any excise taxes imposed, pursuant to Sections 280G and 4999 of the Code (and any taxes imposed as a result of the gross-up payment), on the payments and benefits that he would have received upon such a change in control under the terms of his employment agreement as in effect on December 31, 2012 or under any other arrangement with us. We agreed to place such gross-ups, payments, and benefits in separate rabbi trusts on behalf of Mr. Hawken within thirty days after the Change in Control.

The employment agreement required Mr. Hawken to sign a general release of claims in favor of the Company in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. Mr. Hawken is also subject to (i) restrictions on solicitation during the term of the employment agreement and for one year after termination of employment due to retirement, two years after termination of employment due to disability, or three years after termination of employment without cause or for good reason, (ii) restrictions on disclosure of confidential information during the term of the employment and in perpetuity thereafter, and (iii) restrictions on disparaging the Company, its affiliates, and agents during the term of the employment agreement and in perpetuity thereafter. Mr. Hawken further agreed to cooperate with the Company, during the term of the employment agreement and thereafter, regarding any litigation to which the Company is party. If Mr. Hawken failed to comply with the restrictions on solicitation and disclosure of confidential information described above, then he would forfeit all unvested equity awards, unexercised options, and unpaid RSUs granted at or after January 1, 2007 and held by him or his transferee at the time of such noncompliance.

Amended and Restated Employment Agreement

As described above under the heading “Subsequent Compensation Actions” in the “Compensation Discussion and Analysis” section, in April 2013 the Compensation Committee approved an amended and restated employment agreement with Mr. Hawken, effective as of January 1, 2013, which agreement superseded the terms of Mr. Hawken’s employment agreement described above in its entirety. The severance payments and benefits provided under Mr. Hawken’s amended and restated employment agreement are the same as those described above, except for those changes described under “Employment Agreements – Salary and Bonus Amounts – Jeffrey C. Hawken” above.

Tyler H. Rose

Mr. Rose’s employment agreement provides that, in the event that the employment of Mr. Rose is terminated by the Company without “cause” or by Mr. Rose for “good reason” (as these terms are defined in his employment agreement), Mr. Rose would be entitled to receive the following payments and benefits (together with the “Severance Payment” (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs, and agreements, but with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; and (vii) continuation health coverage for Mr. Rose, his spouse, and his dependents, as applicable, for two years after the date of termination, at our expense. In addition, Mr. Rose would be entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) two times his annual base salary and (ii) two times the average of his two highest target “annual incentives” (that is, the sum of the annual cash award target and the annual stock target as detailed in Mr. Rose’s employment agreement) during the three preceding full performance years, and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in his employment agreement.

In the event that the employment of Mr. Rose is terminated due to retirement, Mr. Rose would be entitled to receive the Termination Benefits described above, except that (i) his Severance Payment shall be equal to zero and (ii) the continuation of health coverage for Mr. Rose, his spouse, and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

In the event that the employment of Mr. Rose is terminated due to his death, Mr. Rose would be entitled to receive the Termination Benefits described above, except that (i) his Severance Payment described above for a termination of employment without cause or with good reason will be determined using a multiplier of “one” instead of “two,” and (ii) the continuation of health coverage for Mr. Rose, his spouse, and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

In the event that the employment of Mr. Rose is terminated due to his disability, Mr. Rose would be entitled to receive the Termination Benefits described above, except that the continuation of health coverage for Mr. Rose, his spouse, and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

If any payments under Mr. Rose’s employment agreement or otherwise trigger the excise tax imposed by Section 4999 of the Code, payments to Mr. Rose will be reduced as provided in the agreement to a level that does not trigger the excise tax if the total after tax-benefit of such reduction exceeds the total after tax-benefit if such reduction is not made. In the event of a “change in control” (as defined in the employment agreement), we will place the amount of the potential cash obligations to Mr. Rose in connection with such a change in control and a termination of his employment in a separate rabbi trust on behalf of Mr. Rose within thirty days after such change in control.

The employment agreement requires Mr. Rose to sign a general release of claims in favor of the Company in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. Mr. Rose is also subject to (i) restrictions on solicitation during the term of the employment agreement and for one year after termination of employment due to retirement, two years after termination of employment due to disability, or three years after termination of employment without cause or for good reason, (ii) restrictions on disclosure of confidential information during the term of the employment and in perpetuity thereafter, and (iii) restrictions on disparaging the Company, its affiliates, and agents during the term of his employment agreement and in perpetuity thereafter. Mr. Rose further agrees to cooperate with the Company, during the term of his employment agreement and thereafter, regarding any litigation to which the Company is party. If Mr. Rose fails to comply with the restrictions on solicitation and disclosure of confidential information described above, then he may forfeit all unvested equity awards, unexercised options, and unpaid RSUs granted at or after January 1, 2007 and held by him or his transferee at the time of such non-compliance.

Eli Khouri

Pursuant to the terms of the award agreement evidencing Mr. Khouri’s restricted stock unit awards, in the event Mr. Khouri’s employment with the Company is terminated by the Company without “cause, by Mr. Khouri with “good reason” (as these terms are defined in the applicable award agreement), or due to Mr. Khouri’s death or “disability” (as defined for purposes of Section 409A of the Code), Mr. Khouri’s then outstanding and unvested restricted stock units will become fully vested.

Justin W. Smart

Mr. Smart’s employment letter agreement provides that, in the event that the employment of Mr. Smart is terminated by the Company without “cause” or by Mr. Smart for “good reason” (as these terms are defined in his employment letter agreement), Mr. Smart would be entitled to receive the following payments and benefits (together with the “Severance Payment” (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) in lieu of any annual incentive compensation, a partial year bonus based on actual performance against bonus targets as of the date of termination; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs, and agreements, but with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan, including any deferrals; and (vi) continuation health coverage for Mr. Smart, his spouse, and his dependents, as applicable, for two years after the date of termination, at our expense. In addition, Mr. Smart would be entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) two times his annual base salary and (ii) two times the average of his two highest target “annual incentives” (that is, the sum of the annual cash award and the annual stock award (determined based on the target level of the award) as detailed in Mr. Smart’s employment letter agreement) during the three preceding full performance years.

In the event that the employment of Mr. Smart is terminated due to his death, Mr. Smart would be entitled to receive the Termination Benefits described above, except that (i) his Severance Payment described above will be determined using a multiplier of “one” instead of “two,” and (ii) the continuation of health coverage for Mr. Smart, his spouse, and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

In the event that the employment of Mr. Smart is terminated due to his disability, Mr. Smart would be entitled to receive the Termination Benefits described above, except that the continuation of health coverage described above for Mr. Smart, his spouse, and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

The employment agreement requires Mr. Smart to sign a general release of claims in favor of the Company in order to receive benefits in connection with a termination of employment described above (including the Severance Payments). Mr. Smart also entered into a noncompetition agreement with the Company, the terms of which apply during the term of the employment letter agreement and for one year after a change of control of the Company.

Estimated Severance and Change in Control Benefits

The information in this section sets forth the value of benefits and payments to each of the NEOs upon the triggering events indicated and is based upon the terms of the employment agreements in effect as of December 31, 2012, as described in “Potential Payments Upon Termination or Change in Control” above. As required by applicable Securities and Exchange Commission rules, these estimated values assume that the triggering event took place on December 31, 2012, the last business day of fiscal year 2012. Except as otherwise described below in the context of a change in control of the Company, none of our NEOs is entitled to termination payments or benefits upon a voluntary resignation (without “good reason”) or upon a termination by the Company for cause. As of December 31, 2012, none of our NEOs was retirement eligible for purposes of any severance benefits under the terms of their employment agreements. As of December 31, 2012, Mr. Khouri did not have an employment or other agreement with the Company that entitled him to any payments or benefits upon a termination of his employment with the Company or in connection with a change in control.

John B. Kilroy, Jr.

Potential Payment/Benefit(1)	Change in Control (No Termination) ($)	Change in Control with Qualifying Termination ($)(5)	Termination Without Cause or For Good Reason ($)	Death ($)(6)	Disability ($)
Cash Severance(2)	—	$28,515,000	$28,515,000	$9,505,000	$9,505,000
Medical Benefits(3)	—	$188,878	$188,878	$188,878	$188,878
Accelerated Vesting(4)	$1,568,136	$16,360,989	$16,360,989	$16,360,989	$16,360,989
Other Termination Perks/Benefits	—	$392,304	$392,304	—	$392,304

Total	—	$45,457,171	$45,457,171	$26,054,867	$26,447,171

(1)

The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)	For a description of the cash severance obligations, see “Potential Payments Upon Termination or Change in Control.”

(3)	For a description of the continued medical benefit obligations, see “Potential Payments Upon Termination or Change in Control.”

(4)

For a description of the accelerated vesting of equity obligations, see “Potential Payments Upon Termination or Change in Control.” As of December 31, 2012, Mr. Kilroy, Jr. held unvested equity awards subject to time-based vesting and performance-based vesting requirements. One of Mr. Kilroy, Jr.’s RSU awards granted prior to 2012 provided for automatic vesting on any change in control of the Company.

(5)

Qualifying terminations following a change in control include a termination of employment by the Company without “cause” and by the executive with “good reason” (as such terms are defined in the executive’s employment agreement).

(6)

We provide Mr. Kilroy, Jr. with a supplemental life insurance policy pursuant to the terms of his employment agreement. In addition to the amounts payable by us shown in this column, Mr. Kilroy, Jr.’s supplemental life insurance policy provides a $10,000,000 death benefit.

Jeffrey C. Hawken

Potential Payment/Benefit(1)	Change in Control (No Termination) ($)	Change in Control with Qualifying Termination ($)(6)	Termination Without Cause or For Good Reason ($)	Death ($)	Disability ($)
Cash Severance(2)	—	$8,475,000	$8,475,000	$2,825,000	$5,650,000
Medical Benefits(3)	—	$188,878	$188,878	$188,878	$188,878
Accelerated Vesting(4)	$1,983,335	$3,173,335	$3,173,335	$3,173,335	$3,173,335
Tax Gross-Up(5)	—	$3,958,343	—	—	—
Other Termination Perks/Benefits	—	—	—	—	—

Total	$3,173,335	$15,795,556	$11,837,213	$6,187,213	$9,012,213

(1)

The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s employment agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)	For a description of the cash severance obligations, see “Potential Payments Upon Termination or Change in Control.”

(3)	For a description of the continued medical benefit obligations, see “Potential Payments Upon Termination or Change in Control.”

(4)

For a description of the accelerated vesting of equity obligations, see “Potential Payments Upon Termination or Change in Control.” As of December 31, 2012, Mr. Hawken held unvested equity awards subject to time-based vesting requirements. Two RSU awards granted to Mr. Hawken provided for automatic vesting on any change in control of the Company.

(5)

As discussed above under the “Compensation Discussion and Analysis” section, in April 2013 the Compensation Committee approved an amended and restated employment agreement with Mr. Hawken which, among other things, eliminated the Code Section 280G excise tax gross-up provisions of his employment agreement as in effect on December 31, 2012.

(6)

Qualifying terminations following a change in control include a termination of employment by the Company without “cause” and by the executive with “good reason” (as such terms are defined in the executive’s employment agreement).

Tyler H. Rose

Potential Payment/Benefit(1)	Change in Control (No Termination) ($)	Change in Control with Qualifying Termination ($)(5)	Termination Without Cause or For Good Reason ($)	Death ($)	Disability ($)
Cash Severance(2)	—	$2,900,000	$2,900,000	$1,450,000	$2,900,000
Medical Benefits(3)	—	$98,430	$98,430	$49,215	$49,215
Accelerated Vesting(4)	—	$1,900,281	$1,900,281	$1,900,281	$1,900,281
Other Termination Perks/Benefits	—	—	—	—	—

Total	—	$4,898,711	$4,898,711	$3,399,496	$4,849,496

(1)

The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s employment agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)	For a description of the cash severance obligations, see “Potential Payments Upon Termination or Change in Control.”

(3)	For a description of the continued medical benefit obligations, see “Potential Payments Upon Termination or Change in Control.”

(4)

For a description of the accelerated vesting of equity obligations, see “Potential Payments Upon Termination or Change in Control.” As of December 31, 2012, Mr. Rose held unvested equity awards subject to time-based vesting requirements.

(5)	Qualifying terminations include a termination of employment by the Company without “cause” and by the executive with “good reason” (as such terms are defined in the executive’s employment agreement).

Eli Khouri

Potential Payment/Benefit	Change in Control (No Termination) ($)	Change in Control with Qualifying Termination ($)(2)	Termination Without Cause or For Good Reason ($)	Death ($)	Disability ($)
Cash Severance	—	—	—	—	—
Medical Benefits	—	—	—	—	—
Accelerated Vesting(1)	—	—	$567,872	$567,872	$567,872
Other Termination Perks/Benefits	—	—	—	—	—

Total	—	—	$567,872	$567,872	$567,872

(1)

For a description of the accelerated vesting of equity obligations, see “Potential Payments Upon Termination or Change in Control.” As of December 31, 2012, Mr. Khouri held unvested equity awards subject to time-based vesting requirements.

(2)

Qualifying terminations include a termination of employment by the Company without “cause,” by the executive with “good reason,” and due to the executive’s death or “disability” (as such terms are defined in the executive’s equity award agreements).

Justin W. Smart

Potential Payment/Benefit(1)	Change in Control (No Termination) ($)	Change in Control with Qualifying Termination ($)(5)	Termination Without Cause or For Good Reason ($)	Death ($)	Disability ($)
Cash Severance(2)	—	$2,235,000	$2,235,000	$1,117,500	$2,235,000
Medical Benefits(3)	—	$91,430	$91,430	$45,715	$45,715
Accelerated Vesting(4)	—	$1,174,478	$1,174,478	$1,174,478	$1,174,478
Other Termination Perks/Benefits	—	—	—	—	—

Total	—	$3,500,908	$3,500,908	$2,337,693	$3,455,193

(1)

The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s employment agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)	For a description of the cash severance obligations, see “Potential Payments Upon Termination or Change in Control.”

(3)	For a description of the continued medical benefit obligations, see “Potential Payments Upon Termination or Change in Control.”

(4)

For a description of the accelerated vesting of equity obligations, see “Potential Payments Upon Termination or Change in Control.” As of December 31, 2012, Mr. Smart held unvested equity awards subject to time-based vesting requirements.

(5)	Qualifying terminations include a termination of employment by the Company without “cause” and by the executive with “good reason” (as such terms are defined in the executive’s employment agreement).

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains one equity compensation plan, the 2006 Plan. The plan has been approved by the Company’s stockholders. The following table provides certain information as of December 31, 2012 with respect to shares of our Common Stock available for issuance under our equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)(1)
Equity Compensation plans approved by stockholders	2,588,863	(2)	$42.61	(3)	639,487
Equity Compensation plans not approved by stockholders	N/A		N/A		N/A

Total	2,588,863		$42.61		639,487

(1)

Includes shares available for future grants under the 2006 Plan as of December 31, 2012. This table does not reflect the 1,400,000 additional shares that will be available under the 2006 Plan if stockholders approve Proposal No. 4. The shares available under the 2006 Plan may, subject to the limits of the 2006 Plan, be used for any type of award authorized under the 2006 Plan including stock options, restricted stock, SARs, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, performance bonus awards, and performance-based awards.

(2)

Includes 1,540,000 stock options, 769,761 vested but deferred (not paid) RSUs, and 279,102 unvested RSUs granted under the 2006 Plan. Does not include 95,241 shares of outstanding but unvested restricted stock.

(3)

Reflects the weighted-average exercise price of the 1,540,000 stock options included in column (a). This weighted-average exercise price does not reflect shares subject to restricted stock and RSU awards.

DIRECTOR COMPENSATION

Under the 2012 non-employee director compensation program, we paid each of our non-employee directors annual cash compensation of $35,000 for services rendered in 2012 and $2,000 for each Board meeting attended by such director in 2012. Each non-employee director also received annual compensation of $1,000 for each committee of which he is a member. The Chairman of each committee received additional annual cash compensation of $10,000, with the exception of the Chairman of the Audit Committee and the Chairman of the Compensation Committee who received additional annual cash compensation of $20,000. Non-employee directors are reimbursed for reasonable expenses incurred to attend director and committee meetings and incident to their service as a director. Our officers who are directors are not paid any director fees. Our non-employee directors may defer receipt of their compensation pursuant to the terms of our Deferred Compensation Plan.

In addition, in May 2012, each non-employee director received an annual grant authorized under the 2006 Plan of RSUs or shares of restricted stock valued at $100,000 on the date of grant that vest in full on the date of the 2013 Annual Meeting, subject to continued service. Each non-employee director grant provides that the restricted stock or RSUs subject to the grant will vest in full in the event of a “change in control” of the Company (as defined in the 2006 Plan) or a termination of the non-employee director’s directorship for any reason other than the director’s voluntary resignation or retirement. Further, non-employee directors are encouraged to hold significant equity interests in the Company. In 2012 we increased the minimum stock ownership guidelines for each non-employee director to own or to acquire, within five years of first becoming a director, shares of our

Common Stock having a market value of at least equal to five times the director’s annual retainer. As of December 31, 2012, all non-employee directors met the increased minimum requirement. Our non-employee directors may defer receipt of their stock awards pursuant to our Stock Award Deferral Program.

The following table sets forth summary information regarding our compensation practices for each of our non-employee directors for the fiscal year ending December 31, 2012. The compensation paid to Mr. Kilroy, Jr. is presented in the executive compensation disclosures above. Mr. Kilroy, Jr. is not entitled to receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John B. Kilroy, Sr.(2)	$56,000	$100,000	—	—	—	$24,321	$180,321
Edward F. Brennan, Ph.D.	$79,000	$100,000	—	—	—	—	$179,000
William P. Dickey	$69,000	$100,000	—	—	—	—	$169,000
Scott S. Ingraham	$77,000	$100,000	—	—	—	—	$177,000
Dale F. Kinsella	$69,000	$100,000	—	—	—	—	$169,000

(1)

The amounts reported in column (c) of the table above reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. The grant date fair value is based on the quoted closing share price of the Company’s Common Stock on the NYSE on the grant date.

The aggregate number of unvested stock awards and the aggregate number of unexercised option awards outstanding as of December 31, 2012 for our non-employee directors are:

Director	Unvested Stock Awards		Unexercised Option Awards
John B. Kilroy, Sr.	2,199	(1)	—
Edward F. Brennan, Ph.D.	2,199	(2)	—
William P. Dickey	2,199	(2)	—
Scott S. Ingraham	2,199	(2)	—
Dale F. Kinsella	2,199	(2)	—

(1)	These shares of restricted stock vested in full on February 28, 2013, the date Mr. Kilroy, Sr. resigned from the Board.

(2)	These RSUs vest in full on the date of the 2013 Annual Meeting.

(2)	For Mr. Kilroy, Sr., the amount reported in column (g) of the table above includes $10,702 of supplemental health care insurance, $10,786 of club dues and $2,833 of home office expenses.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information, as of March 31, 2013, regarding the beneficial ownership of Common Stock (or Common Stock issuable upon the redemption of common limited partnership interests (the “Units”) in the Operating Partnership) for (i) each person or entity known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock (or Common Stock issuable, at the Company’s option, upon the redemption of Units), (ii) each director and each executive officer and (iii) the directors and executive officers of the Company as a group. Except as indicated below, all shares of Common Stock are owned directly, and the indicated person has sole voting and investment power with respect to all of the shares of Common Stock beneficially owned by such person other than restricted stock, as to which a person has sole voting but no dispositive power. In preparing this table, the Company has relied upon information supplied by its officers, directors and certain stockholders in addition to information contained in filings with the Securities and Exchange Commission.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percentage of Outstanding Shares of Common Stock(2)
The Vanguard Group, Inc. and affiliates	9,187,574	(3)	12.2%
CBRE Clarion Securities, LLC	6,248,107	(4)	8.3%
Invesco Ltd.	5,941,586	(5)	7.9%
BlackRock, Inc.	5,925,574	(6)	7.9%
T. Rowe Price Associates, Inc.	5,640,200	(7)	7.5%
John B. Kilroy, Jr.	1,562,111	(8)	2.0%
Jeffrey C. Hawken	442,358	(9)	*
Tyler H. Rose	90,413	(10)	*
William P. Dickey	54,093	(11)	*
Justin W. Smart	53,889	(12)	*
Eli Khouri	27,270	(13)	*
Dale F. Kinsella	27,093	(14)	*
Scott S. Ingraham	20,574	(15)	*
Edward F. Brennan, Ph.D.	20,304	(16)	*
All directors and NEOs as a group (9 persons)	2,298,105		3.0%

*	Represents less than 1.0% of outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064.

(2)

The number of shares of Common Stock beneficially owned by a security holder is based on Securities and Exchange Commission regulations regarding the beneficial ownership of securities. The number of shares of Common Stock beneficially owned by a person includes any stock options or RSUs of such person that are vested or will vest within 60 days of March 31, 2013. The percentage of outstanding shares of Common Stock beneficially owned by a person is based on 75,349,705 shares of Common Stock outstanding as of March 31, 2013. Unless otherwise indicated, the percentage of outstanding shares of Common Stock beneficially owned by a person also assumes that all Units held by such beneficial owner are, upon redemption, exchanged for shares of Common Stock, that none of the Units held by other persons are so exchanged, that all options exercisable within 60 days of March 31, 2013 by such beneficial owner are exercised and that no options to acquire shares of Common Stock held by other persons are exercised, and that all RSUs held by such beneficial owner that vest within 60 days of March 31, 2013 are vested and paid and that no unvested RSUs held by other persons are vested.

(3)

Represents the number of shares of Common Stock beneficially owned as of December 31, 2012, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2013, by The Vanguard Group, Inc. (“Vanguard”) either directly or through its affiliates. Such report indicates that

Vanguard has sole voting power over 165,613 shares, shared voting power over 57,130 shares, sole dispositive power over 9,064,231 and shared dispositive power over 123,343 shares of Common Stock. The number of shares reported as beneficially owned by Vanguard in Vanguard’s Schedule 13G/A includes 4,894,147 shares, representing 6.6% of the outstanding shares of Common Stock, that Vanguard Specialized Funds – Vanguard REIT Index Fund (“Vanguard REIT Fund”) separately reported as beneficially owned in a Schedule 13G/A filed on February 14, 2013. Such report indicates that Vanguard REIT Fund has sole voting power over 4,894,147 shares and no dispositive power over any shares of Common Stock. The address for Vanguard and Vanguard REIT Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)

Represents the number of shares of Common Stock beneficially owned as of December 31, 2012, as reported on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2013, by CBRE Clarion Securities, LLC (“CBRE”) either directly or through its affiliates. Such report indicates that CBRE has sole voting power over 3,220,107 shares and sole dispositive power over 6,248,107 shares of Common Stock. The address for CBRE is 201 King of Prussia Road, Suite 600, Radnor, PA 19087.

(5)

Represents the number of shares of Common Stock beneficially owned as of December 31, 2012, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 1, 2013, by Invesco Ltd. (“Invesco”) either directly or through its affiliates. Such report indicates that Invesco has sole voting power over 3,384,380 shares, shared voting power over 41,378 shares, sole dispositive power over 5,911,747 shares and shared dispositive power over 29,839 shares of Common Stock. The address for Invesco is 1555 Peachtree Street NE, Atlanta, Georgia 30309.

(6)

Represents the number of shares of Common Stock beneficially owned as of December 31, 2012, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2013, by BlackRock, Inc. (“BlackRock”) either directly or through its affiliates. The address for BlackRock is 40 East 52nd Street, New York, New York 10022.

(7)

Represents the number of shares of Common Stock beneficially owned as of December 31, 2012, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2013, by T. Rowe Price Associates, Inc. (“Price Associates”) either directly or through its affiliates. Such report indicates that Price Associates has sole voting power over 854,880 shares and sole dispositive power over 5,640,200 shares of Common Stock. The address for Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

(8)

Includes (i) 782,250 shares of Common Stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by Kilroy Airport Imperial Co. (“KAICO”) and allocated to Mr. Kilroy, Jr.), (ii) 166,024 shares of Common Stock held directly, (iii) 47,950 restricted shares of Common Stock held directly, (iv) 150,000 shares of Common Stock issuable upon exercise of outstanding stock options that are exercisable within 60 days of March 31, 2013, and (iv) 415,887 RSUs held directly that are vested or will vest within 60 days of March 31, 2013. Excludes 238,356 RSUs and 600,000 shares of Common Stock issuable upon exercise of stock options that are not vested and will not vest within 60 days of March 31, 2013.

(9)

Includes (i) 164,427 shares of Common Stock held directly (ii) 50,000 shares of Common Stock issuable upon exercise of outstanding stock options that are exercisable within 60 days of March 31, 2013, and (iii) 227,931 RSUs held directly that are vested or will vest within 60 days of March 31, 2013. Excludes 44,593 RSUs and 200,000 shares of Common Stock issuable upon exercise of stock options, in each case, that are not vested and will not vest within 60 days of March 31, 2013.

(10)

Includes (i) 25,528 shares of Common Stock held directly, (ii) 25,000 shares of Common Stock issuable upon exercise of outstanding stock options that are exercisable within 60 days of March 31, 2013, and (iii) 39,885 RSUs held directly that are vested or will vest within 60 days of March 31, 2013. Excludes 25,784 RSUs and 100,000 shares of Common Stock issuable upon exercise of stock options, in each case, that are not vested and will not vest within 60 days of March 31, 2013.

(11)

Includes (i) 25,519 shares of Common Stock held directly, (ii) 2,000 shares of Common Stock held directly by Dickey Realty, Ltd. and beneficially owned by Mr. Dickey, (iii) 10,000 shares of Common Stock held directly by Dermot Realty, Ltd. and beneficially owned by Mr. Dickey, and (iv) 16,574 RSUs held directly that are vested or will vest within 60 days of March 31, 2013.

(12)

Includes (i) 23,545 shares of Common Stock held directly, (ii) 4,000 shares of Common Stock issuable upon exercise of outstanding stock options that are exercisable within 60 days of March 31, 2013, and (iii) 26,344 RSUs held directly that are vested or will vest within 60 days of March 31, 2013. Excludes 26,159 RSUs and 16,000 shares of Common Stock issuable upon exercise of stock options, in each case, that are not vested and will not vest within 60 days of March 31, 2013.

(13)

Includes (i) 259 shares of Common Stock held directly, (ii) 25,000 shares of Common Stock issuable upon exercise of outstanding stock options that are exercisable within 60 days of March 31, 2013, and (iii) 2,011 RSUs held directly that are vested or will vest within 60 days of March 31, 2013. Excludes 19,820 RSUs and 100,000 shares of Common Stock issuable upon exercise of stock options, in each case, that are not vested and will not vest within 60 days of March 31, 2013.

(14)	Includes (i)10,519 shares of Common Stock held directly, and (ii) 16,574 RSUs held directly that are vested or will vest within 60 days of March 31, 2013.

(15)	Includes (i) 4,000 shares of Common Stock held directly, and (ii) 16,574 RSUs held directly that are vested or will vest within 60 days of March 31, 2013.

(16)	Includes (i) 6,065 shares of Common Stock held directly, and (ii) 14,239 RSUs held directly that are vested or will vest within 60 days of March 31, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1 2012, no directors or executive officers of the Company, including Mr. Kilroy, Sr. and Mr. Kilroy, Jr., who were serving as Chairman of the Board and the President and Chief Executive Officer, respectively, during 2012, or any security holder of more than five percent of the Company’s outstanding Common Stock, or members of any of their immediate families, has had a direct or indirect interest in any transactions or potential transactions with the Company, the Operating Partnership, Kilroy Services, LLC or any other subsidiary of the Company. Any transactions between or among related persons are referred to the Independent Committee for review. In determining whether to approve a related person transaction, our Independent Committee will consider such matters as it deems appropriate under the circumstances. After considering these factors, our Independent Committee will decide whether the related person transaction is in our best interests and will approve or reject the transaction accordingly.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of any registered class of the Company’s equity securities (collectively, “Insiders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities of the Company. Insiders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company or written representations from the Insiders that no other reports were required, during the year ended December 31, 2012, all Insiders timely complied with all Section 16(a) filing requirements applicable to them.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

A stockholder seeking to have a proposal included in the Company’s proxy statement for the 2014 annual meeting of stockholders must comply with the applicable rules and regulations of the Securities and Exchange Commission, including that any such proposal must be received by the Company’s Secretary at the Company’s principal executive offices by December 13, 2013, which is 120 days prior to the one-year anniversary of the date this Proxy Statement was released to stockholders. However, if the date of the 2014 annual meeting changes by more than 30 days from the one-year anniversary of the date of the 2013 Annual Meeting, then such proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2014 annual meeting.

In addition, the Company’s Bylaws require a stockholder desiring to present a proposal or nominate a director for the 2014 annual meeting of stockholders to notify the Company’s Secretary in writing. The notice must be delivered to or mailed and received at the Company’s principal executive offices (i) not earlier than January 23, 2014, 120 days prior to the one-year anniversary of the 2013 annual meeting, and not later than February 22, 2014, 90 days prior to such one-year anniversary, or (ii) if the date of the 2014 annual meeting is more than 30 days before or more than 60 days after the one-year anniversary of the 2013 annual meeting, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting was first made. Other specifics regarding the notice procedures, including the required content of the notice, can be found in the Company’s Bylaws, a copy of which may be obtained without charge by request to the Company’s Secretary at the Company’s principal executive offices.

Stockholders who wish to have a proposal included in the Company’s proxy statement for the 2014 annual meeting or have a proposal or director nomination properly brought before the 2014 annual meeting for a vote must comply with the above requirements, as applicable. Stockholder proposals or director nominations submitted to the Company’s Secretary that do not comply with these requirements may be excluded from the Company’s proxy statement and/or may not be brought before the 2014 annual meeting, as applicable.

For specific information with respect to the process for recommending a director candidate, see “Corporate Governance and Board Matters—Manner by Which Security Holders May Recommend Director Candidates” above.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) have served as the Company’s independent registered public accounting firm since the completion of the Company’s initial public offering in January 1997 and have been appointed by the Audit Committee to continue to serve as the Company’s independent registered public accounting firm for the first quarter of fiscal year 2013. The Audit Committee expects to appoint the Company’s independent registered public accounting firm for the full current fiscal year at its meeting to be held during the second quarter, which will precede the Annual Meeting.

The Audit Committee of the Board has determined that Deloitte is independent with regard to the Company within the meaning of the Exchange Act and the applicable published rules and regulations thereunder in effect on the date of this Proxy Statement. The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by the independent auditors and establishes a pre-approved aggregate fee level for all these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by Deloitte for professional services rendered in fiscal years 2012 and 2011 are as follows:

Fees(1)	2012	2011
Audit Fees(2)	$1,672,400	$1,230,200
Audit-Related Fees	—	—
Tax Fees(3)	$180,582	$157,851
All Other Fees(4)	$775,245	—

	$2,628,227	$1,388,051

(1)

All services rendered for these fees were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policies and procedures described above. The Audit Committee has concluded that the provision of the non-audit services rendered for the listed fees is compatible with maintaining Deloitte’s independence.

(2)

Includes the aggregate fees billed for the audits of the Company’s and the Operating Partnership’s annual financial statements and internal control over financial reporting, review of financial statements included in their quarterly reports on Form 10-Q, consultations with management on technical accounting and regulatory issues, consultation and review of filings associated with the Company’s and the Operating Partnership’s 2012 equity and bond offerings, and services provided for assistance with and review of other regulatory filings.

(3)	Includes the aggregate fees billed for the review and assistance with the preparation of tax returns, the review of quarterly REIT test compliance, and review of technical accounting issues.

(4)	Includes the aggregate fees billed for the assistance to the Company with the implementation of a new core accounting and property management system in a process improvement and advisory role.

PROXY SOLICITATION EXPENSES

The cost of soliciting proxies will be borne by the Company. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. Proxies may be solicited by directors, officers, and employees of the Company in person or by mail, telephone, email or facsimile transmission, but such persons will not be specifically compensated therefor. The Company may use the services of MacKenzie Partners, Inc., a third-party solicitor, to solicit proxies for the Annual Meeting, which the Company estimates would cost approximately $10,000 plus expenses.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549 (1-800-SEC-0330), or by way of the Securities and Exchange Commission’s Internet address, http://www.sec.gov.

The Company will provide without charge to each person solicited hereby, upon the written or oral request of any such persons, copies of the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012, including financial statements and financial statement schedules. Requests for such copies should be addressed to: Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary, telephone (310) 481-8400. You may also access additional information about the Company at our Internet address, http://www.kilroyrealty.com.

OTHER MATTERS

The Board does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxies solicited hereby will be voted at the discretion of the named proxy holders.

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of this Proxy Statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing our principal executive offices at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary or by telephone at (310) 481-8400.

You may vote on the Internet, or if you are receiving a paper copy of this Proxy Statement, by telephone (if available) or by completing and mailing a proxy card or voting instruction form in the preaddressed, postage paid envelope provided to you. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the meeting. If you subsequently decide to attend the Annual Meeting and wish to vote your shares at the meeting, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

April 12, 2013

By Order of the Board of Directors,

Tyler H. Rose
Executive Vice President,
Chief Financial Officer and Secretary

Appendix A

KILROY REALTY

2006 INCENTIVE AWARD PLAN

(Amended and Restated as of April 8, 2013)

ARTICLE 1.

PURPOSE

The purpose of the Kilroy Realty 2006 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Kilroy Realty Corporation (the “Company”), Kilroy Realty, L.P. (the “Partnership”), and Kilroy Realty TRS, Inc. (the “TRS”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company, the TRS, the Partnership and their subsidiaries in their ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s, the TRS’s and the Partnership’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless otherwise defined herein and unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Profits Interest Unit award, an Other Incentive Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan (subject, in each case, to the no repricing provisions of Section 14.1).

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company and immediately after such acquisition possesses more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) hereof or Section 2.4(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company and all material contingencies to such liquidation or dissolution have been satisfied or waived.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee of the Board described in Article 12 hereof.

2.7 “Company” has the meaning set forth in Article 1 hereof.

2.8 “Company Consultant” means any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company or Company Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Company or Company Subsidiary to render such services.

2.9 “Company Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Company Subsidiary.

2.10 “Company Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company or by one or more other Company Subsidiaries or by the Company and one or more Company Subsidiaries; provided, however, that “Company Subsidiary” shall not include the TRS, any TRS Subsidiary, the Partnership or any Partnership Subsidiary.

2.11 “Consultant” means any Company Consultant, TRS Consultant or Partnership Consultant.

2.12 “Covered Employee” means a Company Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.13 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5 hereof.

2.14 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s or the Partnership’s long-term disability insurance program, as it may be amended from time to time.

2.15 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 hereof to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.16 “Effective Date” shall have the meaning set forth in Section 13.1 hereof.

2.17 “Eligible Individual” means any person who is an Employee, a Consultant, a member of the Board or a TRS Director, as determined by the Committee.

2.18 “Employee” means any Company Employee, TRS Employee or Partnership Employee.

2.19 “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities of the Company) and causes a change in the per share value of the Stock (or other securities of the Company) underlying outstanding Awards.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.21 “Fair Market Value” means, as of any given date, (a) if the Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if the Stock is not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for the Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or (c) if the Stock is not publicly traded, or with respect to any non-Stock based Award or the settlement of an Award, the fair market value established by the Committee acting in good faith.

2.22 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.23 “Independent Director” means a member of the Board who is not an Employee of the Company.

2.24 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.25 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.26 “Option” means a right granted to a Participant pursuant to Article 5 hereof to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.27 “Other Incentive Award” means an Award granted pursuant to Section 8.8 of the Plan.

2.28 “Participant” means any Eligible Individual who, as a member of the Board, Consultant, Employee, or TRS Director, has been granted an Award pursuant to the Plan.

2.29 “Partnership” has the meaning set forth in Article 1.

2.30 “Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of Kilroy Realty, L.P., as the same may be amended, modified or restated from time to time.

2.31 “Partnership Consultant” means any consultant or advisor if:

(a) The consultant or adviser renders bona fide services to the Partnership or Partnership Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Partnership’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Partnership or Partnership Subsidiary to render such services.

2.32 “Partnership Employee” means any employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership or any entity which is then a Partnership Subsidiary.

2.33 “Partnership Participant Purchased Shares” has the meaning set forth in Section 5.4 hereof.

2.34 “Partnership Purchase Price” has the meaning set forth in Section 5.4 hereof.

2.35 “Partnership Purchased Shares” has the meaning set forth in Section 5.4 hereof.

2.36 “Partnership Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Partnership or by one or more other Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries; provided, however, that “Partnership Subsidiary” shall not include the TRS or any TRS Subsidiary.

2.37 “Performance-Based Award” means an Award, other than an Option or SAR, granted to selected Covered Employees, which the Committee determines shall be subject to the terms and conditions set forth in Article 9 hereof. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.38 “Performance Bonus Award” has the meaning set forth in Section 8.9 hereof.

2.39 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, tenant satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms, by comparison to comparable performance in an earlier period or periods, or as compared to results of a peer group, industry index, or other company or companies. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant. The Committee may use other performance criteria as a basis for exercising negative discretion or in connection with an Award other than a Performance-Based Award.

2.40 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company, the TRS, the Partnership, any Subsidiary, or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, the TRS, the Partnership or any Subsidiary, or the financial statements of the Company, the TRS, the Partnership or any Subsidiary, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.41 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.42 “Performance Share” means a right granted to a Participant pursuant to Section 8.1 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.43 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.44 “Plan” has the meaning set forth in Article 1.

2.45 “Profits Interest Unit” means to the extent authorized by the Partnership Agreement, a unit of the Partnership that is intended to constitute a “profits interest” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto.

2.46 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.47 “REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

2.48 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

2.49 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6 hereof.

2.50 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.51 “Stock” means the common stock of the Company, par value $.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11 hereof.

2.52 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 hereof to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.53 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4 hereof.

2.54 “Subsidiary” means any Company Subsidiary, TRS Subsidiary or Partnership Subsidiary.

2.55 “TRS” has the meaning set forth in Article 1 hereof.

2.56 “TRS Consultant” means any consultant or advisor if:

(a) The consultant or adviser renders bona fide services to the TRS or TRS Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the TRS or TRS Subsidiary to render such services.

2.57 “TRS Director” means a member of the Board of Directors of the TRS.

2.58 “TRS Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the TRS or of any corporation, partnership or limited liability company which is then a TRS Subsidiary.

2.59 “TRS Participant Purchased Shares” has the meaning set forth in Section 5.5 hereof.

2.60 “TRS Purchase Price” has the meaning set forth in Section 5.5 hereof.

2.61 “TRS Purchased Shares” has the meaning set forth in Section 5.5 hereof.

2.62 “TRS Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the TRS or by one or more TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the TRS or by one or more TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the TRS or by one or more other TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1	Number of Shares.

(a) Subject to adjustment as provided in Section 3.1(b) and Section 11 hereof, a total of 7,520,0001 shares of Stock shall be authorized for grants of Awards under the Plan, subject to the limitations contained in this Section 3.1(a) (the “Share Limit”). Shares of Stock subject to Awards granted on or after March 31, 2013 shall be counted against the Share Limit on a one-for-one basis.

(b) To the extent that an Award terminates, is cancelled, is forfeited, expires, fails to vest, lapses or for any other reason are not paid or delivered under the Plan, any shares of Stock subject to the Award shall again be available for the grant of subsequent Awards pursuant to the Plan. Notwithstanding the foregoing, any shares of Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any Award shall be counted as issued and transferred to the Participant under the Plan and shall not again become available for the grant of an Award pursuant to the Plan. To the extent that an Award granted under the Plan is settled in cash or a form other than shares of Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to the Plan. Each Profits Interest Unit issued pursuant to an Award shall count as one (1) share of Stock against the Share Limit (in accordance with Section 3.1(a)) and for purposes of applying the individual Award limitation set forth in Section 3.3. To the extent that shares of Stock are delivered pursuant to the exercise of a Stock Appreciation Right or Option granted under the Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable Share Limit under Section 3.1(a), as opposed to only counting the shares issued. (For purposes of clarity, if a Stock Appreciation Right relates to 100,000 shares and is exercised at a time when the payment due to the Participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Sections 3.1 and 3.3 of the Plan with respect to such exercise.) The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance or transfer under the Plan. In the event that shares of Stock are delivered in respect of Dividend Equivalents granted under the Plan, the number of shares delivered with respect to the Award shall be counted against the share limits of the Plan (including, for purposes of clarity, the limits of Sections 3.1 and 3.3 of the Plan). (For purposes of clarity, if 1,000 Dividend Equivalents are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 100 shares shall be counted against the share limits of the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. The foregoing adjustments to the share limits of the Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to Awards intended as Qualified Performance-Based Compensation thereunder.

(c) Any shares subject to an Award that, on or after March 31, 2013, again become available for grant pursuant to Section 3.1(b) hereof shall be added back to the Share Limit on a one-for-one basis.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

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The current aggregate Share Limit for this Plan is 6,120,000 shares. Stockholders are being asked to approve amendments to this Plan that would increase this aggregate Share Limit by an additional 1,400,000 shares (so that the new aggregate Share Limit for the plan would be 7,520,000).

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11 hereof, the following limits also apply with respect to Awards granted under the Plan:

(a) The maximum number of shares of Stock that may be delivered pursuant to Options qualified as Incentive Stock Options granted under the Plan is 7,000,000 shares.

(b) The maximum number of shares of Stock subject to those Options and Stock Appreciation Rights that are granted during any calendar year to any one Participant under the Plan is 1,500,000 shares.

(c) The maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 1,500,000 shares. With respect to one or more Awards to any one Participant which are not denominated in Stock or otherwise for which the foregoing limitation would not be an effective limitation, the maximum amount that may be paid in cash during any calendar year shall be $30,000,000.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, the Partnership, the TRS, or any Subsidiary operates or has Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws and customs and meet the objectives of the Plan; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 hereof; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or local customs.

ARTICLE 5.

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(b) hereof, the per share exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock having a fair market value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, including shares that would be issuable or transferable upon exercise of the Option, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company not later than settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company, the Partnership, the TRS or any Subsidiary or a loan arranged by the Company, the Partnership, the TRS or any Subsidiary in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Company Employees or to Employees of a corporation which constitutes a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

(a) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(b) Ten Percent Owners. An Incentive Stock Option may not be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “parent corporation” or “subsidiary corporation” of the Company within the meaning of Section 424(e) and 424(f), respectively, of the Code, unless such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(c) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(d) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(e) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Transfer of Shares to a Company Employee, Consultant or Independent Director. As soon as practicable after receipt by the Company of payment for the shares with respect to which an Option (which in the case of a Company Employee, Company Consultant or Independent Director was issued to and is held by such Participant in such capacity), or portion thereof, is exercised by a Participant who is a Company Employee, Company Consultant or Independent Director, then, with respect to each such exercise, the Company shall transfer to the Participant the number of shares equal to:

(a) The amount of the payment made by the Participant to the Company pursuant to Section 5.1(c), divided by

(b) The price per share of the shares subject to the Option as determined pursuant to Section 5.1(a) or 5.2(c), as applicable.

5.4 Transfer of Shares to a Partnership Employee or Consultant. As soon as practicable after receipt by the Company, pursuant to Section 5.1(c), of payment for the shares with respect to which an Option (which was issued to and is held by a Partnership Employee or Partnership Consultant in such capacity), or portion thereof, is exercised by a Participant who is a Partnership Employee or Partnership Consultant, then, with respect to each such exercise:

(a) The Company shall transfer to the Participant the number of shares equal to (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) divided by (B) the Fair Market Value of a share of Stock at the time of exercise (the “Partnership Participant Purchased Shares”);

(b) The Company shall sell to the Partnership the number of shares (the “Partnership Purchased Shares”) equal to the excess of (i) the amount obtained by dividing (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) by (B) the price per share of the shares subject to the Option as determined pursuant to Section 5.1(a), over (ii) the Partnership Participant Purchased Shares. The price to be paid by the Partnership to the Company for the Partnership Purchased Shares (the “Partnership Purchase Price”) shall be an amount equal to the product of (x) the number of Partnership Purchased Shares multiplied by (y) the Fair Market Value of a share of Stock at the time of the exercise; and

(c) As soon as practicable after receipt of the Partnership Purchased Shares by the Partnership, the Partnership shall transfer such shares to the Participant at no additional cost, as additional compensation.

5.5 Transfer of Shares to a TRS Employee, Consultant or Director. As soon as practicable after receipt by the Company, pursuant to Section 5.1(c), of payment for the shares with respect to which an Option (which was issued to and is held by a TRS Employee, TRS Director or TRS Consultant in such capacity), or portion thereof, is exercised by a Participant who is a TRS Employee, TRS Director or TRS Consultant, then, with respect to each such exercise:

(a) The Company shall transfer to the Participant the number of shares equal to (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) divided by (B) the Fair Market Value of a share of Stock at the time of exercise (the “TRS Participant Purchased Shares”);

(b) The Company shall sell to the TRS the number of shares (the “TRS Purchased Shares”) equal to the excess of (i) the amount obtained by dividing (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) by (B) the price per share of the shares subject to the Option as determined pursuant to Section 5.1(a), over (ii) the TRS Participant Purchased Shares. The price to be paid by the TRS to the Company for the TRS Purchased Shares (the “TRS Purchase Price”) shall be an amount equal to the product of (x) the number of TRS Purchased Shares multiplied by (y) the Fair Market Value of a share of Stock at the time of the exercise; and

As soon as practicable after receipt of the TRS Purchased Shares by the TRS, the TRS shall transfer such shares to the Participant at no additional cost, as additional compensation.

5.6 Transfer of Payment to the Partnership. As soon as practicable after receipt by the Company of the amounts described in Sections 5.1(c), 5.4(b), and 5.5(b), the Company shall contribute to the Partnership an amount of cash equal to such payments and the Partnership shall issue an additional interest in the Partnership on the terms set forth in the Partnership Agreement.

5.7 Allocation of Payment upon Option Exercise. Notwithstanding the foregoing, to the extent that a Participant provides services to more than one of the Company, the Partnership, the TRS or any Subsidiary, the Company may, in its discretion, allocate the payment or issuance of shares with respect to any Options exercised by such Participant (and the services performed by the Participant ) among such entities for purposes of the provisions of Sections 5.3, 5.4, 5.5 and 5.6 in order to ensure that the relationship between the Company and the TRS, the Partnership or such Subsidiary remains at arms-length.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part in the event of terminations resulting from specified causes, and (b) provide in other cases for the lapse in whole or in part of restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company, the TRS or the Partnership, as applicable, may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement, provided, that the term of any Stock Appreciation Right granted under the Plan shall not exceed ten years.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock

Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2 Payment and Limitations on Exercise.

(a) Subject to Section 7.2(b) below, payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

(b) To the extent any payment under Section 7.1(b) hereof is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award (other than an Option or SAR), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents may be granted as a separate Award or in connection with another Award under the Plan; provided, however, that Dividend Equivalents may not be granted in connection with an Option or SAR granted under the Plan. In addition, any dividends and/or Dividend Equivalents as to the unvested portion of a Restricted Stock Award that is subject to performance-based vesting requirements or the unvested portion of a Restricted Stock Unit award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the Award to which they relate.

8.4 Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company, the TRS or the Partnership, as applicable, shall, subject to Section 10.5(b) hereof, transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Profits Interest Units. Any Participant selected by the Committee may be granted an award of Profits Interest Units in such amount and subject to such terms and conditions as may be determined by the Committee; provided, however, that Profits Interest Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Committee, provided that the Profits Interest Units would constitute “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service with respect thereto. At the time of grant, the Committee shall specify the date or dates on which the Profits Interest Units shall vest and become nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Partnership for the Profits Interest Units.

8.8 Other Incentive Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of Stock or shareholder value or shareholder return, in each case on a specified date or dates or over any period or periods determined by the Committee. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee. Amounts payable under Other Incentive Awards may be in cash, Stock, units of the Partnership, or a combination of any of the foregoing, as determined by the Committee.

8.9 Performance Bonus Awards. Any Participant selected by the Committee may be granted a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee may be a Performance-Based Award and be based upon objectively determinable bonus formulas established in accordance with Article 9 hereof.

8.10 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or an Other Incentive Award shall be set by the Committee in its discretion.

8.11 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or an Other Incentive Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.12 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units, Profits Interest Units, and an Other Incentive Award shall only vest or be exercisable or payable while the Participant is an Employee, Consultant, a member of the Board, or a TRS Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units, Profits Interest Units or an Other Incentive Award may vest or be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise; provided, however, that, to the extent required to preserve tax deductibility under Section 162(m) of the Code, any such provision with respect to Performance Shares or Performance Stock Units that are intended to constitute Qualified Performance-Based Compensation shall be subject to the applicable requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.13 Form of Payment. Payments with respect to any Awards granted under this Article 8, other than Profits Interest Units, shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.14 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 hereof as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8 hereof; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 hereof which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Company Subsidiary, the Partnership or a Partnership Subsidiary, or the TRS or a TRS Subsidiary, on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved, to the extent required in order to preserve tax deductibility under Code Section 162(m). In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 Additional Limitations.

(a) Notwithstanding any other provision of the Plan, to the extent required in order to preserve tax deductibility under Code Section 162(m), any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

(b) As required pursuant to Section 162(m) of the Code or any regulations or rulings issued thereunder, the Committee’s authority to grant new Awards that are intended to constitute Qualified Performance-Based Compensation (other than Options and SARs and that are granted pursuant to Articles 6 and 8) shall terminate upon the first meeting of the Company’s stockholders that occurs in the fifth year following the year in which the Company’s stockholders first approve the Plan, subject to any subsequent extension that may be approved by stockholders.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, the TRS, the Partnership or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company, the TRS, the Partnership or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish; provided, however, that no such transfer of an Incentive Stock Option shall be permitted to the extent that such transfer would cause the Incentive Stock Option to fail to qualify as an “incentive stock option” under Section 422 of the Code. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company, the TRS, the Partnership or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. Notwithstanding the foregoing, in no event shall any Award be transferable by a Participant to a third party for consideration.

10.4 Beneficiaries. Notwithstanding Section 10.3 hereof, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company, the TRS, nor the Partnership shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

11.1	Adjustments.

(a) Other than in the event of an Equity Restructuring, in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) Other than in the event of an Equity Restructuring, in the event of any transaction or event described in Section 11.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, the Partnership, any affiliate of the Company or the Partnership, or the financial statements of the Company, the Partnership or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof).

11.2 Acceleration Upon a Change in Control. Notwithstanding Section 11.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable, and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company, the TRS, the Partnership or any Subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12.

ADMINISTRATION

12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in the Plan shall be deemed to refer to the Board. The Board, at its discretion (including to the extent it deems it advisable to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or any other applicable rule or regulation), shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Stock are traded). The governance of such Committee shall be subject to the charter of the Committee as approved by the Board. Any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in the charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5 hereof. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

12.2 Support for the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the TRS, the Partnership or any Subsidiary, the independent certified public accountants of the Company, the TRS, or the Partnership, or any executive compensation consultant or other professional retained by the Company, the TRS, or the Partnership to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan including, without limitation, the no repricing provision in Section 14.1, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock or Profits Interest Units to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j) In the case of Awards to TRS Employees, TRS Consultants, Partnership Employees or Partnership Consultants, determine the mechanics for the transfer of rights under such Awards; and

(k) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act or Independent Directors, or (b) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of a majority of votes cast at a meeting duly held in accordance with the applicable provisions of the Company’s bylaws, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

13.2 Expiration Date. Unless earlier terminated by the Board, the Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date, subject to any extension approved by the Company’s stockholders. After the termination of the Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted pursuant to the Plan, but previously granted Awards (and the authority of the Committee with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with the terms and conditions of the Plan and the terms and conditions of the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, and Termination. Subject to Section 15.17 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent the Company deems it necessary or desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11 hereof), (ii) permits the Committee to grant Options or SARs with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or SAR beyond ten years from the date of grant. Notwithstanding any provision in the Plan to the contrary and except for an adjustment pursuant to Article 11 or a repricing approved by the stockholders of the Company, in no case may the Committee (I) amend an outstanding Option or SAR to reduce the per share exercise or base price of the Award, (II) cancel, exchange or surrender an outstanding Option or SAR in exchange for an Option or SAR with an exercise or base price that is less than the exercise or base price of the original Award, or (III) cancel, exchange or surrender an outstanding Option or SAR in exchange for cash or other Awards for the purpose of repricing the Award.

14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.17 hereof, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations set forth in Section 14.1.

ARTICLE 15.

GENERAL PROVISIONS

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and none of the Company, the TRS, the Partnership, any Subsidiary or the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding. The Company, the TRS, the Partnership or any Subsidiary, as applicable, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, the TRS, the Partnership or any Subsidiary, as applicable, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement require or allow a Participant to elect to have the Company, the TRS, the Partnership or any Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a fair market value on the date of withholding equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company, the TRS, the Partnership or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company, the TRS, the Partnership or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company, the TRS, the Partnership or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company, the TRS, and/or the Partnership from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company, the TRS and the Partnership an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company, the TRS, and/or the Partnership may have to indemnify them or hold them harmless.

15.7 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company, the TRS, the Partnership or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company, the TRS, the Partnership and their Subsidiaries.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule if and to the extent necessary in order that the Participant not have actual short-swing profits liability under Section 16(b) of the Exchange Act, and, to the extent permitted by applicable law, the Plan and such Awards shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations. The obligation of the Company, the TRS and the Partnership to make payment of awards in Stock, Profits Interest Units or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock or Profits Interest Units paid pursuant to the Plan. If the shares or Profits Interest Units paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company, the TRS and the Partnership may restrict the transfer of such shares or Profits Interest Units in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Section 83(b) Election Prohibited. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Company or the Partnership, which the Company or the Partnership may grant or withhold in its sole discretion.

15.14 Grant of Awards to Certain Employees or Consultants. The Company, the TRS, the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which shares of Stock or other securities and/or payment therefor may be exchanged or contributed between the Company and such other party, or may be returned to the Company upon any forfeiture of Stock or other securities by the Participant, for the purpose of ensuring that the relationship between the Company and the TRS, the Partnership or such Subsidiary remains at arms-length.

15.15 Restrictions on Awards. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not be exercisable or payable:

(a) To the extent that the grant, exercise or payment of such Award could cause the Participant to be in violation of the Ownership Limit (as defined in the Company’s Articles of Incorporation, as amended from time to time) or Subparagraph E(2) of Article IV (or any successor provision thereto) of the Company’s Articles of Incorporation, as amended from time to time; or

(b) If, in the discretion of the Committee, the grant or exercise of such Award could impair the Company’s status as a REIT.

15.16 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland.

15.17 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

KILROY REALTY CORPORATION 12200 WEST OLYMPIC BOULEVARD SUTE 200 LOS ANGELES, CA 90064 ATTN: JOSEPH MAGRI VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 01 John B. Kilroy, Jr. 02 Edward F. Brennan,Ph.D. 03 William P. Dickey 04 Scott S. Ingraham 05 Dale F. Kinsella The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Approval, on an advisory basis, of the compensation of the named executive officers. 3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2013. 4. Amendment and restatement of the Kilroy Realty 2006 Incentive Award Plan, as amended. NOTE: At their discretion, the proxies are authorized to consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please indicate if you plan to attend this meeting Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2012 Annual Report on Form 10-K is/are available at www.proxyvote.com . KILROY REALTY CORPORATION Annual Meeting of Stockholders May 23, 2013 9:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of Kilroy Realty Corporation (the “Company”) acknowledges receipt of a copy of the proxy statement for the Company’s 2013 Annual Meeting of Stockholders and, revoking any proxy heretofore given, hereby appoints John B. Kilroy, Jr. and Tyler H. Rose, and each of them, with full power of substitution, to act as proxies for the undersigned and to vote all the shares of Common Stock of the Company held of record by the undersigned on March 15, 2013, at the Annual Meeting of Stockholders to be held on May 23, 2013, or any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with discretionary authority as to any and all other business that may properly come before the meeting and with all powers possessed by the undersigned as if personally present at the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXCERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT AND IN ACCORDANCE WITH THE BOARD’S OTHER RECOMMENDATIONS. Continued and to be signed on reverse side